                                    ATTACHMENT 2











SECOND COMPOSITE

RESTATED

NEW ENGLAND

POWER POOL AGREEMENT







(As amended through the Fifty-First Agreement
Amending New England Power Pool Agreement)

      TABLE OF CONTENTS
PART ONE

INTRODUCTION12

SECTION 1
     DEFINITIONS12
     1.1Adjusted Load13
     1.2Adjusted Monthly Peak13
     1.3Adjusted Net Interchange13
     1.3AAdministrative Procedures14
     1.4AGC Capability14
     1.5AGC Entitlement14
     1.6Agreement15
     1.7Annual Transmission Revenue Requirements15
     1.8Automatic Generation Control or AGC15
     1.8ABalloting Agent16
     1.9Bid Price16
     1.10Commission16
     1.11Control Area17
     1.12Curtailment18
     1.13Direct Assignment Facilities18
     1.14Dispatch Price18
     1.15EHV PTF19
     1.16Electrical Load19
     1.17Eligible Customer20
     1.17AEnd User Participant21
     1.18Energy21
     1.19Energy Entitlement21
     1.20Entitlement22
     1.21Entity22
     1.22Excepted Transaction23
     1.23[Deleted.]23
     1.24Facilities Study23
     1.25Firm Contract24
     1.26First Effective Date24
     1.27Good Utility Practice24
     1.28HQ Contracts25
     1.29HQ Energy Banking Agreement25
     1.30HQ Interconnection25
     1.31HQ Interconnection Agreement26
     1.32HQ Interconnection Capability Credit26
     1.33HQ Interconnection Transfer Capability27
1.34HQ Net Interconnection Capability Credit28
     1.35HQ Phase I Energy Contract28
     1.36HQ Phase I Percentage28
     1.37HQ Phase I Transfer Credit28
     1.38HQ Phase II Firm Energy Contract29
     1.39HQ Phase II Gross Transfer Responsibility29
     1.40HQ Phase II Net Transfer Responsibility29
     1.41HQ Phase II Percentage30
     1.42HQ Phase II Transfer Credit30
     1.43HQ Use Agreement30
     1.44Installed Capability30
     1.45Installed Capability Entitlement31
     1.46Installed Capability Responsibility31
     1.47Installed System Capability31
     1.48Interchange Transactions32
     1.49Internal Point-to-Point Service32
     1.50Interruption32
     1.51ISO32
     1.52Kilowatt33
     1.52ALiaison Committee33
     1.53Load33
     1.54Local Network35
     1.55Local Network Service35
     1.56Lower Voltage PTF35
     1.57Market Products35
     1.57AMarket Rules36
     1.58[Deleted.]36
     1.58AMarkets Committee36
     1.59Monthly Peak36
     1.60NEPOOL36
     1.61NEPOOL Control Area37
     1.62NEPOOL Installed Capability38
     1.63NEPOOL Installed Capability Responsibility38
     1.64NEPOOL Objective Capability38
     1.64ANEPOOL Market38
     1.64BNEPOOL System Rules39
     1.64CNERC39
     1.65New Unit39
     1.66Non-Participant39
     1.66ANPCC39
     1.66BOASIS39
     1.67Operable Capability40
     1.68[Deleted].40
     1.69[Deleted]. 40
     1.70[Deleted]. 40
     1.71Operating Reserve40
     1.72Operating Reserve Entitlement40
     1.73Other HQ Energy41
     1.74Participant41
     1.74AParticipants Committee42
     1.75Pool-Planned Facility42
     1.76Pool-Planned Unit42
     1.77Power Year42
     1.78Prior NEPOOL Agreement43
     1.79Proxy Unit43
     1.80PTF43
     1.80APublicly Owned Entity43
     1.81[Deleted.]44
     1.82Regional Network Service44
     1.83[Deleted.]44
     1.84[Deleted.]44
     1.85Related Person44
     1.85AReliability Committee45
     1.85BReliability Standards45
     1.85CReview Board45
     1.86Scheduled Dispatch Period46
     1.87Second Effective Date46
     1.87ASector46
     1.88Service Agreement46
     1.89Summer Capability46
     1.90Summer Period47
     1.91System Contract47
     1.92System Impact Study47

     1.93System Operator48
     1.94Target Availability Rate48
     1.95Tariff48
     1.95ATariff Committee48
     1.95BTechnical Committees49
     1.96Third Effective Date49
     1.97Through or Out Service49
     1.98Transition Period49
     1.99Transmission Customer50
     1.99ATransmission Owner50
     1.99BTransmission Owners Committee51
     1.100Transmission Provider51
     1.101Unit Contract51
     1.102[Deleted.]52
     1.103Winter Capability52
     1.104Winter Period52
     1.10510-Minute Spinning Reserve52
     1.10610-Minute Non-Spinning Reserve53
     1.10730-Minute Operating Reserve54
     1.108[Deleted.]55
     1.109Modification of Certain Definitions When a Participant
          Purchases a Portion of Its Requirements from Another
          Participant Pursuant to Firm Contract55

SECTION 2
     PURPOSE; EFFECTIVE DATES58
     2.1Purpose58
     2.2Effective Dates; Transitional Provisions59

SECTION 3
     MEMBERSHIP60
     3.1Membership60
     3.2Operations Outside the Control Area61
     3.3Lack of Place of Business in New England62
     3.4Obligation for Deferred Expenses63
     3.5Financial Security63

SECTION 4
     STATUS OF PARTICIPANTS64
     4.1Treatment of Certain Entities as Single Participant64
     4.2Participants to Retain Separate Identities65

SECTION 5
     NEPOOL OBJECTIVES AND COOPERATION BY PARTICIPANTS65
     5.1NEPOOL Objectives65
     5.2Cooperation by Participants67

PART TWO     GOVERNANCE68

SECTION 6
     COMMITTEE ORGANIZATION AND VOTING68
     6.1Principal Committees68
     6.2Sector Representation69
     6.3Appointment of Members and Alternates77
     6.4Term of Members78
     6.5Regular and Special Meetings78
     6.6Notice of Meetings79
     6.7Attendance79
     6.8Quorum80

     6.9Voting Definitions80
     6.10Voting On Proposed Actions84
     6.11Voting On Amendments84
     6.12Designated Representatives and Proxies88
     6.13Limits on Representatives89
     6.14Adoption of Bylaws89
     6.15Joint Meetings of Technical Committees90

SECTION 7
     PARTICIPANTS COMMITTEE91
     7.1Officers91
     7.2Adoption of Budgets91
     7.3Establishing Reliability Standards91
     7.4Appointment and Compensation of NEPOOL Personnel92
     7.5Duties and Authority92
     7.6Attendance of Participants at Committee Meeting99
     7.7Appeal of Actions to Review Board99

SECTION 8
     RELIABILITY COMMITTEE101
     8.1Officers101
     8.2Notice to Members and Alternates of Participants Committee102 8.3Voting; Appeal of Actions102
     8.4Responsibilities103
     8.5Establishment of Subcommittees and Task Forces108
     8.6Further Powers and Duties109

SECTION 9
     TARIFF COMMITTEE109
     9.1Officers109
     9.2Notice to Members and Alternates of Participants Committee110 9.3Voting; Appeal of Actions110
     9.4Responsibilities111
     9.5Establishment of Subcommittees and Task Forces112
     9.6Further Powers and Duties113

SECTION 10
     MARKETS COMMITTEE113
     10.1Officers113
     10.2Notice to Members and Alternates of Participants Committee114 10.3Voting; Appeal of Actions114
     10.4Responsibilities115
     10.5Establishment of Subcommittees and Task Forces118
     10.6Further Powers and Duties118
     10.7Development of Rules Relating to Non-Participant
          Supply and Demand-side Resources118

SECTION 11
     FURTHER RESTRUCTURING119

SECTION 11A
     REVIEW BOARD120
     11A.1Organization120
     11A.2Composition121
     11A.3Qualifications122
     11A.4Term123
     11A.5Meetings123
     11A.6Bylaws123
     11A.7Procedure on Appeal of Participant Committee Action or
          Failure to Take Action124
     11A.8Effect of a Review Board Decision127

      SECTION 11B
     TRANSMISSION OWNERS COMMITTEE129
     11B.1Organization129
     11B.2Membership130
     11B.3Appointment of Members and Alternates130
     11B.4Term of Members130
     11B.5Regular and Special Meetings131
     11B.6Notice of Meetings131
     11B.7Attendance131
     11B.8Votes132
     11B.9Appointment of Task Forces or Working Groups133
     11B.10 Officers133
     11B.11 Adoption of Bylaws133
     11B.12 Review of Committee Actions134

SECTION 11C
     LIAISON COMMITTEE135
     11C.1Organization; Duties135
     11C.2Membership135
     11C.3Regular and Special Meetings136
     11C.4Notice of Meetings136
     11C.5Attendance136
     11C.6Officers137

PART THREE
     MARKET PROVISIONS138

SECTION 12
INSTALLED CAPABILITY
     OBLIGATIONS AND PAYMENTS138
     12.1Obligations to Provide Installed Capability.138
     12.2Computation of Installed Capability Responsibilities138
     12.3[Deleted].159
     12.4Bids to Furnish Installed Capability159
     12.5Consequences of Deficiencies in Installed Capability
Responsibility160
     12.6[Deleted]. 162
     12.7Payments to Participants Furnishing Installed Capability162

SECTION 13
OPERATION, GENERATION, OTHER RESOURCES, AND INTERRUPTIBLE CONTRACTS164
     13.1Maintenance and Operation in Accordance with
          Good Utility Practice164
     13.2Central Dispatch164
     13.3Maintenance and Repair165
     13.4Objectives of Day-to-Day System Operation165
     13.5Satellite Membership166

SECTION 14
     INTERCHANGE TRANSACTIONS167
     14.1Obligation for Energy, Operating Reserve and Automatic Generation Control167
     14.2Obligation to Bid or Schedule, and Right to Receive Energy, Operating Reserve and Automatic Generation Control170
     14.3Amount of Energy, Operating Reserve and Automatic Generation Control Received or Furnished176
     14.4Payments by Participants Receiving Energy Service, Operating Reserve and Automatic Generation Control179
     14.5Payments to Participants Furnishing Energy Service, Operating Reserve, and Automatic Generation Control181
     14.6Energy Transactions with Non-Participants184
     14.7Participant Purchases Pursuant to Firm Contracts and System
Contracts187

     14.8Determination of Energy Clearing Price188 14.9Determination of Operating Reserve Clearing Price189 14.10Determination of AGC Clearing Price192
     14.11Funds to or from which Payments are to be Made193 14.12Development of Rules Relating to Nuclear and
          Hydroelectric Generating Facilities, Limited-Fuel Generating Facilities, and Interruptible Loads201
     14.13Dispatch and Billing Rules During Energy Shortages202 14.14Congestion Uplift.203
     14.15Additional Uplift Charges.  207

PART FOUR
     TRANSMISSION PROVISIONS208

SECTION 15
     OPERATION OF TRANSMISSION FACILITIES208
     15.1Definition of PTF208
     15.2Maintenance and Operation in Accordance with
          Good Utility Practice213
     15.3Central Dispatch213
     15.4Maintenance and Repair214
     15.5Additions to or Upgrades of PTF214

SECTION 16
     SERVICE UNDER TARIFF217
     16.1Effect of Tariff217
     16.2Obligation to Provide Regional Service217
     16.3Obligation to Provide Local Network Service218
     16.4Transmission Service Availability221
     16.5Transmission Information222
     16.6Distribution of Transmission Revenues222

SECTION 17
     POOL-PLANNED UNIT SERVICE226
     17.1Effective Period226
     17.2Obligation to Provide Service226
     17.3Rules for Determination of Facilities Covered by Particular Transactions227
     17.4Payments for Uses of EHV PTF During the Transition Period229 17.5Payments for Uses of Lower Voltage PTF233
     17.6Use of Other Transmission Facilities by Participants234
     17.7Limits on Individual Transmission Charges235

SECTION 17A
     TRANSMISSION OWNERS RESERVED RIGHTS235
     17A.1236
     17A.2236
     17A.3237
     17A.4237
     17A.5238
     17A.6238
     17A.7238
     17A.8239

PART FIVE
     GENERAL241

SECTION 18
     GENERATION AND TRANSMISSION FACILITIES241
     18.1Designation of Pool-Planned Facilities241
     18.2Construction of Facilities241

     18.3Protective Devices for Transmission Facilities and Automatic Generation Control Equipment242
     18.4Review of Participant's Proposed Plans243
     18.5Participant to Avoid Adverse Effect244

SECTION 19
     EXPENSES245
     19.1Annual Fee.245
     19.2NEPOOL Expenses247
     19.3Restructuring Costs249

SECTION 20
     INDEPENDENT SYSTEM OPERATOR255

SECTION 21
     MISCELLANEOUS PROVISIONS263
     21.1Alternative Dispute Resolution263
     21.2Payment of Pool Charges; Termination of Status as
          Participant276
     21.3Assignment280
     21.4Force Majeure281
     21.5Waiver of Defaults282
     21.6Other Contracts282
     21.7Liability and Insurance283
     21.8Records and Information284
     21.9Consistency with NPCC and NERC Standards285
     21.10Construction285
     21.11Amendment285
     21.12Termination286
     21.13Notices to Participants, Committees, Committee Members,
          or the System Operator287
     21.14Severability and Renegotiation291
     21.15No Third-Party Beneficiaries292
     21.16Counterparts292

      COMPOSITE RESTATED NEW ENGLAND POWER POOL AGREEMENT


THIS AGREEMENT dated as of the first day of September, 1971, as amended, was entered into by the signatories thereto for the establishment by them of a bulk power pool to be known as NEPOOL and is restated by an amendment dated as of May 7, 1999.

In consideration of the mutual agreements and undertakings herein, the signatories hereby agree as follows:

PART ONE
INTRODUCTION

SECTION 1
DEFINITIONS

Whenever used in this Agreement, in either the singular or plural number, the following terms shall have the following respective meanings (an asterisk (*) indicates that the definition may be modified in certain cases pursuant to
Section 1.109):

1.1Adjusted Load * (not less than zero) of a Participant during any particular hour is the Participant's Load during such hour less any Kilowatts received (or Kilowatts which would have been received except for the application of Section 14.7(b)) by such Participant pursuant to a Firm Contract.

1.2Adjusted Monthly Peak of a Participant for a month is its Monthly Peak, provided that if there has been a transfer between Participants, in whole or part, of the responsibilities under this Agreement during such month pursuant to a Firm Contract, the Adjusted Monthly Peak of each such Participant shall reflect the effect of such transaction, but the Adjusted Monthly Peak of a Participant shall not be changed from the Monthly Peak to reflect the effect of any other transaction.

1.3Adjusted Net Interchange of a Participant for an hour is (a) the Kilowatts produced by or delivered to the Participant from its Energy Entitlements or pursuant to arrangements entered into under Section 14.6, as adjusted in accordance with uniform market operation rules approved by the Markets Committee to take account of associated electrical losses, as appropriate, minus (b) the sum of (i) the Electrical Load of the Participant for the hour, and (ii) the kilowatthours delivered by such Participant to other Participants pursuant to Firm Contracts or System Contracts, in accordance with the treatment agreed to pursuant to Section 14.7(a), together with any associated electrical losses.

1.3AAdministrative Procedures are procedures adopted by the System Operator in order to fulfill its responsibilities to apply and implement NEPOOL System Rules.

1.4 AGC Capability of an electric generating unit or combination of units is the maximum dependable ability of the unit or units to increase or decrease the level of output within a time frame specified by market operation rules approved by the Markets Committee, in response to a remote direction from the System Operator in order to maintain currently proper power flows into and out of the NEPOOL Control Area and to control frequency.

1.5AGC Entitlement is (a) the right to all or a portion of the AGC Capability of a generating unit or combination of units to which an Entity is entitled as an owner (either sole or in common) or as a purchaser, reduced by (b) any portion thereof which such Entity is selling pursuant to a Unit Contract, and (c) further reduced or increased, as appropriate, to recognize rights to receive or obligations to supply AGC pursuant to Firm Contracts or System Contracts in accordance with Section 14.7(a). An AGC Entitlement in a generating unit or units may, but need not, be combined with any other Entitlements relating to such generating unit or units and may be transferred separately from the related Installed Capability Entitlement, Energy Entitlement, or Operating Reserve Entitlements.

1.6Agreement is this restated contract and attachments, including the Tariff, as amended and restated from time to time.

1.7Annual Transmission Revenue Requirements of a Participant's PTF or of all Participants' PTF for purposes of this Agreement are the amounts determined in accordance with Attachment F to the Tariff.

1.8Automatic Generation Control or AGC is a measure of the ability of a generating unit or portion thereof to respond automatically within a specified time to a remote direction from the System Operator to increase or decrease the level of output in order to control frequency and to maintain currently proper power flows into and out of the NEPOOL Control Area.

1.8ABalloting Agent is the Secretary of the Participants Committee.

1.9Bid Price is the amount which a Participant offers to accept, in a notice furnished to the System Operator by it or on its behalf in accordance with the market operation rules approved by the Markets Committee, as compensation for
(i) furnishing Installed Capability to other Participants pursuant to this Agreement, or (ii) preparing the start up or starting up or increasing the level of operation of, and thereafter operating, a generating unit or units to provide Energy to other Participants pursuant to this Agreement, or (iii) having a unit or units available to provide Operating Reserve to other Participants pursuant to this Agreement, or (iv) having a unit or units available to provide AGC to other Participants pursuant to this Agreement, or
(v) providing to other Participants Installed Capability, Energy, Operating Reserve and/or AGC pursuant to a Firm Contract or System Contract in accordance with Section 14.7.

1.10Commission is the Federal Energy Regulatory Commission.

1.11Control Area is an electric power system or combination of electric power systems to which a common automatic generation control scheme is applied in order to:

     (l)match, at all times, the power output of the generators within the electric power system(s) and capacity and energy purchased from entities outside the electric power system(s), with the load within the electric power system(s);

     (2)maintain scheduled interchange with other Control Areas, within the limits of Good Utility Practice;

     (3)maintain the frequency of the electric power system(s) within reasonable limits in accordance with Good Utility Practice and the criteria of the applicable regional reliability council or the NERC; and

     (4)provide sufficient generating capacity to maintain operating reserves in accordance with Good Utility Practice.

1.12Curtailment is a reduction in firm or non-firm transmission service in response to a transmission capacity shortage as a result of system reliability conditions.

1.13Direct Assignment Facilities are facilities or portions of facilities that are Non-PTF and are constructed for the sole use/benefit of a particular Transmission Customer requesting service under the Tariff or Generator Owner requesting an interconnection. Direct Assignment Facilities shall be specified in a separate agreement with the Transmission Provider whose transmission system is to be modified to include and/or interconnect with said Facilities, shall be subject to applicable Commission requirements and shall be paid for by the Transmission Customer or a Generator Owner in accordance with the separate agreement and not under the Tariff.

1.14Dispatch Price of a generating unit or combination of units, or a Firm Contract or System Contract permitted to be bid to supply Energy in accordance with Section 14.7(b), is the price to provide Energy from the unit or units or Contract, as determined pursuant to market operation rules approved by the Markets Committee to incorporate the Bid Price for such Energy and any loss adjustments, if and as appropriate under such market operation rules.

1.15EHV PTF are PTF transmission lines which are operated at 230 kV or above and related PTF facilities, including transformers which link other EHV PTF facilities, but do not include transformers which step down from 230 kV or a higher voltage to a voltage below 230 kV.

1.16Electrical Load (in Kilowatts) of a Participant during any particular hour is the total during such hour (eliminating any distortion arising out of (i) Interchange Transactions, or (ii) transactions across the system of such Participant, or (iii) deliveries between Entities constituting a single Participant, or (iv) other electrical losses, if and as appropriate), of

(a)kilowatthours provided by such Participant to its retail customers for consumption, plus

(b)kilowatthours of use by such Participant, plus

     (c)kilowatthours of electrical losses and unaccounted for use by the Participant on its system, plus

     (d)kilowatthours used by such Participant for pumping Energy for its Entitlements in pumped storage hydroelectric generating facilities, plus

     (e)kilowatthours delivered by such Participant to Non-Participants.

The Electrical Load of a Participant may be calculated in any reasonable manner which substantially complies with this definition.

1.17Eligible Customer is the following: (i) Any Participant that is engaged, or proposes to engage, in the wholesale or retail electric power business is an Eligible Customer under the Tariff. (ii) Any electric utility (including any power marketer), Federal power marketing agency, or any other entity generating electric energy for sale or for resale is an Eligible Customer under the Tariff. Electric energy sold or produced by such entity may be electric energy produced in the United States, Canada or Mexico. However, with respect to transmission service that the Commission is prohibited from ordering by Section 212(h) of the

Federal Power Act, such entity is eligible only if the service is provided pursuant to a state requirement that the Transmission Provider with which that entity is directly interconnected offer the unbundled transmission service, or pursuant to a voluntary offer of such service by the Transmission Provider with which that entity is directly interconnected. (iii) Any end user taking or eligible to take unbundled transmission service pursuant to a state requirement that the Transmission Provider with which that end user is directly interconnected offer the transmission service, or pursuant to a voluntary offer of such service by the Transmission Provider with which that end user is directly interconnected, is an Eligible Customer under the Tariff.

1.17AEnd User Participant is a Participant which is a consumer of electricity in the NEPOOL Control Area that generates or purchases electricity primarily for its own consumption or a non-profit group representing such consumers.

1.18Energy is power produced in the form of electricity, measured in kilowatthours or megawatthours.

1.19Energy Entitlement is (i) a right to receive Energy under a System Contract or a Firm Contract in accordance with Section 14.7(a), or (ii) a right to receive all or a portion of the electric output of a generating unit or units to which an Entity is entitled as an owner (either sole or in common) or as a purchaser pursuant to a Unit Contract, reduced by (iii) any portion thereof which such Entity is selling pursuant to a Unit Contract. An Energy Entitlement in a generating unit or units may, but need not, be combined with any other Entitlements relating to such generating unit or units and may be transferred separately from the related Installed Capability Entitlement, Operating Reserve Entitlements, or AGC Entitlement.

1.20Entitlement is an Installed Capability Entitlement, Energy Entitlement, Operating Reserve Entitlement, or AGC Entitlement. When used in the plural form, it may be any or all such Entitlements or combinations thereof, as the context requires.

1.21Entity is any person or organization whether the United States of America or Canada or a state or province or a political subdivision thereof or a duly established agency of any of them, a private corporation, a partnership, an individual, an electric cooperative or any other person or organization recognized in law as capable of owning property and contracting with respect thereto that is either:

(a)engaged in the electric power business (the generation and/or transmission and/or distribution of electricity for consumption by the public or the purchase, as a principal or broker, of Installed Capability, Energy, Operating Reserve, and/or AGC for resale); or

(b)a consumer of electricity in the NEPOOL Control Area that generates or purchases electricity primarily for its own consumption or a non-profit group representing such consumers.

1.22Excepted Transaction is a transaction specified in Section 25 of the Tariff for the applicable period specified in that Section, or in Sections 25A and 25B of the Tariff.

1.23[Deleted.]

1.24Facilities Study is an engineering study conducted pursuant to this Agreement or the Tariff by the System Operator and/or one or more affected Participants to determine the required modifications to the NEPOOL Transmission System, including the cost and scheduled completion date for such modifications, that will be required to provide a requested transmission service or interconnection.

1.25Firm Contract is any contract, other than a Unit Contract, for the purchase of Installed Capability, Energy, Operating Reserves, and/or AGC, pursuant to which the purchaser's right to receive such Installed Capability, Energy, Operating Reserves, and/or AGC is subject only to the supplier's inability to make deliveries thereunder as the result of events beyond the supplier's reasonable control.

1.26First Effective Date is March 1, 1997.

1.27Good Utility Practice shall mean any of the practices, methods, and acts engaged in or approved by a significant portion of the electric utility industry during the relevant time period, or any of the practices, methods, and acts which, in the exercise of reasonable judgement in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition. Good Utility Practice is not limited to a single, optimum practice, method or act to the exclusion of others, but rather is intended to include acceptable practices, methods, or acts generally accepted in the region.

1.28HQ Contracts are the HQ Interconnection Agreement, the HQ Phase I Energy Contract, and the HQ Phase II Firm Energy Contract.

1.29HQ Energy Banking Agreement is the Energy Banking Agreement entered into on March 21, 1983 by Hydro-Quebec, the Participants, New England Electric Transmission Corporation and Vermont Electric Transmission Company, Inc., as it may be amended from time to time.

1.30HQ Interconnection is the United States segment of the transmission interconnection which connects the systems of Hydro-Quebec and the Participants. "Phase I" is the United States portion of the 450 kV HVDC transmission line from a terminal at the Des Cantons Substation on the Hydro-Quebec system near Sherbrooke, Quebec to a terminal having an approximate rating of 690 MW at a substation at the Comerford Generating Station on the Connecticut River. "Phase II" is the United States portion of the facilities required to increase to approximately 2000 MW the transfer capacity of the HQ Interconnection, including an extension of the HVDC transmission line from the terminus of Phase I at the Comerford Station through New Hampshire to a terminal at the Sandy Pond Substation in Massachusetts. The HQ Interconnection does not include any PTF facilities installed or modified to effect reinforcements of the New England AC transmission system required in connection with the HVDC transmission line and terminals.

1.31HQ Interconnection Agreement is the Interconnection Agreement entered into on March 21, 1983 by Hydro-Quebec and the Participants, as it may be amended from time to time.

1.32HQ Interconnection Capability Credit of a Participant for a month during the Base Term (as defined in Section 1.38) of the HQ Phase II Firm Energy Contract is the sum in Kilowatts of (1)(a) the Participant's percentage share, if any, of the HQ Phase I Transfer Capability times (b) the HQ Phase I Transfer Credit, plus (2)(a) the Participant's percentage share, if any, of the HQ Phase II Transfer Capability, times (b) the HQ Phase II Transfer Credit. The Participants Committee shall establish appropriate HQ Interconnection Capability Credits to apply for a Participant which has such a percentage share (i) during an extension of the HQ Phase II Firm Energy Contract, and (ii) following the expiration of the HQ Phase II Firm Energy Contract.

1.33HQ Interconnection Transfer Capability is the transfer capacity of the HQ Interconnection under normal operating conditions, as determined in accordance with Good Utility Practice. The "HQ Phase I Transfer Capability" is the transfer capacity under normal operating conditions, as determined in accordance with Good Utility Practice, of the Phase I terminal facilities as determined initially as of the time immediately prior to Phase II of the Interconnection first being placed in service, and as adjusted thereafter only to take into account changes in the transfer capacity which are independent of any effect of Phase II on the operation of Phase I. The "HQ Phase II Transfer Capability" is the difference between the HQ Interconnection Transfer Capability and the HQ Phase I Transfer Capability. Determinations of, and any adjustment in, transfer capacity shall be made by the Markets Committee in accordance with a schedule consistent with that followed by it in its determination of the Winter Capability and Summer Capability of generating units.

1.34HQ Net Interconnection Capability Credit of a Participant at a particular time is its HQ Interconnection Capability Credit at the time in Kilowatts, minus a number of Kilowatts equal to (1) the percentage of its share of the HQ Interconnection Transfer Capability committed or used by it for an "Entitlement Transaction" at the time under the HQ Use Agreement, times (2) its HQ Interconnection Capability Credit for the current month.

1.35HQ Phase I Energy Contract is the Energy Contract entered into on March 21, 1983 by Hydro-Quebec and the Participants, as it may be amended from time to time.

1.36HQ Phase I Percentage is the percentage of the total HQ Interconnection Transfer Capability represented by the HQ Phase I Transfer Capability.

1.37HQ Phase I Transfer Credit is 60/69 of the HQ Phase I Transfer Capability, or such other fraction of the HQ Phase I Transfer Capability as the Participants Committee may establish.

1.38HQ Phase II Firm Energy Contract is the Firm Energy Contract dated as of October 14, 1985 between Hydro-Quebec and certain of the Participants, as it may be amended from time to time. The "Base Term" of the HQ Phase II Firm Energy Contract is the period commencing on the date deliveries were first made under the Contract and ending on August 31, 2000.

1.39HQ Phase II Gross Transfer Responsibility of a Participant for any month during the Base Term of the HQ Phase II Firm Energy Contract (as defined in
Section 1.38) is the number in Kilowatts of (a) the Participant's percentage share, if any, of the HQ Phase II Transfer Capability for the month times (b) the HQ Phase II Transfer Credit. Following the Base Term of the HQ Phase II Firm Energy Contract, and again following the expiration of the HQ Phase II Firm Energy Contract, the Participants Committee shall establish an appropriate HQ Phase II Gross Transfer Responsibility that shall remain in effect concurrently with the HQ Interconnection Capability Credit.

1.40HQ Phase II Net Transfer Responsibility of a Participant for any month is its HQ Phase II Gross Transfer Responsibility for the month minus a number of Kilowatts equal to (1) the highest percentage of its share of the HQ Interconnection Transfer Capability committed or used by it on any day of the month for an "Entitlement Transaction" under the HQ Use Agreement, times (2) its HQ Phase II Gross Transfer Responsibility for the month.

1.41HQ Phase II Percentage is the percentage of the total HQ Interconnection Transfer Capability represented by the HQ Phase II Transfer Capability.

1.42HQ Phase II Transfer Credit is 90/131 of the HQ Phase II Transfer Capability, or such other fraction of the HQ Phase II Transfer Capability as the Participants Committee may establish.

1.43HQ Use Agreement is the Agreement with Respect to Use of Quebec Interconnection dated as of December 1, 1981 among certain of the Participants, as amended and restated as of September 1, 1985 and as it may be further amended from time to time.

1.44Installed Capability of an electric generating unit or combination of units during the Winter Period is the Winter Capability of such unit or units and during the Summer Period is the Summer Capability of such unit or units.

1.45Installed Capability Entitlement is (a) the right to all or a portion of the Installed Capability of a generating unit or units to which an Entity is entitled as an owner (either sole or in common) or as a purchaser pursuant to a Unit Contract, (b) reduced by any portion thereof which such Entity is selling pursuant to a Unit Contract, and (c) further reduced or increased, as appropriate, to recognize rights to receive or obligations to supply Installed Capability pursuant to Firm Contracts or System Contracts in accordance with
Section 14.7(a). An Installed Capability Entitlement relating to a unit or units may, but need not, be combined with any other Entitlements relating to such generating unit or units and may be transferred separately from the related Energy Entitlement, Operating Reserve Entitlements, or AGC Entitlement.

1.46Installed Capability Responsibility * of a Participant for any month is the number of Kilowatts determined in accordance with Section 12.2.

1.47Installed System Capability of a Participant at a particular time is (1) the sum of such Participant's Installed Capability Entitlements plus (2) its HQ Net Interconnection Capability Credit at the time.

1.48Interchange Transactions are transactions deemed to be effected under
Section 12 of the Prior NEPOOL Agreement prior to the Second Effective Date, and transactions deemed to be effected under Section 14 of this Agreement on and after the Second Effective Date.

1.49Internal Point-to-Point Service is the transmission service by that name provided pursuant to Section 19 of the Tariff.

1.50Interruption is a reduction in non-firm transmission service due to economic reasons pursuant to Section 28.7 of the Tariff, other than a reduction which results from a failure to dispatch a generating resource, including a contract, used in a transaction requiring In Service or Through or Out Service which is out of merit order.

1.51ISO is the Independent System Operator which is responsible for the continued operation of the NEPOOL Control Area from the NEPOOL control center and the administration of the Tariff, subject to regulation by the Commission.

1.52Kilowatt is a kilowatthour per hour.

1.52ALiaison Committee is the committee whose responsibilities are specified in Section 11C.

1.53Load * (in Kilowatts) of a Participant during any particular hour is the total during such hour (eliminating any distortion arising out of (i) Interchange Transactions, or (ii) transactions across the system of such Participant, or (iii) deliveries between Entities constituting a single Participant, or (iv) other electrical losses, if and as appropriate) of

(a)kilowatthours provided by such Participant to its retail customers for consumption (excluding any kilowatthours which may be classified as interruptible under market operation rules approved by the Markets Committee), plus

(b)kilowatthours delivered by such Participant pursuant to Firm Contracts to its wholesale customers for resale, plus

(c)kilowatthours of use by such Participant, exclusive of use by such Participant for the operation and maintenance of its generating unit or units, plus

     (d)kilowatthours of electrical losses and unaccounted for use by the Participant on its system.

The Load of a Participant may be calculated in any reasonable manner which substantially complies with this definition.

For the purposes of calculating a Participant's Annual Peak, Adjusted Monthly Peak, Adjusted Annual Peak and Monthly Peak, the Load of a Participant shall be adjusted to eliminate any distortions resulting from voltage reductions. In addition, upon the request of any Participant, the Markets Committee shall make, or supervise the making of, appropriate adjustments in the computation of Load for the purposes of calculating any Participant's Annual Peak, Adjusted Monthly Peak, Adjusted Annual Peak and Monthly Peak to eliminate any distortions resulting from emergency load curtailments which would significantly affect the Load of any Participant.

1.54Local Network is the transmission facilities constituting a local network identified on Attachment E to the Tariff, and any other local network or change in the designation of a Local Network as a Local Network which the Participants Committee may designate or approve from time to time. The Participants Committee may not unreasonably withhold approval of a request by a Participant that it effect such a change or designation.

1.55Local Network Service is the service provided, under a separate tariff or contract, by a Participant that is a Transmission Provider to another Participant, or other entity connected to the Transmission Provider's Local Network to permit the other Participant or entity to efficiently and economically utilize its resources to serve its load.

1.56Lower Voltage PTF are all PTF facilities other than EHV PTF.

1.57Market Products are Installed Capability, Operable Capability, Energy, each category of Operating Reserve and AGC.

1.57AMarket Rules are the system rules and operating procedures adopted pursuant to the System Operator Agreement in connection with the administration of the NEPOOL Market.

1.58[Deleted.]

1.58AMarkets Committee is the committee whose responsibilities are specified in Section 10 and which may have additional responsibilities under a proper delegation of authority by the Participants Committee. To the extent practicable, references in the Agreement to the Markets Committee shall include the prior Regional Market Operations Committee as the predecessor of the Markets Committee.

1.59Monthly Peak of a Participant for a month is the maximum Adjusted Load of the Participant during any hour in the month.

1.60NEPOOL is the New England Power Pool, the power pool created under and governed by this Agreement, and the Entities collectively participating in the New England Power Pool as Participants.

1.61NEPOOL Control Area is the integrated electric power system to which a common Automatic Generation Control scheme and various operating procedures are applied by or under the supervision of the System Operator in order to:

     (i)match, at all times, the power output of the generators within the electric power system and capacity and Energy purchased from entities outside the electric power system, with the load within the electric power system;

     (ii)maintain scheduled interchange with other interconnected systems, within the limits of Good Utility Practice;

     (iii)maintain the frequency of the electric power system within reasonable limits in accordance with Good Utility Practice and the criteria of the NPCC and NERC; and

     (iv)provide sufficient generating capacity to maintain operating reserves in accordance with Good Utility Practice.

1.62NEPOOL Installed Capability at any particular time is the sum of the Installed System Capabilities of all Participants at such time.

1.63NEPOOL Installed Capability Responsibility for any month is the sum of the Installed Capability Responsibilities of all Participants during that month.

1.64NEPOOL Objective Capability for any year or period during a year is the minimum NEPOOL Installed Capability, treating the reliability benefits of the HQ Interconnection as Installed Capability, as established by the Participants Committee, required to be provided by the Participants in aggregate for the period to meet the reliability standards established by the Participants Committee pursuant to Section 7.5(e).

1.64ANEPOOL Market is the market for electric energy, capacity and certain ancillary services within the NEPOOL Control Area.

1.64BNEPOOL System Rules are the Market Rules, the NEPOOL Information Policy and any other system rules for the operation of the System and administration of the NEPOOL Market, the NEPOOL Agreement and the NEPOOL Tariff.

1.64CNERC is the North American Electric Reliability Council.

1.65New Unit is an electric generating unit (including a unit or units owned by a Non-Participant in which a Participant has an Entitlement under a Unit Contract) first placed into commercial operation after May 1, 1987 (or, in the case of a unit or units owned by a Non-Participant, in which a Participant's Unit Contract Entitlement became effective after May 1, 1987) and not listed on Exhibit B to the Prior NEPOOL Agreement.

1.66Non-Participant is any entity which is not a Participant.

1.66ANPCC is the Northeast Power Coordinating Council.

1.66BOASIS is the Open Access Same-Time Information System of the System
Operator.

1.67Operable Capability of an electric generating unit or units in any hour is the portion of the Installed Capability of the unit or units which is operating or available to respond within an appropriate period (as identified in market operation rules approved by the Markets Committee) to the System Operator's call to meet the Energy and/or Operating Reserve and/or AGC requirements of the NEPOOL Control Area during a Scheduled Dispatch Period or is available to respond within an appropriate period to a schedule submitted by a Participant for the hour in accordance with market operation rules approved by the Markets Committee.

1.68[Deleted].

1.69[Deleted].

1.70[Deleted].

1.71Operating Reserve is any or a combination of 10-Minute Spinning Reserve, 10-Minute Non-Spinning Reserve, and 30-Minute Operating Reserve, as the context requires.

1.72Operating Reserve Entitlement is (a) the right to all or a portion of the Operating Reserve of any category which can be provided by a generating unit or units to which an Entity is entitled as an owner (either sole or in common) or as a purchaser pursuant to a Unit Contract, (b) reduced by any portion thereof which such Entity is selling pursuant to a Unit Contract, and (c) further reduced or increased, as appropriate, to recognize rights to receive or obligations to supply Operating Reserve of that category pursuant to Firm Contracts or System Contracts in accordance with Section 14.7(a). An Operating Reserve Entitlement in any category relating to a generating unit or units may, but need not, be combined with any other Entitlements relating to such generating unit or units and may be transferred separately from the other categories of Operating Reserve Entitlements related to such unit or units and from the related Installed Capability Entitlement, Energy Entitlement, or AGC Entitlement.

1.73Other HQ Energy is Energy purchased under the HQ Phase I Energy Contract which is classified as "Other Energy" under that contract.

1.74Participant is an eligible Entity (or group of Entities which has elected to be treated as a single Participant pursuant to Section 4.1) which is a signatory to this Agreement and has become a Participant in accordance with
Section 3.1 until such time as such Entity's status as a Participant terminates pursuant to Section 21.2.

1.74AParticipants Committee is the committee whose responsibilities are specified in Section 7. To the extent applicable, references in the Agreement to the Participants Committee shall include the prior Management Committee or Executive Committee as the predecessor of the Participants Committee.

1.75Pool-Planned Facility is a generation or transmission facility designated as "pool-planned" pursuant to Section 18.1.

1.76Pool-Planned Unit is one of the following units: New Haven Harbor Unit 1 (Coke Works), Mystic Unit 7, Canal Unit 2, Potter Unit 2, Wyman Unit 4, Stony Brook Units 1, 1A, 1B, 1C, 2A and 2B, Millstone Unit 3, Seabrook Unit 1 and Waters River Unit 2 (to the extent of 7 megawatts of its Summer Capability and 12 megawatts of its Winter Capability).

1.77Power Year is (i) the period of twelve (12) months commencing on November 1, in each year to and including 1997; (ii) the period of seven (7) months commencing on November 1, 1998; and (iii) the period of twelve (12) months commencing on June 1, 1999 and each June 1 thereafter.

1.78Prior NEPOOL Agreement is the NEPOOL Agreement as in effect on December 1, 1996.

1.79Proxy Unit is a hypothetical electric generating unit which possesses a Winter Capability, equivalent forced outage rate, annual maintenance outage requirement, and seasonal derating determined in accordance with Section 12.2(a)(2).

1.80PTF are the pool transmission facilities defined in Section 15.1, and any other new transmission facilities which the Reliability Committee determines, in accordance with criteria approved by the Participants Committee and subject to review by the System Operator, should be included in PTF.

1.80APublicly Owned Entity is an Entity which is either a municipality or an agency thereof, or a body politic and public corporation created under the authority of one of the New England states, authorized to own, lease and operate electric generation, transmission or distribution facilities, or an electric cooperative, or an organization of any such entities.

1.81[Deleted.]

1.82Regional Network Service is the transmission service by that name provided pursuant to Section 14 of the Tariff.

1.83[Deleted.]

1.84[Deleted.]

1.85Related Person of a Participant is either (i) a corporation, partnership, business trust or other business organization 10% or more of the stock or equity interest in which is owned directly or indirectly by, or is under common control with, the Participant, or (ii) a corporation, partnership, business trust or other business organization which owns directly or indirectly 10% or more of the stock or other equity interest in the Participant, or (iii) a corporation, partnership, business trust or other business organization 10% or more of the stock or other equity interest in which is owned directly or indirectly by a corporation, partnership, business trust or other business organization which also owns 10% or more of the stock or other equity interest in the Participant.

1.85AReliability Committee is the committee whose responsibilities are specified in Section 8 and which may have additional responsibilities under a proper delegation of authority by the Participants Committee. To the extent practicable, references in the Agreement to the Reliability Committee shall include the prior Market Reliability Planning Committee or the prior Regional Transmission Planning Committee as the predecessor of the Reliability Committee.

1.85BReliability Standards are those rules, standards, procedures and protocols approved by the Participants Committee pursuant to Section 7.3, or its predecessors, that set forth specifics concerning how the System Operator shall exercise its authority over matters pertaining to the reliability of the bulk power system.

1.85CReview Board is the board whose responsibilities are specified in Section 11A.

1.86Scheduled Dispatch Period is the shortest period for which the System Operator performs and publishes a projected dispatch schedule based on projected Electrical Loads and actual Bid Prices and Participant- directed schedules for resources submitted in accordance with Section 14.2(d).

1.87Second Effective Date is May 1, 1999.

1.87ASector has the meaning specified in Section 6.2.

1.88Service Agreement is the initial agreement and any amendments or supplements thereto entered into by the Transmission Customer and the System Operator for service under the Tariff.

1.89Summer Capability of an electric generating unit or combination of units is the maximum dependable load carrying ability in Kilowatts of such unit or units (exclusive of capacity required for station use) during the Summer Period, as determined by the Markets Committee in accordance with Section 10.4(d).

1.90Summer Period in each Power Year is the four-month period from June through September.

1.91System Contract is any contract for the purchase of Installed Capability, Energy, Operating Reserves and/or AGC, other than a Unit Contract or Firm Contract, pursuant to which the purchaser is entitled to a specifically determined or determinable amount of such Installed Capability, Energy, Operating Reserves and/or AGC.

1.92System Impact Study is an assessment pursuant to Part V, VI or VII of the Tariff of (i) the adequacy of the NEPOOL Transmission System to accommodate a request for the interconnection of a new or materially changed generating unit or a new or materially changed interconnection to another Control Area or new Regional Network Service, Internal Point-to-Point Service or Through or Out Service, and (ii) whether any additional costs may be required to be incurred in order to provide the interconnection or transmission service.

1.93System Operator is the central dispatching agency provided for in this Agreement which has responsibility for the operation of the NEPOOL Control Area from the NEPOOL control center and the administration of the Tariff. The System Operator is ISO New England Inc., unless replaced by a substitute independent system operator, a regional transmission organization or an entity that forms a part of a regional transmission organization that has, in each case, been approved by the Commission.

1.94Target Availability Rate is the assumed availability of a type of generating unit utilized by the Participants Committee in its determination pursuant to Section 7.5(e) of NEPOOL Objective Capability.

1.95Tariff is the NEPOOL Open Access Transmission Tariff set out in Attachment B to the Agreement, as modified and amended from time to time.

1.95ATariff Committee is the committee whose responsibilities are specified in
Section 9 and which may have additional responsibilities under a proper delegation of authority by the Participants Committee. To the extent practicable, references in the Agreement to the Tariff Committee shall include the prior Regional Transmission Operations Committee as the predecessor of the Tariff Committee.

1.95BTechnical Committees are the Reliability Committee, the Tariff Committee and the Markets Committee.

1.96Third Effective Date is the date on which all Interchange Transactions shall begin to be effected on the basis of separate Bid Prices for each type of Entitlement. The Third Effective Date shall be fixed at the discretion of the Participants Committee to occur within six months to one year after the Second Effective Date, or at such later date as the Commission may fix on its own or pursuant to a request by the Participants Committee.

1.97Through or Out Service is the transmission service by that name provided pursuant to Section 18 of the Tariff.

1.98Transition Period is the six-year period commencing on March 1, 1997.

1.99Transmission Customer is any Eligible Customer that (i) is a Participant which is not required to sign a Service Agreement with respect to a service to be furnished to it in accordance with Section 48 of the Tariff or (ii) executes, on its own behalf or through its Designated Agent, a Service Agreement, or (iii) requests in writing, on its own behalf or through its Designated Agent, that NEPOOL file with the Commission a proposed unexecuted Service Agreement in order that the Eligible Customer may receive transmission service under the Tariff.

1.99ATransmission Owner is a Transmission Provider which makes its PTF available under the Tariff and owns a Local Network listed in Attachment E to the Tariff which is not a Publicly Owned Entity, including any affiliate of a Transmission Provider that owns transmission facilities that are made available as part of the Transmission Provider's Local Network; provided that if a Transmission Provider is not listed in Attachment E to the Tariff on May 10, 1999, the Transmission Provider must also (1) own, or lease with rights equivalent to ownership, PTF

      with an original capital investment in its PTF as of the end of the most recent year for which figures are available from annual reports submitted to the Commission in Form 1 or any similar form containing comparable annualized data of at least $30,000,000, and (2) provide transmission service to non-affiliated customers pursuant to an open access transmission tariff on file with the Commission.

1.99BTransmission Owners Committee is the committee whose responsibilities are specified in Section 11B.

1.100Transmission Provider is the Participants, collectively, which own PTF and are in the business of providing transmission service or provide service under a local open access transmission tariff, or in the case of a state or municipal or cooperatively-owned Participant, would be required to do so if requested pursuant to the reciprocity requirements specified in the Tariff, or an individual such Participant, whichever is appropriate.

1.101Unit Contract is a purchase contract pursuant to which the purchaser is in effect currently entitled either (i) to a specifically determined or determinable portion of the Installed Capability of a specific electric generating unit or units, or (ii) to a specifically determined or determinable amount of Energy, Operating Reserves and/or AGC if, or to the extent that, a specific electric generating unit or units is or can be operated.

1.102[Deleted.]

1.103Winter Capability of an electric generating unit or combination of units is the maximum dependable load carrying ability in Kilowatts of such unit or units (exclusive of capacity required for station use) during the Winter Period, as determined by the Markets Committee in accordance with Section 10.4(d).

1.104Winter Period in each Power Year is (i) the seven-month period from November through May and the month of October for the Power Year commencing on November 1 in 1997 or a prior Power Year; (ii) the seven- month period from November through May for the Power Year commencing on November 1, 1998; and
(iii) the eight-month period from October through May for the Power Year commencing on June 1, 1999 and each June 1 thereafter.

1.10510-Minute Spinning Reserve in an hour are the following resources that are designated by the System Operator in accordance with market operation rules, as approved by the Markets Committee, to be available to provide contingency protection for the system: (1) the Kilowatts of Operable Capability of an electric generating unit or units that are synchronized to the system, unloaded during all or part of the hour, and capable of providing contingency protection by loading to supply Energy immediately on demand, increasing the Energy output over no more than ten minutes to the full amount of generating capacity so designated, and sustaining such Energy output for so long as the System Operator determines in accordance with market operation rules approved by the Markets Committee is necessary; and (2) any portion of the Electrical Load of a Participant that the System Operator is able to verify as capable of providing contingency protection by immediately on demand reducing Energy requirements within ten minutes and maintaining such reduced Energy requirements for so long as the System Operator determines in accordance with market operation rules approved by the Markets Committee is necessary.

1.10610-Minute Non-Spinning Reserve in an hour are the following resources that are designated by the System Operator in accordance with market operation rules, as approved by the Markets Committee, to be available to provide contingency protection for the system: (1) the Kilowatts of Operable Capability of an electric generating unit or units that are not synchronized to the system, during all or part of the hour, and any portion of a Participant's Electrical Load that the System Operator is able to verify as capable of providing contingency protection by loading to supply Energy within ten minutes to the full amount of generating capacity so designated, and sustaining such Energy output reducing Energy requirements within ten minutes and maintaining such reduced Energy requirements for so long as the System Operator determines in accordance with market operation rules approved by the Markets Committee is necessary; (2) any portion of a Participant's Electrical Load that the System Operator is able to verify as capable of providing contingency protection by reducing Energy requirements within ten minutes and maintaining such reduced Energy requirements for so long as the System Operator determines in accordance with market operations rules approved by the Markets Committee is necessary; and (3) any other resources and requirements that were able to be designated for the hour as 10-Minute Spinning Reserve but were not designated by the System Operator for such purpose in the hour.

1.10730-Minute Operating Reserve in an hour are the following resources that are designated by the System Operator in accordance with market operation rules, as approved by the Markets Committee, to be available to provide contingency protection for the system: (1) the Kilowatts of Operable Capability of an electric generating unit or units that are any portion of the Electrical Load of a Participant that the System Operator is able to verify as capable of providing contingency protection by reducing Energy requirements within thirty minutes and maintaining such reduced Energy requirements for so long as the System Operator determines in accordance with market operation rules approved by the Markets Committee is necessary; (2) any portion of the Electrical Load of a Participant that the System Operator is able to verify as capable of providing contingency protection by reducing Energy requirements within thirty minutes and maintaining such reduced Energy requirements for so long as the System Operator determines in accordance with market operation rules approved by the Markets Committee is necessary; and (3) any other resources and requirements that were able to be designated for the hour as 10-Minute Spinning Reserve or 10-Minute Non-Spinning Reserve but were not designated by the System Operator for such purposes in the hour.

1.108[Deleted.]

1.109Modification of Certain Definitions When a Participant Purchases a Portion of Its Requirements from Another Participant Pursuant to Firm Contract

Definitions marked by an asterisk (*) are modified as follows when a Participant purchases a portion of its requirements of electricity from another Participant pursuant to a Firm Contract:

(a)If the Firm Contract limits deliveries to a specifically stated number of Kilowatts and requires payment of a demand charge thereon (thus placing the responsibility for meeting additional demands on the purchasing
Participant):

(1)in computing the Adjusted Load of the purchasing Participant, the Kilowatts received pursuant to such Firm Contract shall be deemed to be the number of Kilowatts specified in the Firm Contract; and

(2)in computing the Load of the supplying Participant, the Kilowatts delivered pursuant to such Firm Contract shall be deemed to be the number of Kilowatts specified in the Firm Contract.

(b)If the Firm Contract does not limit deliveries to a specifically stated number of Kilowatts, but entitles the Participant to receive such amounts of electricity as it may require to supply its electric needs (thus placing the responsibility for meeting additional demands on the supplying Participant):

(1)the Installed Capability Responsibility of the purchasing Participant shall be equal to the amount of its Installed Capability Entitlements;

(2)in computing the Adjusted Load of the purchasing Participant, the Kilowatts received pursuant to such Firm Contract shall be deemed to be a quantity Rl; and

(3)in computing the Load of the supplying Participant, the Kilowatts delivered pursuant to such Firm Contract shall be deemed to be a quantity Rl.

The quantity Rl equals (i) the Load of the purchasing Participant less (ii) the amount of the purchasing Participant's Installed Capability Entitlements multiplied by a fraction X/Y wherein:

Xis the maximum Load of the purchasing Participant in the month, and

Yis the NEPOOL Installed Capability Responsibility multiplied by the purchasing Participant's fraction P determined pursuant to Section 12.2(a)(1), computed as if the Firm Contract did not exist.

Terms used in this Agreement that are not defined above, or in the sections in which such terms are used, shall have the meanings customarily attributed to such terms in the electric power industry in New England.

SECTION 2
PURPOSE; EFFECTIVE DATES

2.1Purpose. This Restated NEPOOL Agreement is intended to provide for a restructuring of the New England Power Pool by modifying the pool's governance and market provisions to take account of a changed competitive environment, by modifying the transmission responsibilities of the Participants so that the pool will perform the functions of a regional transmission group and provide service to Participants and Non- Participants under a regional open access transmission tariff, and by providing for the activation of the ISO and the execution of a contract between the ISO and NEPOOL to define the ISO's responsibilities.

2.2Effective Dates; Transitional Provisions. The provisions of Parts One, Two, Four and Five of this Agreement and the Tariff became effective on the First Effective Date and replaced on the First Effective Date the provisions of Sections 1-8, inclusive, 10, 11, 13, 14.2, 14.3, 14.4 and 16 of the Prior NEPOOL Agreement. The provisions of Sections 12.1(a), 12.2, 12.4 (as to Installed Capability only), 12.5 and 12.7(a) of this Agreement became effective on April 1, 1998 and replaced on such date the provisions of Section 9 of the Prior NEPOOL Agreement.

The effectiveness of the remaining Sections of this Restated NEPOOL Agreement shall be delayed pending the preparation of implementing criteria, rules and standards and computer programs. These Sections became effective on the Second Effective Date and replaced on the Second Effective Date the remaining provisions of the Prior NEPOOL Agreement, which continued in effect until the Second Effective Date.

As provided in Section 14, certain portions of Section 14 which became effective on the Second Effective Date will be superseded on the Third Effective Date by other portions of Section 14.

SECTION 3
MEMBERSHIP

3.1Membership. Those Entities which are Participants in NEPOOL on the First Effective Date shall continue to be Participants.

Any other Entity may, upon compliance with such reasonable conditions as the Participants Committee may prescribe, become a Participant by depositing a counterpart of this Agreement as theretofore amended, duly executed by it, with the Secretary of the Participants Committee, accompanied by a certified copy of a vote of its board of directors, or such other body or bodies as may be appropriate, duly authorizing its execution and performance of this Agreement, and a check in payment of the application fee described below.

Any such Entity which satisfies the requirements of this Section 3.1 shall become a Participant, and this Agreement shall become fully binding and effective in accordance with its terms as to such Entity, as of the first day of the second calendar month following its satisfaction of such requirements; provided that an earlier or later effective time may be fixed by the Participants Committee with the concurrence of such Entity or by the Commission.

The application fee to be paid by each Entity seeking to become a Participant shall be in addition to the annual fee provided by Section 19.1 and shall be $500 for an applicant which qualifies for membership only as an End User Participant, and $5,000 for all other applicants, or such other amount as may be fixed by the Participants Committee.

3.2Operations Outside the Control Area. Subject to the reciprocity requirements of the Tariff, if a Participant serves a Load, or has rights in supply or demand-side resources or owns transmission and/or distribution facilities, located outside of the NEPOOL Control Area, such Load and resources shall not be included for purposes of determining the Participant's rights, responsibilities and obligations under this Agreement, except that the Participant's Entitlements in facilities or its rights in demand side-resources outside the NEPOOL Control Area shall be included in such determinations if, to the extent, and while such Entitlements are used for retail or wholesale sales within the NEPOOL Control Area or such Entitlements or rights are designated by a Participant for purposes of meeting its obligations under Section 12 of this Agreement.
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3.3Lack of Place of Business in New England.  If and for so long as a
Participant does not have a place of business located in one of the New England states, the Participant shall be deemed to irrevocably (1) submit to the jurisdiction of any Connecticut state court or United States Federal court sitting in Connecticut (the state whose laws govern this Agreement) over any action or proceeding arising out of or relating to this Agreement that is not subject to the exclusive jurisdiction of the Commission, (2) agree that all claims with respect to such action or proceeding may be heard and determined in such Connecticut state court or Federal court, (3) waive any objection to venue or any action or proceeding in Connecticut on the basis of forum non conveniens, and (4) agree that service of process may be made on the Participant outside Connecticut by certified mail, postage prepaid, mailed to the Participant at the address of its member on the Participants Committee as set out in the NEPOOL roster or at the address of its principal place of business.

3.4Obligation for Deferred Expenses. NEPOOL may provide for the deferral on the books of the Participants from time to time of capital or other expenditures, and the recovery of the deferred expenses in subsequent periods. Any Entity which becomes a Participant during the recovery period for any such deferred expenses shall be obligated, together with the continuing Participants, for its share of the current and deferred expenses pursuant to Section 19.2.

3.5Financial Security. For an Entity applying to become a Participant or any continuing Participant that the Participants Committee reasonably determines may fail to meet its financial obligations under the Agreement, the Participants Committee may require reasonable credit review procedures which shall be made in accordance with standard commercial practices. In addition, the Participants Committee may prescribe for such Entity or Participant a requirement that the Entity or Participant provide and maintain in effect an irrevocable letter of credit as security to meet its responsibilities and obligations under the Agreement, or an alternative form of security proposed by the Entity or Participant and acceptable to the Participants Committee and consistent with commercial practices established by the Uniform Commercial Code that protects the Participants against the risk of non- payment.

SECTION 4
STATUS OF PARTICIPANTS

4.1Treatment of Certain Entities as Single Participant. All Entities which are controlled by a single person (such as a corporation or a business trust) which owns at least seventy-five percent of the voting shares of, or equity interest in, each of them shall be collectively treated as a single Participant for purposes of this Agreement, if they each elect such treatment. They are encouraged to do so. Such an election shall be made in writing and shall continue in effect until revoked in writing.

In view of the long-standing arrangements in Vermont, Vermont Electric Power Company, Inc. and any other Vermont electric utilities which elect in writing to be grouped with it shall be collectively treated as a single Participant for purposes of this Agreement; provided, however, that any Vermont electric utility which is a Publicly Owned Entity may elect to join the Publicly Owned Entity Sector and be treated as a member of that Sector for purposes of governance, annual fees and NEPOOL expense allocation, without losing the benefits of single Participant status for any other purpose under this Agreement.

4.2Participants to Retain Separate Identities. The signatories to this Agreement shall not become partners by reason of this Agreement or their activities hereunder, but as to each other and to third persons, they shall be and remain independent contractors in all matters relating to this Agreement. This Agreement shall not be construed to create any liability on the part of any signatory to anyone not a party to this Agreement. Each signatory shall retain its separate identity and, to the extent not limited hereby, its individual freedom in rendering service to its customers.

SECTION 5
NEPOOL OBJECTIVES AND COOPERATION BY PARTICIPANTS

5.1NEPOOL Objectives. The objectives of NEPOOL are, through joint planning, central dispatching, cooperation in environmental matters and coordinated construction, central dispatch by the System Operator of the operation and coordinated maintenance of electric supply and demand-side resources and transmission facilities, the provision of an open access regional transmission tariff and the provision of a means for effective coordination with other power pools and utilities situated in the United States and Canada,

(a)to assure that the bulk power supply of the NEPOOL Control Area conforms to proper standards of reliability;

(b)to create and maintain open, non-discriminatory, competitive, unbundled markets for Energy, capacity, and ancillary services that function efficiently in a changing electric power industry and have access to regional transmission at rates that do not vary with distance;

(c)to attain maximum practicable economy, consistent with proper standards of reliability and the maintenance of competitive markets, in such bulk power supply; and

     (d)to provide access to competitive markets within the NEPOOL Control Area and to neighboring regions;

and to provide for equitable sharing of the resulting responsibilities, benefits and costs.

5.2Cooperation by Participants. In order to attain the objectives of NEPOOL set forth in Section 5.1, each Participant shall observe the provisions of this Agreement in good faith, shall cooperate with all other Participants and shall not either alone or in conjunction with one or more other Entities take advantage of the provisions of this Agreement so as to harm another Participant or to prejudice the position of any Participant in the electric power business.

PART TWO

GOVERNANCE


SECTION 6

COMMITTEE ORGANIZATION AND VOTING


6.1Principal Committees. There shall be four principal NEPOOL Committees (the "Principal Committees"), as follows:

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(a)the Participants Committee which shall have the responsibilities specified in Section 7;

(b)the Reliability Committee which shall have the responsibilities specified in Section 8;

(c)the Tariff Committee which shall have the responsibilities specified in
Section 9; and

(d)the Markets Committee which shall have the responsibilities specified in
Section 10.

In addition, there shall be a Transmission Owners Committee and a Liaison Committee, which shall have the responsibilities specified in Sections 11B and 11C, respectively, and such other committees as may be established from time to time by the Participants Committee.

6.2Sector Representation. The members of each Principal Committee shall each belong to a single sector for voting purposes ("Sector"). Each Participant shall be obligated to designate in a notice to the Secretary of the Participants Committee a Sector that it or its Related Persons is eligible to join and that it elects to join for purposes of all of the Principal Committees. A Participant and its Related Persons shall together be entitled to join only one Sector and shall have no more than one vote on each Principal Committee.

The Sectors for each Principal Committee, the criteria for eligibility for membership in each Sector and the minimum requirement which a Participant must meet as a member of a Sector in order to appoint a voting member of the Sector and Committee are as follows:

(a)a Generation Sector, which a Participant shall be eligible to join if (i) it (A) owns or leases with rights equivalent to ownership facilities for the generation of electric energy that are located within the NEPOOL Control Area which are currently in operation, or (B) has proposed generation for operation within the NEPOOL Control Area either which has received approvals under Sections 18.4 and/or 18.5 within the past two years or for which completed environmental air or environmental siting applications have been filed or permits exist, and (ii) it is not a Publicly Owned Entity. Purchasing all or a portion of the output of a generation facility shall not be sufficient to qualify a Participant to join the Generation Sector.

A Participant which joins the Generation Sector shall be entitled but not required to designate an individual voting member of each Principal Committee, and an alternate to the member, if its operating or proposed generation facilities in the NEPOOL Control Area have or will have, when placed in operation, an aggregate Winter Capability of at least 15 MW.

A Participant which joins the Generation Sector but elects not to or is not eligible to designate an individual voting member, shall be represented by a group voting member and an alternate to that member for each Principal Committee (collectively, the "Generation Group Member"). The Generation Group Member shall be appointed by a majority of the Participants in the Generation Sector electing or required to be represented by that member. The Generation Group Member shall have the same percentage of the Sector vote as the individual voting members designated by other Participants in the Generation Sector which meet the 15 MW threshold and designate an individual voting member. The Generation Group Member shall be entitled to split his or her vote.

(b)a Transmission Sector, which a Participant shall be eligible to join if it is a Transmission Provider and is not a Publicly Owned Entity. Taking transmission service shall not be sufficient to qualify a Participant to join the Transmission Sector.

A Participant which joins the Transmission Sector shall be entitled to designate an individual voting member of each Principal Committee, and an alternate to the member, if it owns or leases with rights equivalent to ownership PTF with an original capital investment in its PTF as of the end of the most recent year for which figures are available from annual reports submitted to the Commission in Form 1 or any similar form containing comparable annualized data of at least $30,000,000. A Transmission Provider with facilities which were included as PTF prior to December 31, 1998 only pursuant to clause (3) of the definition of PTF pursuant to Section 15.1 shall be entitled to designate an individual voting member of each Principal Committee, and an alternate to the member, whether or not PTF which it owns or leases with rights equivalent to ownership which has an original capital investment of at least $30,000,000, so long as such Transmission Provider continues to own PTF.

A Participant which joins the Transmission Sector but which is not entitled to designate an individual voting member of each Principal Committee because (i) it, together with all of its Related Persons, does not meet the $30,000,000 threshold or (ii) it no longer owns PTF and it does not have a Related Person that is entitled to designate an individual voting member for each Principal Committee in another Sector, together with the other Participants in the Transmission Sector which for the same reasons are unable to designate an individual voting member, shall be represented by a group voting member of each Principal Committee (the "Transmission Group Member"), and an alternate to that member. The Transmission Group Member and alternate shall be appointed by a majority vote of all Participants in the Transmission Sector required to be represented by that Member. The Transmission Group Member shall have the same percentage of the Sector vote as the individual voting members designated by other Participants in the Transmission Sector which meet the $30,000,000 threshold unless and until the original capital investment in PTF of the Participants represented by the Transmission Group Member equals or exceeds twice the $30,000,000 threshold amount. If the aggregate original capital investment in PTF equals or exceeds twice the $30,000,000 threshold amount, the percentage of the Sector votes assigned to the Transmission Group Member shall equal the number of full multiples of the $30,000,000 threshold, provided that the Transmission Group Member shall in no event be entitled to more than twenty-five percent (25%) of the Sector vote. For example, if Participants represented by the Transmission Group Member have an aggregate original capital investment in PTF in the NEPOOL Control Area totaling $70,000,000, the Transmission Group Member will have the same percentage of such votes as two ($70,000,000/$30,000,000 Threshold = 2.33) individual voting members designated by individual Participants, provided that there are at least six other members in the Sector so the Transmission Group Member does not have more than twenty- five percent (25%) of the Transmission Sector vote. The Transmission Group Member shall be entitled to split his or her vote.

(c)a Supplier Sector, which a Participant shall be eligible to join if (i) it engages in, or is licensed or otherwise authorized by a state or federal agency with jurisdiction to engage in, power marketing, power brokering or load aggregation within the NEPOOL Control Area or it had been engaged on and before December 31, 1998 solely in the distribution of electricity in the NEPOOL Control Area, and (ii) it is not a Publicly Owned Entity. A Participant which joins the Supplier Sector shall be entitled to designate a voting member of each Principal Committee, and an alternate to the member.

(d)a Publicly Owned Entity Sector, which all Participants which are Publicly Owned Entities are eligible to join and shall join, and which End User Participants are eligible to join if there is not an activated End User Sector. A Participant which joins the Publicly Owned Entity Sector shall be entitled to designate a voting member of each Principal Committee, and an alternate to the member, except for End User Participants whose voting interests while they are in the Publicly Owned Entity Sector are defined in
Section 6.2(e) below.

(e)an End User Sector, which an End User Participant is eligible to join. Participants which join the End User Sector shall be entitled to designate a voting member of each Principal Committee and an alternate to the member. Until there are at least ten End User Participants, all End User Participants shall be members of the Publicly Owned Entity Sector. So long as there are less than three End User Participants, the End User Participants in the Publicly Owned Entity Sector shall be represented on each Principal Committee by a single voting member. At such time as there are at least three, but less than ten, End User Participants, End User Participants shall become a sub-sector of the Publicly Owned Entity Sector. Such sub-sector shall have twenty percent (20%) of the Publicly Owned Entity Sector's vote, and each End User Participant shall be entitled to designate a voting member of each Principal Committee, and an alternate to that member, and each voting member shall be allocated a per capita share of the sub-sector's vote. The End User Sector shall become fully operational automatically as soon, and shall remain operational so long as, there are at least ten End User Participants.

The System Operator shall have the right to designate, by written notice delivered to the Secretary of the appropriate Principal Committee, a non-voting member and an alternate to each Principal Committee. All Participants have the right to join and be a member of a Sector. If a Participant ceases to be eligible to be a member of the Sector which it previously joined and is not eligible to join another existing Sector other than the End User Sector, it shall have the right to remain and vote in the Sector in which the Participant is currently a member for up to one year. By the end of such year, the NEPOOL Participants Committee shall make a filing with the Commission pursuant to which the Participant can join another Sector that either exists or is created pursuant to the NEPOOL Participants Committee filing. Separate Sectors may be created, and the membership of existing Sectors may be modified, by amendment of the Agreement.

6.3Appointment of Members and Alternates. A Participant or group of Participants shall designate, by a written notice delivered to the Secretary of the appropriate Committee, the voting member appointed by it for the Committee and an alternate of the member. In the absence of the member, the alternate shall have all the powers of the member, including the power to vote. A Participant may change the Sector of which it is a member. Other than for Sector changes required by Section 6.4(c), a change in the Sector in which a Participant is a member shall become effective beginning on the first annual meeting of the Participants Committee following notice of such change.

6.4Term of Members. Each voting member of a Principal Committee shall hold office until either (a) such member is replaced by the Participant or group of Participants which appointed the member, or (b) the appointing Participant ceases to be a Participant, or (c) the appointing Participant (or its Related Person) is no longer eligible to be in the Sector to which it belongs, but is eligible to join a different Sector. Replacement of a member shall be effected by delivery by a Participant or group of Participants of written notice of such replacement to the Secretary of the appropriate Committee.

6.5Regular and Special Meetings. Each Principal Committee shall hold its annual meeting in December or January at such time and place as the Chair shall designate and shall hold other meetings in accordance with a schedule adopted by the Committee or at the call of the Chair. Five or more voting members of a Principal Committee may call subject to the notice provisions of
Section 6.6 a special meeting of the Committee in the event that the Chair fails to schedule such a meeting within three business days following the Chair's receipt from such members of a request specifying the subject matters to be acted upon at the meeting.

6.6Notice of Meetings. Written or electronic notice of each meeting of a Principal Committee shall be given to each Participant, whether or not such Participant is entitled to appoint an individual voting member of the Committee, not less than three business days prior to the date of the meeting in the case of the Technical Committees and five business days prior to the date of the meeting for the Participants Committee.

A notice of meeting shall specify the principal subject matters expected to be acted upon at the meeting. In addition, such notice shall include, or specify internet location of, all draft resolutions to be voted at the meeting (which draft resolutions may be subject to amendment of intent but not subject matter during the meeting), and all background materials deemed by the Chair or Secretary to be necessary to the Committee to have an informed opinion on such matters. Motions raised for which no draft resolutions or background materials have been provided may not be acted upon at a meeting and shall be deferred to a subsequent meeting which is properly noticed.

6.7Attendance. Regular and special meetings may be conducted in person, by telephone, or other electronic means by means of which all persons participating in the meeting can communicate in real time with each other. In order to vote during the course of a meeting, attendance is required in person or by telephone or other real time electronic means by a voting member or its alternate or a duly designated agent who has been given, in writing, the authority to vote for the member on all matters or on specific matters in accordance with Section 6.12.

6.8Quorum. All actions by a Principal Committee, other than a vote by the Participants Committee by written ballot to amend the NEPOOL Agreement or Tariff, shall be taken at a meeting at which the members in attendance pursuant to Section 6.7 constitute a Quorum. A Quorum requires the attendance by members which satisfy the Sector Quorum requirements (as defined in Section 6.9) for a majority of the activated Sectors. No action may be taken by a Principal Committee unless a Quorum is present; provided, however, that if a Quorum is not present, the voting members then present shall have the power to adjourn the meeting from time to time until a quorum shall be present.

6.9Voting Definitions.  For purposes of this Section 6.9 and Sections 6.10,
6.11 and 6.13, the following terms shall have the following respective meanings:

(a)Sector Voting Share: for each active Sector, is the quotient obtained by dividing one hundred percent (100%) by the number of active Sectors. For example, if there are five active Sectors, the Sector Voting Share of each of the Sectors is twenty percent (20%). The aggregate Sector Voting Shares shall equal one hundred percent 100%.

(b)Sector Quorum: for a Sector shall be the lesser of (i) fifty percent (50%) or more (rounded to the next higher whole number) of the voting members of the Sector, or (ii) five (5) or more voting members of the Sector for the Participants Committee or three (3) or more voting members of the Sector for the Technical Committees.

(c)Member Fixed Voting Share: for a Committee voting member, whether or not the member is in attendance, is the quotient obtained by dividing (i) the Sector Voting Share of the Sector to which the Participant or group of Participants which appointed the Committee voting member belongs by (ii) the total number of Committee voting members appointed by members of that Sector, adjusted, if necessary, to take into account (A) the manner in which the voting shares of End User Participants are to be determined while they are members of the Publicly Owned Entity Sector, and (B) any required change in the voting share of a Group Member, in each case as determined in accordance with Section 6.2.

(d)Member Adjusted Voting Share: for a Committee voting member which casts an affirmative or negative vote on a proposed action or amendment and which has been appointed by a Participant or group of Participants which are members of a Sector satisfying its Sector Quorum requirement for the proposed action or amendment, is the quotient obtained by dividing (i) the Sector Voting Share of that Sector by (ii) the number of voting members appointed by members of that Sector which cast affirmative or negative votes on the matter, adjusted, if necessary, for End User Participants and group voting members as provided in the definition of "Member Fixed Voting Share".

(e)NEPOOL Vote: with respect to a proposed action or amendment is the sum of
(i) the Member Adjusted Voting Shares of the voting members of the Committee which cast an affirmative vote on the proposed action or amendment and which have been appointed by a Participant or group of Participants which are members of a Sector satisfying its Sector Quorum requirements and (ii) the Member Fixed Voting Shares of the voting members of the Committee which cast an affirmative vote on the proposed action or amendment and which have been appointed by a Participant or group of Participants which are members of a Sector which fails to satisfy its Sector Quorum requirements.

(f)Minimum Response Requirement: with respect to a proposed amendment to this Agreement or Tariff means that the ballots received by the Balloting Agent from Participants relating to the proposed amendment before the end of the appropriate time specified in Section 6.11(c) must satisfy the following thresholds:

(i)the sum of the Member Fixed Voting Shares of the Participant voting members whose ballots are received must equal at least fifty percent (50%); and

          (ii)the Participants whose voting members timely return ballots for or against the amendment must include Participants that are represented by voting members having at least fifty percent (50%) of the Member Fixed Voting Shares in each of a majority of the activated Sectors.

6.10Voting On Proposed Actions. All matters to be acted upon by a Principal Committee shall be stated in the form of a motion by a voting member, which must be seconded. Only one motion and any one amendment to that motion may be pending at one time. Passage of a motion requires a NEPOOL Vote as determined pursuant to Section 6.9 equal to or greater than two thirds of the aggregate Sector Voting Shares. Voting members not in attendance or represented at a meeting as specified in Section 6.7 or abstaining shall not be counted as affirmative or negative votes.

6.11Voting On Amendments. Subject to Section 21.11 and Section 17A, amendments to the NEPOOL Agreement or Tariff shall be accomplished as follows:

(a)Amendments shall be drafted by a standing or ad hoc NEPOOL committee or a Participant and sent to the Participants Committee for its consideration.

(b)The Participants Committee shall take action pursuant to Section 6.10 to direct the Balloting Agent to circulate ballots for approval of the draft Amendment to each Participant for execution by its voting member or alternate on the Participants Committee or such Participant's duly authorized officer.

(c)In order to be counted, ballots must be executed and returned to the Balloting Agent for NEPOOL in accordance with the following schedule:

          (i)If the ballots are delivered to each Participant by regular mail, properly executed ballots must be returned to and received by the Balloting Agent within ten (10) business days after deposit of such ballots in the mail by the Balloting Agent, and

          (ii)If the ballots are delivered to each Participant by overnight delivery, facsimile, electronic mail or hand delivery, then properly executed ballots must be returned to and received by the Balloting Agent within five
(5) business days after (A) deposit of such ballots with an overnight delivery courier if delivered by overnight delivery, or (B) transmission of such ballots by the Balloting Agent if delivered by facsimile or electronic mail, or (C) receipt by the Participant if delivered by hand delivery.

          (iii)If the Minimum Response Requirement for an amendment has not been received by the Balloting Agent within the schedule identified in subsection (i) or (ii) above, the Balloting Agent shall send notice by overnight delivery, facsimile, electronic mail or hand delivery to all non-responding Participants and shall count any additional properly executed ballots which it receives within five (5) business days after such notice. The date by which properly executed ballots must be returned and received by the Balloting Agent shall be specified by the Balloting Agent in the notice accompanying such ballots.

(d)A Participant may appeal to the Review Board or submit for resolution pursuant to the alternative dispute resolution provisions of Section 21.1 a proposed amendment for which ballots have been circulated, provided that such appeal is taken or submission is presented before the end of the tenth (10th) business day after the Participants Committee has taken action to direct the Balloting Agent to circulate ballots for approval of the draft amendment, by giving to the Secretary of the Participants Committee a signed and written notice of appeal or submission. The appeal shall be moot, or submission shall be deemed withdrawn, if the amendment is not approved in balloting by the Participants Committee. If the amendment is approved, a valid appeal or submission shall stay the filing with the Commission of any amendment to the NEPOOL Agreement or Tariff until either (i) a decision on the appeal by the Review Board, or (ii) the earlier of resolution pursuant to Section 21.1 or termination pursuant to Section 21.1.B(2) of the suspension effects of the submission.

(e)In order for a proposed amendment to the NEPOOL Agreement or Tariff to be approved by the Participants Committee, the following criteria must be satisfied:

          (i)The Minimum Response Requirement must be satisfied with respect to the proposed amendment.

          (ii)The affirmative ballot votes with respect to the proposed amendment must equal or exceed two thirds of the aggregate Sector Voting Shares.
6.12Designated Representatives and Proxies. The vote of any member of a Principal Committee or the member's alternate, other than a ballot on an amendment, may be cast by another person pursuant to a written, standing designation or proxy. A designation or proxy shall be dated not more than one year previous to the meeting and shall be delivered by the member or alternate to the Secretary of the Committee at or prior to any votes being taken at the meeting at which the vote is cast pursuant to such designation or proxy. A single individual may be the designated representative of or be given the proxy of the voting members representing any number of Participants of any one Sector or Participants from multiple Sectors.

6.13Limits on Representatives. In the Generation Sector, no one person may exercise more than twenty-five percent (25%) of that Sector's total Member Fixed Voting Shares without the unanimous written agreement of all members of the Generation Sector. Other Sectors may by unanimous written agreement elect to impose limits on the voting power any one individual may have in that Sector through being the designated representative of multiple voting members or carrying multiple proxies from voting members of that Sector. Notice of any such limits on voting power must be posted on the System Operator home page and be capable of being accessed by all Participants.

6.14Adoption of Bylaws. The Participants Committee shall adopt bylaws, consistent with this Agreement, governing procedural matters including the conduct of its meetings and those of the other Principal Committees. If there is any conflict between such bylaws and the Agreement, the Agreement shall control. A Principal Committee may vote to waive its bylaws for a particular meeting, provided the motion to effect the waiver is approved in accordance with Section 6.10.

6.15Joint Meetings of Technical Committees. It is recognized that responsibilities of the Technical Committees may overlap in certain areas. In areas of overlap, the Reliability Committee is responsible for addressing reliability matters, the Markets Committee is responsible for addressing market implications of actions or recommendations, and the Tariff Committee is responsible for addressing issues relating to transmission and ancillary services. The Chairs of the Technical Committees, with input from the Liaison Committee Co-Chairs or entire Liaison Committee, as appropriate, shall prioritize and sequence Technical Committee activities to ensure full and proper input by Participants while maximizing the efficiency of the decision making process. To the extent appropriate and desirable, the Technical Committees are authorized and encouraged to hold meetings, and to conduct studies and exercise responsibilities, jointly with other Technical Committees.

SECTION 7
PARTICIPANTS COMMITTEE

7.1Officers. At its annual meeting, the Participants Committee shall elect from among its members a Chair and Vice-Chair; it shall also elect a Secretary who shall not be a member. These officers shall have the powers and duties usually incident to such offices and as set forth in the Committee bylaws.

7.2Adoption of Budgets. At each annual meeting, the Participants Committee shall adopt a NEPOOL budget for the ensuing calendar year. In adopting budgets the Participants Committee shall give due consideration to the budgetary requests of each committee. The Participants Committee may modify any NEPOOL budget from time to time after its adoption.

7.3Establishing Reliability Standards. It shall be the duty of the Participants Committee, after review of reports, recommendations and actions of the System Operator and the Reliability Committee and such other matters as the Participants Committee deems pertinent, to establish or approve Reliability Standards for the bulk power supply of NEPOOL. Such Reliability Standards shall be consistent with the directives of NERC and the NPCC and shall be reviewed periodically by the Participants Committee and revised as the Participants Committee deems appropriate.

7.4Appointment and Compensation of NEPOOL Personnel. The Participants Committee shall determine what personnel are desirable for the effective operation and administration of NEPOOL and shall fix or authorize the fixing of the compensation for such persons. In addition, the Participants Committee shall determine what resources are desirable for the effective operation of the Technical Committees and shall, on its own or pursuant to the recommendation of a Technical Committee, authorize the incurrence of such expenses as may be required to enable the Technical Committee, or its subgroups, to properly perform their duties, including, but not limited to, the retention of a consultant or the procurement of computer time.

7.5Duties and Authority.

(a)The Participants Committee shall have the duty and requisite authority to administer, enforce and interpret the provisions of this Agreement and any other agreement or document approved by the Participants Committee or its predecessor in order to accomplish the objectives of NEPOOL including the making of any decision or determination necessary under any provision of this Agreement or any other agreement or document approved by the Participants

Committee or its predecessor and not expressly specified to be decided or determined by any other body.

(b)The Participants Committee shall have the authority to provide for such facilities, materials and supplies as the Participants Committee may determine are necessary or desirable to carry out the provisions of this Agreement.

(c)The Participants Committee shall have, in addition to the authority provided in Section 7.3, the authority, after consultation with other NEPOOL committees and the System Operator, to establish or approve consistent standards with respect to any aspect of arrangements between Participants and Non-Participants which it determines may adversely affect the reliability of NEPOOL, and to review such arrangements to determine compliance with such standards.

(d)The Participants Committee, or its designee, shall have the authority to act on behalf of all Participants in carrying out any action properly taken pursuant to the provisions of this Agreement. Without limiting the foregoing general authority, the Participants Committee, or its designee, shall have the authority on behalf of all Participants to execute any contract, lease or other instrument which has been properly authorized pursuant to this Agreement including, but not limited to, one or more contracts with the System Operator, and to file with the Commission and other appropriate regulatory bodies: (i) this Agreement and documents amending or supplementing this Agreement, including the Tariff, (ii) contracts with Non-Participants or the System Operator, and (iii) related tariffs, rate schedules and certificates of concurrence. The Participants Committee shall, in addition, have the authority to represent NEPOOL in proceedings before the Commission.

(e)The Participants Committee shall have the duty and requisite authority, after consultation with other NEPOOL committees and the System Operator, to fix the NEPOOL Objective Capability for each month of each Power Year prior to the beginning of the Power Year and thereafter to review at least annually the anticipated Load of the NEPOOL Participants and NEPOOL Installed Capability for each month of such Power Year and to make such adjustments in the NEPOOL Objective Capability as the Participants Committee may determine on the basis of such review. Since changes in the circumstances which must be assumed by the Participants Committee in fixing NEPOOL Objective Capability for a future period can significantly affect the required level of NEPOOL Objective Capability for that period, the Participants Committee shall, where appropriate, also determine the effect on NEPOOL Objective Capability of significant changes in circumstances from those assumed, either by fixing alternative NEPOOL Objective Capabilities, or by adopting adjustment factors or formulas.

(f)The Participants Committee shall have the duty and requisite authority to establish or approve schedules fixing the amounts to be paid by Participants and Non-Participants to permit the recovery of expenses incurred in furnishing some or all of the services furnished by NEPOOL either directly or through the System Operator.

(g)The Participants Committee shall have the duty and requisite authority to provide for the sharing by Participants, on such basis as the Participants Committee may deem appropriate, of payments and costs which are not otherwise reimbursed under this Agreement and which are incurred by Participants or under arrangements with Non-Participants and approved or authorized by the Committee as necessary in order to meet or avoid short-term deficiencies in the amount of resources available to meet the Pool's reliability objectives.

(h)The Participants Committee shall have the authority, at the time that it acts on an Entity's application pursuant to Section 3.1 to become a Participant, to waive, conditionally or unconditionally, compliance by such Entity with one or more of the obligations imposed by this Agreement if the Participants Committee determines that such compliance would be unnecessary or inappropriate for such Entity and the waiver for such Entity will not impose an additional burden on other Participants.

(i)The Participants Committee shall have the authority to establish standard conditions and waivers with respect to applications by Entities for membership in NEPOOL and to modify such standard conditions and waivers as appropriate in connection with changed circumstances with respect to such applicants, provided that the Participants Committee determines that the standard conditions and waivers for such Entities will not impose an additional burden on other Participants.

(j)The Participants Committee shall have the duty and requisite authority to act on appeals to it from the actions of other Principal Committees if delegated to such Committees by the Participants Committee pursuant to Section 7.5(k), to appoint the Review Board, and to appoint a special committee to administer NEPOOL's alternate dispute resolution procedures or to take any other action if it determines that such action is necessary or appropriate to achieve a prompt resolution of disputes under the provisions of Section 21.1.

(k)The Participants Committee shall have the authority to delegate its powers and duties to one or more of the Technical Committees, the System Operator, or other entity as it sees fit provided that (i) such delegation is clearly stated and approved by a Participant Committee action, (ii) such delegation does not violate any other provision set forth herein, and (iii) the action of such entity on any matter delegated to it may be appealed by any Participant to the Participants Committee provided such an appeal is taken prior to the end of the tenth business day following the action of the Technical Committee, the System Operator, or such entity by giving to the Secretary of the Participants Committee a signed and written notice of appeal, a copy of which the Secretary shall provide to the System Operator and each member and alternate of the Participants Committee. Pending action on the appeal by the Participants Committee, the giving of a notice of appeal as aforesaid shall suspend the action appealed from.

(l)The Participants Committee shall have the duty and requisite authority to establish the NEPOOL Information Policy.

(m)The Participants Committee shall have the duty and requisite authority to adopt and approve, amend and approve or resubmit to one or more Technical Committees for additional comment, any matter submitted to the Participants Committee by a Technical Committee.

(n)The Participants Committee shall have such further powers and duties as are conferred or imposed upon it by other sections of this Agreement.

7.6Attendance of Participants at Committee Meeting. Each Participant which does not have the right to designate an individual voting member of the Participants Committee shall, with the exception of meetings held pursuant to
Section 11B.9 and meetings in executive session pursuant to Section 11B.10, be entitled to attend any meeting of the Committee or any other NEPOOL committee, and shall have a reasonable opportunity to express views on any matter to be acted upon at the meeting.

7.7Appeal of Actions to Review Board. Any Participant which otherwise has the ability to submit a matter for resolution under Section 21.1 may, in lieu of submitting a dispute as to a Participants Committee action or failure to take action for resolution pursuant to Section 21.1, appeal such matter to the Review Board. Except as otherwise provided in Section 6.11, such an appeal shall be taken prior to the end of the tenth business day following the meeting of the Participants Committee to which the appeal relates by giving to the Secretary of the Participants Committee by hand delivery, facsimile, electronic mail or regular mail a signed and written notice of appeal, a copy of which the Secretary shall provide to each Participant. If no appeal of a Participants Committee action or failure to take action is taken, and the action or failure to take action is not submitted for resolution pursuant to
Section 21.1, within such time period, that Participants Committee action or failure to take action shall be final and effective. If an appeal is taken, pending action on the appeal by the Review Board, the giving of a notice of appeal as aforesaid shall suspend the action appealed from. To the extent any action taken relates to the approval of a rule or procedure which must be filed with the Commission, the rule or procedure shall not be filed until the time for appeal or submission for dispute resolution has elapsed and, if an appeal has been filed or submission for dispute resolution has been made, either (i) a decision on the appeal has been issued by the Review Board, or
(ii) the earlier of resolution pursuant to Section 21.1 of the matter submitted for dispute resolution or the termination pursuant to Section 21.1.B(2) of the suspension effect of such submission.

SECTION 8
RELIABILITY COMMITTEE

8.1Officers. The Reliability Committee shall have a Chair, Vice-Chair and Secretary. The Chair and Secretary of the Reliability Committee shall be appointed by the System Operator from time to time in accordance with Section 20(j). The Chair will be responsible for presiding at meetings of the Committee and establishing agendas for its meetings in conjunction with the Vice-Chair and shall have the powers and duties as set forth in the Committee bylaws. The Secretary shall have the powers and duties usually incident to such office and as set forth in the Committee bylaws. The Chair and Secretary shall have no voting rights. The Vice-Chair shall be elected by the Reliability Committee from among its voting members from time to time. The Vice-Chair shall have the powers and duties usually incident to such office and such powers and duties as set forth in the Committee bylaws, including, without limitation, the responsibility to develop in conjunction with the Chair, Committee meeting agendas.

8.2Notice to Members and Alternates of Participants Committee. Prior to the end of the fifth business day following a meeting of the Reliability Committee, the Secretary of the Reliability Committee shall give written notice to the System Operator and each member and alternate of the Participants Committee of any action taken by the Reliability Committee at such meeting.

8.3Voting; Appeal of Actions. Votes taken by the Reliability Committee shall be binding on the Participants only for those matters in which the Committee has specifically designated authority under this Agreement or has been properly delegated authority by the Participants Committee pursuant to Section 7.5(k).

Any Participant may appeal to the Participants Committee any binding action taken by the Reliability Committee. Such an appeal shall be taken prior to the end of the tenth business day following the meeting of the Reliability Committee to which the appeal relates by giving to the Secretary of the Participants Committee a signed and written notice of appeal, a copy of which the Secretary shall provide to the System Operator and each member and alternate of the Participants Committee. Pending action on the appeal by the Participants Committee, the giving of a notice of appeal as aforesaid shall suspend the action appealed from.

8.4Responsibilities. The Reliability Committee shall perform the following functions, in conjunction with the System Operator as appropriate, and shall recommend action to the System Operator, Participants Committee or Transmission Owners, as appropriate, with respect thereto:

(a)provide input to the Participants Committee, Transmission Owners, and System Operator, as appropriate, on transmission facilities and the development of a regional transmission plan in order to achieve the objectives of NEPOOL;

(b)following appropriate study, recommend NEPOOL Objective Capability for each Power Year;

(c)periodically review the procedures used to calculate NEPOOL Installed Capability, NEPOOL Objective Capability and NEPOOL Capability Responsibility;

(d)periodically prepare short and long term load forecasts for use in NEPOOL studies and operations and to meet requirements of regulatory agencies;

(e)review communications and liaison arrangements between NEPOOL and governmental authorities on power supply, environmental, load forecasting, and transmission issues;

(f)coordinate the collection and exchange of necessary system data and future plans related to reliability for use in NEPOOL planning and to meet requirements of regulatory agencies;

(g)coordination of studies of, and provide information to Participants on, maintenance schedules for the supply and demand- side resources and transmission facilities of the Participants;

(h)based on appropriate studies, recommend for Participants Committee approval Reliability Standards to assure the reliable operation and facilitate the efficient operation of the NEPOOL Control Area bulk power system and those operating rules which guide the implementation of the Reliability Standards. Such Reliability Standards and operating rules shall include, without limitation, the following:

          (i)standards to determine the current Annual Peak, Adjusted Annual Peak, Monthly Peak, Adjusted Monthly Peak, and aggregate obligations of the Participants in each of the NEPOOL Markets;

          (ii)standards to establish short and long term load forecasts for use in NEPOOL operations and to meet requirements of regulatory agencies;

          (iii)standards with respect to the administration and enforcement of, and reporting pursuant to, NERC and NPCC policies and requirements;

          (iv)standards for use in planning and design of the NEPOOL interconnected bulk power system;

          (v)standards to ensure the continuous reliability of the bulk power transmission system, such standards to include, without limitation, criteria and rules relating to protective equipment, transfer limits, voltage schedules, voltage guides, operating guides, sub-area reserves, switching, voltage control, load shedding, emergency and restoration procedures, and the coordination of scheduling of the operation and maintenance of supply and demand-side resources and transmission facilities of the Participants;

          (vi)standards for determining the capabilities of each electric generating unit or combination of units in which a Participant has an Entitlement in a uniform manner applying generally accepted engineering principles; and

          (vii)as appropriate, reliability standards for interpool coordination transactions.

(i)review proposed supply and demand-side resource plans and the proposed transmission and interconnection plans of Participants pursuant to Section
18.4 and, based on such review, recommend action regarding such proposed plans.

(j)make recommendations regarding procedures for dispatch infrastructure (i.e. voice and data communications protocols, AGC pulsing arrangements, Energy Management System and System Control and Data Acquisition interfaces, Satellite relations, etc.);

(k)provide input and make recommendations with respect to the reliability considerations of general system operations (i.e. commitment/decommitment, real time dispatch, review and approval of distribution of reserves, etc.);

(l)recommend to the Participants Committee the retention of a consultant, procurement of computer time, or the incurrence of consultant expenses or such other expenses as may be required to enable the Reliability Committee, its subcommittees, and task forces properly to perform their duties;

(m)make recommendations to the Participants Committee, Transmission Owners, and System Operator, as appropriate, with respect to development and amendment of interconnection procedures and documents related to such procedures;

(n)to the extent appropriate, develop criteria, guidelines and methodologies to assure consistency in monitoring and assessing conformance of Participant and regional transmission plans to accepted reliability criteria.

8.5Establishment of Subcommittees and Task Forces. The Reliability Committee shall have the authority to establish subcommittees and task forces for particular studies.

8.6Further Powers and Duties. The Reliability Committee shall have such further powers and duties as are consistent with the duties and responsibilities set forth herein or as may be properly delegated to it by the Participants Committee.

SECTION 9
TARIFF COMMITTEE

9.1Officers. The Tariff Committee shall have a Chair, Vice-Chair and Secretary. The Chair and Secretary of the Tariff Committee shall be appointed by the System Operator from time to time in accordance with Section 20(j).
The Chair will be responsible for presiding at meetings of the Committee and establishing agendas for its meetings in conjunction with the Vice-Chair and shall have the powers and duties as set forth in the Committee bylaws. The Secretary shall have the powers and duties usually incident to such office and as set forth in the Committee bylaws. The Chair and Secretary shall have no voting rights. The Vice-Chair shall be elected by the Tariff Committee from among its voting members from time to time. The Vice-Chair shall have the powers and duties usually incident to such office and such powers and duties as set forth in the Committee bylaws, including, without limitation, the responsibility to develop in conjunction with the Chair, Committee meeting agendas.

9.2Notice to Members and Alternates of Participants Committee. Prior to the end of the fifth business day following a meeting of the Tariff Committee, the Secretary of the Tariff Committee shall give written notice to the System Operator and each member and alternate of the Participants Committee of any action taken by the Tariff Committee at such meeting.

9.3Voting; Appeal of Actions. Votes taken by the Tariff Committee shall be binding on the Participants only for those matters in which the Committee has specifically designated authority under this Agreement or has been properly delegated authority by the Participants Committee pursuant to Section 7.5(k).

Any Participant may appeal to the Participants Committee any binding action taken by the Tariff Committee. Such an appeal shall be taken prior to the end of the tenth business day following the meeting of the Tariff Committee to which the appeal relates by giving to the Secretary of the Participants Committee a signed and written notice of appeal, a copy of which the Secretary shall provide to the System Operator and each member and alternate of the Participants Committee. Pending action on the appeal by the Participants Committee, the giving of a notice of appeal as aforesaid shall suspend the action appealed from.

9.4Responsibilities. The Tariff Committee shall perform the following functions, in conjunction with the System Operator as appropriate, and shall recommend action to the System Operator, Participants Committee or Transmission Owners, as appropriate, with respect thereto:

(a)develop appropriate billing procedures for transmission and ancillary services pursuant to this Agreement and the Tariff;

(b)develop and recommend to the Participants Committee and the Transmission Owners Committee, as appropriate, (i) amendments, additions and other changes to the Tariff and (ii) related Tariff rules;

(c)providing input to the System Operator on the development of Administrative Procedures with respect to the administration of the Tariff and the OASIS;

(d)to the extent appropriate, conduct and/or review such studies and make such determinations as are assigned to the Committee pursuant to this Agreement and the Tariff with respect to financial treatment of additions to or upgrades of PTF;

(e)recommend to the Participants Committee the retention of a consultant, procurement of computer time, or the incurrence of consultant expenses or such other expenses as may be required to enable the Tariff Committee, its subcommittees, and task forces properly to perform their duties.

9.5Establishment of Subcommittees and Task Forces. The Tariff Committee shall have the authority to establish subcommittees and task forces for particular studies.

9.6Further Powers and Duties. The Tariff Committee shall have such further powers and duties as are consistent with the duties and responsibilities set forth herein or as may be properly delegated to it by the Participants Committee.

SECTION 10
MARKETS COMMITTEE

10.1Officers. The Markets Committee shall have a Chair, Vice-Chair and Secretary. The Chair and Secretary of the Markets Committee shall be appointed by the System Operator from time to time in accordance with Section 20(j). The Chair will be responsible for presiding at meetings of the Committee and establishing agendas for its meetings in conjunction with the Vice-Chair and shall have the powers and duties as set forth in the Committee bylaws. The Secretary shall have the powers and duties usually incident to such office and as set forth in the Committee bylaws. The Chair and Secretary shall have no voting rights. The Vice-Chair shall be elected by the Markets Committee from among its voting members from time to time. The Vice-Chair shall have the powers and duties usually incident to such office and such powers and duties as set forth in the Committee bylaws, including, without limitation, the responsibility to develop in conjunction with the Chair, Committee meeting agendas.

10.2Notice to Members and Alternates of Participants Committee. Prior to the end of the fifth business day following a meeting of the Markets Committee, the Secretary of the Markets Committee shall give written notice to the System Operator and each member and alternate of the Participants Committee of any action taken by the Markets Committee at such meeting.

10.3Voting; Appeal of Actions. Votes taken by the Markets Committee shall be binding on the Participants only for those matters in which the Committee has specifically designated authority under this Agreement or has been properly delegated authority by the Participants Committee pursuant to Section 7.5(k).

Any Participant may appeal to the Participants Committee any binding action taken by the Markets Committee. Such an appeal shall be taken prior to the end of the tenth business day following the meeting of the Markets Committee to which the appeal relates by giving to the Secretary of the Participants Committee a signed and written notice of appeal, a copy of which the Secretary shall provide to the System Operator and each member and alternate of the Participants Committee. Pending action on the appeal by the Participants Committee, the giving of a notice of appeal as aforesaid shall suspend the action appealed from.

10.4Responsibilities. The Markets Committee shall perform the following functions, in conjunction with the System Operator as appropriate, and shall recommend action to the System Operator, Participants Committee or Transmission Owners, as appropriate, with respect thereto:

(a)based on appropriate studies, develop market procedures to assure the reliable operation and facilitate the efficient operation of the NEPOOL Control Area bulk power supply;

(b)(i) evaluate studies of the market implications of maintenance schedules for the supply and demand-side resources and transmission facilities of the Participants and operable capacity margins, and (ii) develop market procedures for scheduling maintenance for supply and demand resources and transmission resources.

(c)to the extent appropriate to assure the efficient operation of the NEPOOL Markets, develop reasonable standards, criteria and rules relating to protective equipment, switching, voltage control, load shedding, emergency and restoration procedures, and the operation and maintenance of supply and demand-side resources and transmission facilities of the Participants;

(d)develop procedures for determining the market implications of the seasonal capabilities of each electric generating unit or combination of units in which a Participant has an Entitlement;

(e)develop procedures for determining as appropriate from time to time the current Annual Peak, Adjusted Annual Peak, Monthly Peak, Adjusted Monthly Peak, Installed Capability Responsibility, and obligations for Energy, Operating Reserve and AGC of each Participant;

(f)develop Market Rules and periodically review and recommend changes thereto as appropriate. Such Market Rules shall include, without limitation, the following:

          (i)submission of Bid Prices and the determination of prices for each of the NEPOOL Markets;

          (ii)determination for each Participants of its obligations under each of the NEPOOL Markets;

          (iii)establishment or approval of appropriate billing procedures for market transactions pursuant to this Agreement;

          (iv)calculation and equitable apportionment of losses incurred in connection with Interchange Transactions; and

          (v)interpool market contract coordination as appropriate.

(g)develop operating procedures relating to the administration of the NEPOOL Markets and periodically review and recommend changes thereto as appropriate;


(h)recommend the retention of a consultant, procurement of computer time, or the incurrence of consultant expenses or such other expenses as may be required to enable the Markets Committee, its subcommittees, and task forces properly to perform their duties.

10.5Establishment of Subcommittees and Task Forces. The Markets Committee shall have the authority to establish subcommittees and task forces for particular studies.

10.6Further Powers and Duties. The Markets Committee shall have such further powers and duties as are consistent with the duties and responsibilities set forth herein or as may be properly delegated to it by the Participants Committee.

10.7Development of Rules Relating to Non-Participant Supply and Demand-side Resources. It is recognized that arrangements between Participants and Non-Participants with respect to the Non-Participants' supply and demand-side resources may create special problems in the application of Sections 12 and
14. Accordingly, the Markets Committee shall analyze such special problems and recommend to the Participants Committee appropriate rules for reflecting such resources in the Installed System Capability of a Participant which enters into such an arrangement and for the treatment of such arrangements for Energy, Operating Reserve and AGC purposes. Upon approval by the Participants Committee, such rules shall supersede the provisions of Sections 12 and 14 (and the related definitions in Section 1) to the extent of any conflict therewith upon acceptance by the Commission.

SECTION 11
FURTHER RESTRUCTURING

The NEPOOL Participants undertake to finalize by March 31, 2000 the negotiation of more comprehensive arrangements for the reassignment of appropriate administrative responsibilities to the System Operator in the Interim ISO Agreement.

SECTION 11A
REVIEW BOARD

11A.1Organization. There shall be a Review Board which, in addition to responsibility under Section 11B.12, shall be responsible for ruling on appeals taken from actions of the Participants Committee and for advising the Participants Committee as to the issues raised on any appeals before it provided that appeals from actions of the System Operator shall not be taken to the Review Board. In ruling on appeals, the Review Board shall consider, among other things, whether the action is consistent with Commission policies. In addition, if the appeal relates to an amendment to the Agreement or market rule, the Review Board shall consider the extent to which such amendment imposes a burden on the Participants which do not vote in favor of the amendment that is materially greater in degree than that imposed on the Participants which have voted in favor of the amendment. The Review Board shall not have the right to review or otherwise participate in actions of the System Operator or to take any action with respect to any matter involving a dispute between the System Operator and either NEPOOL or any Participant. The Participants agree that the process of selecting the Review Board shall commence upon the initial formation of the Participants Committee. Until the initial organization of the Review Board is completed, the Board of Directors of the System Operator or a committee thereof consisting of not less than three System Operator Directors designated by the System Operator Board of Directors shall perform the functions of the Review Board, provided that the provisions of Sections 11A.2 through 11A.6 shall not be applicable to the Board of Directors of the System Operator acting as a Review Board. All expenses incurred by the System Operator as a result of the Board of Directors in acting as the Review Board shall be NEPOOL expenses.

11A.2Composition. The Review Board shall be composed of five members. The Review Board Members shall initially be selected by the Participants Committee from a slate of candidates. An independent consultant, retained by the Participants Committee, shall prepare a list of persons qualified and willing to serve on the Review Board. A subcommittee appointed by the Participants Committee shall review the list and distribute to the members of the Participants Committee a slate from among the list proposed by the independent consultant, along with information on the background and experience of the persons on the slate appropriate to evaluating their fitness for service on the Review Board. If the Participants Committee fails to select a full Review Board from the slate proposed by the subcommittee, the Committee shall direct the independent consultant to propose a further list of nominees for consideration at the next regular meeting of the Participants Committee. Thereafter, prior to the expiration of a Review Board Member's term, and upon the occurrence of any vacancy on the Board, the Participants Committee shall select a successor Member.

11A.3Qualifications. The Review Board Members shall be independent experts knowledgeable about issues typically faced by entities engaged in energy production, transmission, distribution and sale under Federal or State regulation. A Review Board Member shall not be, and shall not have been at any time within five years of election to the Review Board, a director, officer or employee of a Participant or of a Related Person of a Participant. While serving on the Review Board, a Review Board Member shall have no direct business relationship or other affiliation with any Participant or its Related Persons and shall otherwise be subject to the same independence requirements imposed on Directors of the System Operator Board of Directors.

11A.4Term. A Review Board Member shall serve for a term of three years; provided, however, that two of the Review Board Members selected initially shall be chosen by lot to serve a term of two years, two of the Review Board Members selected initially shall be chosen by lot to serve a term of three years and the other Review Board Member selected initially shall serve a term of four years.

11A.5Meetings. Meetings of the Review Board may be conducted in person or by telephone or other electronic means by means of which all persons participating in the meeting can communicate in real time with each other.

11A.6Bylaws. To the extent not inconsistent with any provision of this Agreement, the Participants Committee shall adopt bylaws establishing procedures for the Review Board's activities as it may deem appropriate, including but not limited to bylaws governing the scheduling, noticing and conduct of meetings of the Review Board, a code of conduct, selection of a Chair and Vice-Chair of the Review Board, and action by the Review Board without a meeting. Such bylaws shall not modify or be inconsistent with any of the rights or obligations established by this Agreement.

11A.7Procedure on Appeal of Participant Committee Action or Failure to Take Action.

     (a)Submission of an Appeal: A Participant seeking review ("Appealing Party") by the Review Board of action of the Participants Committee shall give written notice of the appeal in accordance with Section 7.7, and the appeal shall have the suspension effect specified in Section 7.7.

     (b)Intervenors and Time Limits: Any other Participant that wishes to participate in the appeal proceeding hereunder shall give signed written notice to the Secretary of the Participants Committee no later than ten (10) business days after the Appealing Party has given notice of appeal and shall upon the approval of the Review Board be permitted to participate in the appeal.

     (c)Procedural Rules: The procedural rules (if any), for the conduct of the appeal shall be determined by the Review Board in consultation with the Participants Committee and each Appealing Party on a case-by-case basis.

     (d)Pre-hearing Submissions: Each Appealing Party shall provide the Review Board, within 15 days of the giving of its notice of appeal or such other time as permitted by the Review Board, a brief written statement of its complaint and a statement of the remedy or remedies it seeks, accompanied by copies of any documents or other materials it wishes the Review Board to review. The Participants Committee and, as appropriate, any other Participant participating in the appeal will provide the Review Board, within 10 days of the Appealing Party's submission or such other time as permitted by the Review Board, copies of the minutes of all NEPOOL committee meetings at which the matter was discussed and if deemed appropriate by the Participants Committee or otherwise requested by the Review Board a brief description of the action (or failure to act) being appealed and a brief statement explaining why the Participants Committee believes its action (or failure to act) should be upheld by the Review Board, together with copies of documents or other materials referenced in such submission for the Review Board to review and materials, if any, which interested Participants provide to the Secretary of the Participants Committee and reasonably request be submitted to the Review Board.

In addition, each party shall designate one or more individuals to be available to answer questions the Review Board may have on the documents or other materials submitted. The answers to all such questions shall be reduced to writing by the party providing the answer and a copy shall be made available to any requesting Participant.

     (e)Hearing: A hearing (if any) will be held as soon as is reasonably practicable.

     (f)Decision: The Review Board's decision, to the extent practicable, shall be due, within ninety (90) days of the giving of notice of the appeal.

      11A.8Effect of a Review Board Decision.

     (a)Each Review Board Member shall have one vote and a decision of the Review Board, either to grant or deny an appeal, shall require affirmative votes by a majority of the Review Board Members but not less than three (3) such Members.

     (b) (i)Appeal denied. If the Review Board denies the appeal, the action of the Participants Committee will be final and effective, subject to Commission acceptance if and as required.

          (ii)Appeal granted. If the Review Board grants the appeal, the Review Board's determination (granting the appeal) will be final and the action of the Participants Committee shall not take effect.

     (c)If the Review Board grants an appeal, the Review Board may submit a proposed resolution of the matter that was the subject of the appeal to the Participants Committee. The Participants Committee may, but is not required to, take further action with regard to the matter. If the Participants Committee votes on an action regarding the matter (including a vote not to act on the matter), the action or non-action of the Participants Committee shall be subject to further appeal by any Participant to the Review Board in accordance with Section 7.7. Any proposed resolution that the Review Board submits to the Participants Committee is advisory only.

11A.9An action or failure to act once appealed by a Participant to the Review Board may not be subject to the alternative dispute resolution provisions of
Section 21.1, regardless of the outcome of the appeal. Conversely, an action or failure to act submitted for resolution by a Participant pursuant to
Section 21.1 may not be brought before the Review Board. If more than one Participant appeals and/or submits for alternative dispute resolution under
Section 21.1 the same issue, the Participant that first takes such action shall determine whether the issue is to be heard by the Review Board or considered under Section 21.1; provided that each Participant challenging an action or failure to take action shall have the same opportunity to present its case and may not be excluded from participating under Section 11A.7(b).

11A.10 Any action taken or failure to take action by the
 Review Board does not restrict or limit in any way the rights of a Participant to seek review by the Commission, or a review in any other forum available to the Participant and there shall be no requirement to submit an appeal to the Review Board concerning any amendment, action or inaction by the Participants Committee prior to a Participant exercising any such rights to seek review by the Commission or any other forum with jurisdiction.

11A.11 The Review Board may not take action that is inconsistent with or infringes upon any of the rights set forth in Section 17A.

SECTION 11B
TRANSMISSION OWNERS COMMITTEE

11B.1Organization. There shall be a Transmission Owners Committee established pursuant to this Section 11B which shall implement the rights reserved to Transmission Owners by Section 17A.

11B.2Membership. Membership on the Transmission Owners Committee shall be open to all Transmission Owners, regardless of their individual choices in Sector membership under Section 6.2.

11B.3Appointment of Members and Alternates. A Transmission Owner shall join the Transmission Owners Committee by written notice delivered to the Secretary of the Transmission Owners Committee, and shall designate in the notice the initial member appointed by it for the Committee and an alternate of the member. In the absence of the member, the alternate shall have all the powers of the member, including the power to vote.

11B.4Term of Members. A member of the Transmission Owners Committee appointed by a Transmission Owner shall serve until replaced by the Transmission Owner which appointed it or until such Transmission Owner ceases to be a Participant or otherwise lose its right to appoint the member. Appointment or replacement of a member shall be effected by a Transmission Owner by giving written notice of such appointment or replacement to the Secretary of the Transmission Owners Committee.

11B.5Regular and Special Meetings. The Transmission Owners Committee shall hold its annual meeting in December or January at such time and place as the Chair shall designate and shall hold other meetings in accordance with a schedule adopted by the Committee or at the call of the Chair. Thirty percent (30%) or more of the voting members of the Transmission Owners Committee may call a special meeting of the Committee in the event that the Chair shall fail to call such a meeting within three business days following the Chair's receipt from such members of a request specifying the subject matters to be acted upon at the meeting.

11B.6Notice of Meetings. Written notice of each meeting of the Transmission Owners Committee shall be given to each Transmission Owner and to other Participants not less than five (5) business days prior to the date of the meeting.

11B.7Attendance. Regular and special meetings may be conducted in person, by telephone, or other electronic means by means of which all persons participating in the meeting can communicate in real time with each other. In order to vote during the course of a meeting, attendance is required in person or by telephone or other real time electronic means by a voting member or its alternate or a duly designated agent who has been given, in writing, the authority to vote for the member on all matters or the proxy to vote for the member on specific matters.

11B.8Votes. Any action taken by the Transmission Owners Committee shall require the concurrence of:

     (i)representatives of at least two-thirds of the Transmission Owners provided that Transmission Owners that are Related Persons to one another shall together have a single vote; and

     (ii)representatives of Transmission Owners having at least two-thirds of the Weighted Votes of all Transmission Owners, where each Transmission Owner's Weighted Vote is equal to its original capital investment in its PTF as of the end of the most recent year for which figures are available.

Notwithstanding the foregoing, if a vote is taken and paragraph (i) above is satisfied but paragraph (ii) above is not, the action being voted on by the Transmission Owners Committee shall pass if (1) there are seven or more Transmission Owners on the Committee and fewer than three Transmission Owners oppose the action or (2) there are less than seven Transmission Owners on the Committee and only one Transmission Owner opposes the action.

11B.9Appointment of Task Forces or Working Groups. The Transmission Owners Committee shall have the authority to appoint task forces or working groups to address matters for which the Committee is responsible. Notwithstanding
Section 7.6, such tasks force or working groups may be limited to Transmission Owners only.

11B.10Officers. At its annual meeting, the Transmission Owners Committee shall elect from its members a Chair and a Vice-Chair; it shall also elect a Secretary who need not be a member of the Committee. These officers shall have the powers and duties usually incident to such offices, including the right to convene an executive session of the Transmission Owners Committee to consider and vote upon submittals to the Commission or litigation strategy.

11B.11Adoption of Bylaws. The Transmission Owners Committee may adopt bylaws, consistent with this Agreement, governing procedural matters including the conduct of its meetings.

11B.12Review of Committee Actions. To the extent the Commission determines, pursuant to Section 17A.7, that Transmission Owners have the exclusive right to make unilateral filings under Section 205 of the Federal Power Act, a Transmission Owner may either submit a dispute for resolution pursuant to
Section 21.1 or appeal to the Review Board any action taken by the Transmission Owners Committee with respect to such a Section 205 filing. Such a submission or appeal shall be taken prior to the end of the tenth business day following the meeting of the Transmission Owners Committee to which the submission or appeal relates by giving to the Secretary of the Transmission Owners Committee a signed and written notice of submission or appeal. Pending action on an appeal by the Review Board, the giving of a notice of appeal as aforesaid shall suspend the action appealed from. For purposes of the application of the dispute resolution process of Section 21.1 and the suspension effect of a submission to alternative dispute resolution, Section
21.1 shall be applied as if the Transmission Owners Committee were the Participants Committee.

SECTION 11C
LIAISON COMMITTEE

11C.1Organization; Duties. There shall be a Liaison Committee which shall be an advisory committee only responsible to act as a steering committee for managing NEPOOL business through the committee process and facilitating communications between NEPOOL and the System Operator and among Participants. The Liaison Committee's duties as a steering committee include, without limitation, recommending that matters be assigned to particular committees for action where the subject matter of a proposed rule or other action potentially falls in the purview of more than one committee and assuring appropriate input from other committees as needed.

11C.2Membership. The Liaison Committee shall have the following members: the Chair and Vice-Chair of each of the Principal Committees; the Chair of the Transmission Owners Committee; a Participant representative of each Sector that is not otherwise represented on the Liaison Committee; the chief executive officer of the System Operator; and two members of the System Operator's Board of Directors.

11C.3Regular and Special Meetings. The Liaison Committee shall hold meetings in accordance with a schedule adopted by the Committee or at the call of the Co-Chairs.

11C.4Notice of Meetings. Written notice of each meeting of the Liaison Committee shall be given to each member of the Committee and all members of the Participants Committee not less than five business days prior to the date of the meeting.

11C.5Attendance. Regular and special meetings may be conducted in person, by telephone, or other electronic means by means of which all persons participating in the meeting can communicate in real time with each other. Participants Committee members and alternates may attend meetings of the Liaison Committee. Any individual that is not a member of the Liaison Committee may participate at a meeting at the invitation of a Co-Chair.

11C.6Officers. The Co-Chairs of the Liaison Committee shall be the chief executive officer of the System Operator and the Chair of the Participants Committee. The Liaison Committee shall elect a Secretary who need not be a member of the Committee. These officers shall have the powers and duties usually incident to such offices.

PART THREE
MARKET PROVISIONS

SECTION 12
INSTALLED CAPABILITY
OBLIGATIONS AND PAYMENTS

12.1Obligations to Provide Installed Capability.

(a)Each Participant shall have Installed System Capability during each hour of each month at least sufficient to satisfy its Installed Capability Responsibility for the month.

     (b)[Deleted].

12.2Computation of Installed Capability Responsibilities.

     (a) (1)At the conclusion of each month, the System Operator under the direction of the Participants Committee shall determine each Participant's tentative Installed Capability Responsibility in Kilowatts for such month in accordance with the following formula:

                    X   =     (P(A-N)+N p)(1+T) - C(D p)

As used in this Section 12.2(a)(1), the symbols used in the formula and the additional symbols defined below have the following meanings:

Xis the Participant's tentative Installed Capability Responsibility for the month.
Pis the value of the Participant's fraction for the month as determined in accordance with the following formula:

                    P =      (F p + D p) / (F + D), wherein:

          F pis the Participant's Adjusted Monthly Peak for the month less any Kilowatts received by such Participant pursuant to a contract of a type that traditionally has been treated by NEPOOL as a firm contract for the purposes of this Section prior to January 1, 1999, but which does not constitute a Firm Contract as defined in this Agreement.

D pis the Participant's actual or potential load reduction resulting from its NEPOOL Interruptible and Dispatchable Loads for the month.

Fis the aggregate for the month of the Adjusted Monthly Peaks for all Participants less any Kilowatts received by any Participant pursuant to a contract of a type that traditionally has been treated by NEPOOL as a firm contract for the purposes of this Section prior to January 1, 1999, but which does not constitute a Firm Contract as defined in this Agreement.

Dis the aggregate for the month of the actual or potential load reduction resulting from all Participants' NEPOOL Interruptible and Dispatchable Loads.

Cis the factor, which when multiplied by D in megawatts, results in the reduction to NEPOOL Objective Capability that would result from including D in the determination of NEPOOL Objective Capability. The value for C shall be adopted by the Participants Committee each time it fixes NEPOOL Objective Capability pursuant to Section 7.6(e).

Ais the NEPOOL Objective Capability in megawatts for the month as fixed by the Participants Committee pursuant to Section 7.

Nis the aggregate of the New Unit Adjustments for all Participants for the month as determined by the Participants Committee in accordance with Section 12.2(a)(2).

N pis the aggregate of the Participant's New Unit Adjustments for the month, as determined by the Participants Committee, and is equal to the aggregate of the Participant's adjustments for each New Unit included in its Installed System Capability during the hour of the coincident peak load of the Participants for the month. The Participant's adjustment for each New Unit may be positive or negative and shall be the product of (i) the Participant's Installed Capability Entitlement in the New Unit during the hour of the coincident peak load of the Participants for the month, times (ii) the New Unit Adjustment Factor applicable to the New Unit as determined in accordance with Section 12.2(a)(2).

Tis the Participant's Unit Availability Adjustment Factor for the month. T may be positive or negative and shall be determined in accordance with the following formula:

                    T = (I-H) x J x R, wherein:
                                 100

Ifor the Participant for the month is the percentage which represents the weighted average (using the Installed Capability of each Installed Capability Entitlement for such month for the weighting) of the Four Year Installed Capability Target Availability Rates of the Installed Capability Entitlements which are included in the Participant's Installed System Capability during the hour of the coincident peak load of the Participants for the month. The Four Year Target Availability Rate for an Installed Capability Entitlement for any month is the average of the monthly Target Availability Rates for the forty-eight months which comprise the period of four consecutive calendar years ending within the Power Year which includes such month, as determined on the basis of the Target Availability Rates for each of the forty-eight months, and as applied on a basis which is consistent with the fuel or maturity status of the unit for each of the forty-eight months; provided, however, that for the purpose of determining the Four Year Target Availability Rate (i) for months included within the Power Year which commences June 1, 1999, the determination shall be made for the months of June through October on the basis of the calendar years 1995 through 1998, and shall be made for the months of November through May on the basis of the calendar years 1996 through 1999, and (ii) for months included within the Power Year which commences June 1, 2000, the determination shall be made on the basis of the calendar years 1996 through 1999. The Target Availability Rates shall be those utilized by the Participants Committee in its most recent determination of NEPOOL Objective Capability pursuant to Section 7.

Hfor the Participant for the month is the percentage which represents the weighted average (using the Installed Capability of each Installed Capability Entitlement for such month for the weighting) of the Four Year Actual Availability Rates of the Installed Capability Entitlements which are included in the Participant's Installed System Capability during the hour of the coincident peak load of the Participants for the month. The Four Year Actual Availability Rate for an Installed Capability Entitlement for any month is the percentage which represents the average of the amounts determined for H1 for the four applicable Twelve-Month Measurement Periods within the forty- eight months which comprise the period of four consecutive calendar years ending within the Power Year which includes such month; provided, however, that for the purpose of determining the Four Year Actual Availability Rate (i) for months included within the Power Year which commences June 1, 1999, the determination shall be made for the months of June through October on the basis of the calendar years 1995 through 1998, and shall be made for the months of November through May on the basis of the calendar years 1996 through 1999, and (ii) for months included within the Power Year which commences June 1, 2000, the determination shall be made on the basis of the calendar years 1996 through 1999. A Twelve-Month Measurement Period is a period of twelve sequential months. For purposes of this sequence, the first month in the four years and the immediately succeeding months shall be considered to follow the forty-eighth month in the four-year period. The four applicable Twelve-Month Measurement Periods to be used in the determination of H1 for an Installed Capability Entitlement shall be the four sequential Twelve-Month Measurement Periods out of the twelve possible combinations which yield the highest H1.

   H1for an Installed Capability Entitlement in a unit or combination of units for a Twelve-Month Measurement Period is its Actual Availability Rate. The Actual Availability Rate of an Installed Capability Entitlement for a Twelve-Month Measurement Period is a percentage and shall be the greater of:

(i)the percentage of (a) the amount of generation which could have been received with respect to the Installed Capability Entitlement if the unit or combination of units had been fully available at its full Installed Capability throughout the Twelve-Month Measurement Period, which is represented by (b) the amount of generation which was actually available during such period, or

(ii)the average Target Availability Rate expressed as a percentage for the Installed Capability Entitlement for the Twelve-Month Measurement Period less twenty percentage points. The average Target Availability Rate of an Installed Capability Entitlement for a Twelve-Month Measurement Period is a percentage and is the average of the monthly Target Availability Rates for the months which comprise the Twelve-Month Measurement Period, as determined on the basis of the Target Availability Rates for each of the twelve months, and as applied on a basis which is consistent with the fuel or maturity status of the unit or combination of units for each month in the Twelve-Month Measurement Period. The Target Availability Rates shall be those utilized by the Participants Committee in its most recent determination of NEPOOL Objective Capability pursuant to Section 7.

Jfor the month is the estimated percentage point change in NEPOOL Objective Capability which would be required as a result of a one percentage point change in the weighted average equivalent availability rate of the generating units in which the Participants have Installed Capability Entitlements. The value for J shall be adopted by the Participants Committee each time it fixes NEPOOL Objective Capability pursuant to Section 7.

               Rfor the month is the phase-out factor for the month, which shall be as follows:

                    R=0.75for the Power Year beginning November 1, 1997. R=0.50for the 12 month period beginning November 1, 1998.
                    R=0.25for the 12 month period beginning November 1, 1999. R=0for the 12 month period beginning November 1, 2000 and all subsequent 12 month periods.

          (2)A New Unit Adjustment Factor for a New Unit shall be determined to assign the effects of the New Unit on NEPOOL Objective Capability to those Participants with Entitlements in the New Unit. The New Unit Adjustment Factor for each New Unit for each month shall be determined by the System Operator under the direction of the Participants Committee in accordance with the following formula:

                    n = R(K 1(c-C) + K 2(f-F) + K 3(m-M) + K 4(d-D)
                    + K 5(f-F)c 2)

As used in this Section 12.2(a)(2), the symbols used in the formula have the following meanings:

               Ris the phase out factor as defined in Section 12.2(a)(1) above.

nis the New Unit Adjustment Factor, expressed as a fraction, for the month for a New Unit.

cis the Winter Capability of the New Unit.

Cis the Winter Capability of the Proxy Unit, which shall be the number of Kilowatts, as determined by the Participants Committee, which would result in the NEPOOL Objective Capability being approximately the same if the generating units in which the Participants have Installed Capability Entitlements were all units possessing Proxy Unit characteristics.

fis the equivalent forced outage rate of the New Unit, expressed as a fraction of a year, utilized in the determination by the Participants Committee of NEPOOL Objective Capability for the month.

Fis the equivalent forced outage rate of the Proxy Unit. F, a fraction, shall be the weighted average equivalent forced outage rate (using the Winter Capability of each generating unit for such weighting) of the generating units in which the Participants have Installed Capability Entitlements, adjusted to compensate for the rounding of the annual maintenance outage requirement of the Proxy Unit.

mis the four-year average annual maintenance outage requirement of the New Unit, expressed as a fraction of a year. The data used to determine m shall include the annual maintenance outage requirements for the current Power Year and the next three Power Years, as utilized for the New Unit in the most recent determination by the Participants Committee of NEPOOL Objective Capability pursuant to Section 7.

Mis the annual maintenance outage requirement of the Proxy Unit. M shall be a fraction, the numerator of which shall be the number of weeks (rounded to the nearest full number) that most closely approximates the weighted four-year average annual maintenance outage requirement (using the Winter Capability of each generating unit for such weighting) for the generating units in which the Participants have Installed Capability Entitlements, and the denominator of which shall be 52 weeks.

dis the summer derating of the New Unit, expressed as a fraction of the Winter Capability of the New Unit.

Dis the summer derating of the Proxy Unit. D shall be a fraction and shall be equal to the weighted average fractional summer derating (using the Winter Capability of each generating unit for such weighting) of the generating units in which the Participants have Installed Capability Entitlements.

               K 1, K 2, K 3, K 4, and K 5
are conversion coefficients for each of the Summer and Winter Periods, determined by regression analysis such that the product for the Installed Capability of a New Unit times its New Unit Adjustment Factor approximates the effect on NEPOOL Objective Capability of the New Unit.

Proxy Unit characteristics and conversion coefficients contained in the formula shall be adopted by the Participants Committee and reviewed every five years (or more frequently if the Participants Committee determines that exceptional circumstances require an earlier review) and revised as necessary.

If a New Unit has unique characteristics affecting NEPOOL Objective Capability which are not adequately reflected in the New Unit Adjustment Factor formula, the Participants Committee shall determine for such New Unit a New Unit Adjustment Factor which accounts for the New Unit's unique characteristics.

The New Unit Adjustment Factor for any Restricted Unit (as defined in Section 15.37B of the Prior NEPOOL Agreement) for which proposed plans were submitted subsequent to November 1, 1990 for review pursuant to Section 18.4 or its predecessor section in the Prior NEPOOL Agreement (or, in the case of a unit with a rated capacity of less than 5 MW, for which notification was first given to NEPOOL subsequent to November 1, 1990) and for the Peabody Municipal Light Plant's Waters River #2 unit shall be determined in accordance with the formula previously specified in Section 12.2(a)(2), modified as follows:

               n = R(K 1(c-C) + K 2(f-F) + K 3(m-M) + K 4(d-D) +K 5
                    (f-F)c 2) + K 6(2500-a)

The symbols used in the above formula, as modified, shall have the meanings previously specified, except that the symbols "K 6" and "a" shall have the following meanings:

               K 6     is a scaling factor of 0.0001.

               a     is as follows:

for units with more than 2500 annual hours available for operation, "a" =
2500,

for units with annual hours available for operation between 500 and 2500, inclusive, "a" = annual hours available for operation, and for units with annual hours available for operation less than 500 hours, "a" = -7500;

provided, however, that a Participant may elect to avoid, in whole or part, the effect on its Installed Capability Responsibility of a Restricted Unit's availability being limited to 2500 hours or less a year by agreeing to leave unfilled a portion of its dispatchable load allocation in accordance with rules adopted by the Markets Committee prior to the activation of the Participants Committee or the Participants Committee thereafter.

(b)The tentative Installed Capability Responsibilities of the Participants for any month, as determined in accordance with Section 12.2(a), shall be adjusted in accordance with this Section 12.2(b) in the event the value of H for any Participant for any of the Twelve-Month Measurement Periods applicable to the Participant for the month is increased in accordance with Section 12.2(a) because of the application of paragraph (ii) of the definition of H 1. In such event the System Operator under the direction of the Participants Committee shall determine each Participant's tentative Installed Capability Responsibility for the month with and without the application of said paragraph (ii). The difference between the sum of all Participants' tentative Installed Capability Responsibilities, with and without the application of said paragraph (ii) for the month, shall be added to the tentative Installed Capability Responsibilities of the Participants, as determined in accordance with Section 12.2(a), in proportion to said tentative Installed Capability Responsibilities, thereby establishing each Participant's adjusted tentative Installed Capability Responsibility for the month.

(c)For each month, the System Operator under the direction of the Participants Committee shall determine the sum of all Participants' adjusted tentative Installed Capability Responsibilities, as initially determined in accordance with Section 12.2(a) and as adjusted in accordance with Section 12.2(b), if
Section 12.2(b) is applicable for such month. If the sum is less than, or equal to, the minimum NEPOOL Installed Capability during the month, then the adjusted tentative Installed Capability Responsibility as determined pursuant to Section 12.2(a) or 12.2(b), whichever is applicable, for each Participant is the final Installed Capability Responsibility for each Participant. If the sum is greater than such minimum NEPOOL Installed Capability, then each Participant's final Installed Capability Responsibility shall be its adjusted tentative Installed Capability Responsibility as determined pursuant to
Section 12.2(a) or 12.2(b), whichever is applicable, multiplied by the ratio of the minimum NEPOOL Installed Capability during the month to the sum of the adjusted tentative Installed Capability Responsibilities for the month.

(d)It is recognized that the treatment of fuel conversions, dual fuel units, immature units, new Installed Capability Entitlements, cogeneration and small power-producing facilities, Unit Contracts and other contract arrangements, units with unusual maintenance cycles, and various other matters can result in special problems in the determination of Unit Availability Adjustment Factors and New Unit Adjustments. Accordingly, the Markets Committee shall analyze such special problems and recommend to the Participants Committee for approval appropriate market operation rules to be applied in taking such matters into account in the determination of Unit Availability Adjustment Factors and New Unit Adjustments.

12.3[Deleted].

12.4Bids to Furnish Installed Capability. Each Participant shall submit to or have on file with the System Operator, in accordance with the market operation rules approved by the Markets Committee prior to the activation of the Participants Committee or the Participants Committee thereafter, one or more bids specifying the Bid Price and Kilowatt amount at which it will furnish any and all surplus Installed System Capability for a month through NEPOOL to other Participants. If no bid is submitted for a month for any surplus Installed System Capability, the Bid Price for any such surplus for which there is no bid shall be deemed to be zero.

12.5Consequences of Deficiencies in Installed Capability Responsibility.

(a)At the conclusion of each month, the System Operator shall determine whether each Participant has satisfied its Installed Capability Responsibility obligation for the month. If the minimum monthly Installed System Capability of a Participant during the month was less than its Installed Capability Responsibility, the number of Kilowatts of its deficiency shall be computed and the Participant shall be deemed to purchase from other Participants through NEPOOL Kilowatts of surplus Installed System Capability equal to the amount of its deficiency and shall pay to NEPOOL for the month any applicable fees for services assessed pursuant to Section 19.2 plus the product of its total Kilowatts of deficiency and the Installed Capability Clearing Price for the month determined in accordance with Section 12.5(b). For purposes of this
Section 12, the minimum monthly Installed System Capability of a Participant for a month is the Participant's lowest Installed System Capability for any hour during the month. Retirements made on the last day of any month shall not be deducted from Installed System Capability for that month.

(b) At the end of each month, the System Operator shall determine the Installed Capability Clearing Price for the month as follows:

          (i)The System Operator shall determine the aggregate Kilowatt shortage of Installed System Capability for the month for all Participants that did not satisfy their Installed Capability Responsibilities for that month.

          (ii)The System Operator shall rank in the order of lowest to highest Bid Price all Bid Prices received from Participants having excess Installed System Capability for the month.

          (iii) For each Participant, its Installed System Capability with the lowest Bid Prices shall be deemed to have been furnished first, to the extent required, to meet its Installed Capability Responsibility. Any remainder starting with the lowest Bid Prices shall be deemed to have been furnished, to the extent required, to other Participants under this Agreement to meet their shortages of Installed System Capability for the month.

          (iv)The Installed Capability Clearing Price for the month shall equal the highest Bid Price for Installed System Capability that is deemed in accordance with Section 12.5(b)(iii) to have been furnished to another Participant for the month.

12.6[Deleted].

12.7Payments to Participants Furnishing Installed Capability.

(a)Participants that are deemed pursuant to Section 12.5 to furnish any surplus in their Installed System Capability to other Participants shall receive therefor their pro rata shares on a Kilowatt basis of all payments made by Participants for the month under Section 12.5, excluding any applicable fees for services assessed pursuant to Section 19.2. If two or more Participants with excess Installed System Capability have bid Kilowatts at the Installed Capability Clearing Price, but not all the excess Installed System Capability bid at such price is required to meet shortages of Installed System Capability, then the excess Installed System Capability bid at the Installed Capability Clearing Price that each such Participant shall be deemed to have furnished shall be the Kilowatts of excess Installed System Capability bid by the Participant at that price multiplied by the ratio of (i) the total Kilowatts of excess Installed System Capability bid at the Installed Capability Clearing Price needed to meet the shortages to (ii) the total Kilowatts of excess Installed System Capability bid by all Participants at the Installed Capability Clearing Price.

(b)[Deleted].

SECTION 13
OPERATION, GENERATION, OTHER RESOURCES,
AND INTERRUPTIBLE CONTRACTS

13.1Maintenance and Operation in Accordance with Good Utility Practice. Each Participant shall, to the fullest extent practicable, cause all generating facilities and other resources owned or controlled by it to be designed, constructed, maintained and operated in accordance with Good Utility Practice.

13.2Central Dispatch. Subject to the following sentence, each Participant shall, to the fullest extent practicable, subject all generating facilities and other resources owned or controlled by it to central dispatch by the System Operator; provided, however, that each Participant shall at all times be the sole judge as to whether or not and to what extent safety requires that at any time any of such facilities will be operated at less than full capacity or not at all. Each Participant may remove from central dispatch a generating facility or other resources owned or controlled by it if and to the extent such removal is permitted by rules and standards approved by the Participants Committee.

13.3Maintenance and Repair. Each Participant shall, to the fullest extent practicable: (a) cause generating facilities and other resources owned or controlled by it to be withdrawn from operation for maintenance and repair only in accordance with maintenance schedules reported to and published by the System Operator from time to time in accordance with procedures established or approved by the Markets Committee prior to the activation of the Participants Committee or the Participants Committee thereafter, (b) restore such facilities to good operating condition with reasonable promptness, and (c) accelerate or delay maintenance and repair at the reasonable request of the System Operator in accordance with market operation rules approved by the Markets Committee prior to the activation of the Participants Committee or the Participants Committee thereafter.

13.4Objectives of Day-to-Day System Operation. The day-to-day scheduling and coordination through the System Operator of the operation of generating units and other resources shall be designed to assure the reliability of the bulk power system of the NEPOOL Control Area. Such activity shall:

(a)satisfy the NEPOOL Control Area's Operating Reserve requirements, including the proper distribution of those Operating Reserves;

     (b)satisfy the Automatic Generation Control requirements of the NEPOOL Control Area; and

     (c)satisfy the Energy requirements of all Electrical Loads of the Participants,

all at the lowest practicable aggregate dispatch cost to the NEPOOL Control Area in light of available Bid Prices and Participant-directed schedules.

13.5Satellite Membership. Each Participant which is responsible for the operation of transmission facilities rated 69 kV or above in the NEPOOL Control Area or generating units and other resources which are subject to central dispatch by NEPOOL, or which is responsible for implementing voltage reduction and load shedding procedures in the NEPOOL Control Area, shall become a member of the appropriate satellite dispatching center; provided that by mutual agreement among the affected Participants and the appropriate satellite, a Participant may be excused from joining the satellite if it has arranged with a satellite member to assume responsibility to the satellite for its facilities or obligations.

SECTION 14
INTERCHANGE TRANSACTIONS

14.1Obligation for Energy, Operating Reserve and Automatic Generation Control.

(a)Each Participant shall have for each hour an Energy obligation equal to its Electrical Load plus the kilowatthours delivered by such Participant to other Participants in the hour pursuant to Firm Contracts or System Contracts, together with any associated electrical losses.

     (b)Each Participant shall have for each hour Operating Reserve obligations equal to its share of the quantity of each category of Operating Reserve required for the NEPOOL Control Area in the hour.

     Subject to adjustment pursuant to Section 14.6, a Participant's share of each category of Operating Reserve required for any hour shall be determined in accordance with the following formula:

               OR p=SA p + [(OR-SA) (EL p/EL)], wherein

               OR pis the Participant's share of that category of Operating Reserve for the hour.

               SA pis the number of Kilowatts, if any, of that category of Operating Reserve for the hour that the Participants Committee determines should be assigned specifically to such Participant and not be shared by all Participants.

               ORis the aggregate number of Kilowatts of that category of Operating Reserve determined by the System Operator in accordance with the directions of the Participants Committee to be required for the NEPOOL Control Area for the hour that is not assigned to Non-Participants.

               SAis the aggregate number of Kilowatts of that category of Operating Reserve for the hour that the Participants Committee determines should not be shared by all Participants, but not including Operating Reserve assigned to Non-Participants.

               EL pis the Participant's Electrical Load for the hour.

               ELis the sum of EL p for all Participants.

     (c)Each Participant shall have for each hour an AGC obligation equal to its share of AGC required for the NEPOOL Control Area in the hour. Subject to adjustment pursuant to Section 14.6, a Participant's share of AGC required for any hour shall be determined in accordance with the following formula:

     AGC p=AGC (EL p/EL), wherein

               AGC pis the Participant's share of AGC for the hour.

               AGCis the total amount of AGC determined by the System Operator in accordance with market operation rules approved by the Markets Committee prior to the activation of the Participants Committee or the Participants Committee thereafter to be required for the NEPOOL Control Area for the hour that is not assigned to Non-Participants.

               EL p and EL are as defined in Section 14.1(b).

14.2Obligation to Bid or Schedule, and Right to Receive Energy, Operating Reserve and Automatic Generation Control.

(a)A Participant which has Energy Entitlements shall submit to or have on file with the System Operator, in accordance with the market operation rules approved by the Markets Committee prior to the activation of the Participants Committee or the Participants Committee thereafter, one or more bids for the Energy Entitlements for which the Participant is permitted to bid specifying the Bid Price at which it will furnish Energy through NEPOOL to other Participants under this Agreement or to Non-Participants for
      ancillary services under the Tariff, or pursuant to arrangements with
Non-Participants entered into under Section 14.6, except to the extent such Entitlements are scheduled by the Participant consistent with Section
14.2(d).

(b)A Participant which has Operating Reserve Entitlements or AGC Entitlements shall also submit to or have on file with the System Operator, in accordance with the market operation rules approved by the Markets Committee prior to the activation of the Participants Committee or the Participants Committee thereafter, one or more bids for each such Entitlement for which the Participant is permitted to bid specifying the Bid Prices at which it will furnish 10-Minute Spinning Reserve, 10-Minute Non-Spinning Reserve, 30-Minute Operating Reserve and/or AGC through NEPOOL to other Participants under this Agreement or to Non-Participants for ancillary services under the Tariff, except to the extent such Entitlements are scheduled by the Participant consistent with Section 14.2(d).

(c)Except as emergency circumstances may result in the System Operator requiring load curtailments by Participants, each Participant shall be entitled to receive from the other Participants (or from the service made available from Non- Participants pursuant to arrangements entered into under
Section 14.6) such amounts, if any, of Energy, Operating Reserve, and AGC as it requires and Non-Participants shall be entitled to receive from Participants the amount of ancillary services to which they are entitled pursuant to the Tariff. If, for any hour, load curtailments are required, the amount that Participants and Non- Participants with shortages are entitled to receive shall be proportionally reduced by the System Operator in a fair and non-discriminatory manner in light of the circumstances.

     (d)All Bid Prices for Entitlements shall be submitted in accordance with market operation rules approved by the Markets Committee prior to the activation of the Participants Committee or the Participants Committee thereafter. If a Bid Price is not submitted for any such Entitlement, the Bid Price shall be deemed to be zero. For a generating unit in which there are multiple Entitlement holders, only one Participant shall be permitted to submit Bid Prices for Energy, Operating Reserve and/or AGC Entitlements for such unit or to direct the scheduling of the unit for any Scheduled Dispatch Period. The Entitlement holders in each unit with multiple Entitlement holders shall designate a single Participant that will be permitted to submit Bid Prices and/or to direct the scheduling of the unit. In the event that more than one Participant is designated, or if the Entitlement holders do not designate a single Participant, then Bid Prices for the unit shall be based on its replacement cost of fuel, which shall be furnished to the System Operator by the Participant responsible for furnishing such information as of December 1, 1996. Further, any schedules for the unit will be submitted to the System Operator by such Participant. Nothing in this Agreement shall affect the rights of any Entitlement holder under the contractual arrangements among such Entitlement holders relating to the unit.

Prior to the Third Effective Date, Bid Prices must be submitted for the next Scheduled Dispatch Period for all Energy, Operating Reserve and AGC Entitlements in generating unit or units and Energy Entitlements pursuant to Firm Contracts or System Contracts which may be scheduled by the buyer in accordance with Section 14.7(b) no later than noon on the preceding day or such later time as is specified in the market operation rules approved by the Markets Committee prior to the activation of the Participants Committee or the Participants Committee thereafter. On and after the Third Effective Date, such Bid Prices shall be submitted for each hour of the day and the notice period for such Bid Prices shall be reduced to one hour or such shorter time as the System Operator determines from time to time is practical while maintaining reliability and meeting its other obligations to the Participants, except that such notice period shall be longer than one hour if and to the extent that the System Operator reasonably determines that such notice is the shortest notice that is technically feasible at that time to maintain reliability and meet its other obligations to the Participants. The System Operator shall notify the Participants following its receipt of all Bid Prices of the expected dispatch schedule for the next Scheduled Dispatch Period. The System Operator shall reduce the notice required for Bid Prices and the applicable Scheduled Dispatch Period to the minimum time technically and practically feasible while maintaining reliability and meeting its other obligations to the Participants.

Energy, Operating Reserve and/or AGC Entitlements in a generating unit or units may also be scheduled directly by the Participants permitted to submit Bid Prices for such Entitlements, but only in accordance with this Section 14.2(d) and market operation rules approved by the Markets Committee prior to the activation of the Participants Committee or the Participants Committee thereafter consistent herewith. Subject to the right of the System Operator to direct changes to schedules in order to ensure reliability in the NEPOOL Control Area or any neighboring control area, a Participant permitted to bid its Energy, Operating Reserve, and/or AGC Entitlements in a generating unit or units, or required to make Energy deliveries, may submit an hour-to-hour schedule for the operation or dispatch of such Entitlements during a Scheduled Dispatch Period at or before the time that Bid Prices are required to be submitted for such period. In addition, prior to the Third Effective Date, a Participant permitted to bid a unit or units may submit a short-notice schedule for the operation or dispatch of any or all of the Energy available from such unit or units during the current or a subsequent Scheduled Dispatch Period following the time that the System Operator notifies the appropriate Participants of their expected Entitlement commitments for that Scheduled Dispatch Period; provided that, for each such short- notice schedule, the Participant has not been advised by the System Operator that the Energy, Operating Reserve or AGC Entitlements from the unit or units covered by the Participant's schedule are expected to be used during the Scheduled Dispatch Period to meet the region's Energy, Operating Reserve and/or AGC requirements, and provided further that the Participant short- notice schedule is only to facilitate transactions during such period from resources or to load located outside the NEPOOL Control Area; and provided further that such schedule is furnished at least one hour in advance of the start of the transaction. In addition, a Participant may, on the same short notice, schedule System Contracts with Non-Participants from resources or to load located outside of the NEPOOL Control Area.

14.3Amount of Energy, Operating Reserve and Automatic Generation Control Received or Furnished.

     (a)For purposes of Sections 14.4, 14.5, and 14.8, the amount of Energy which a Participant is deemed to receive or furnish in any hour shall be the amount of its Adjusted Net Interchange. If the Adjusted Net Interchange is negative, the Participant shall be deemed to be receiving Energy in the hour. If the Adjusted Net Interchange is positive, the Participant shall be deemed to be furnishing Energy in the hour.

     (b)For purposes of Sections 14.4, 14.5, and 14.9, prior to the Third Effective Date: the amount of each category of Operating Reserve which a Participant is deemed to receive in any hour is the Kilowatts of such Operating Reserve assigned to the Participant for the hour under Section 14.1(b) less any Kilowatts provided in the hour by the Participant in accordance with the market operation rules approved by the Markets Committee prior to the activation of the Participants Committee or the Participants Committee thereafter to meet any Operating Reserve requirements that were specifically assigned to it and not shared by all Participants; the amount of Operating Reserve of each category that the Participant is deemed to have furnished under the Agreement in the hour is the amount of such Operating Reserve designated by the System Operator to be provided in the hour by the Participant's applicable Operating Reserve Entitlements, minus any Kilowatts used in the hour by the Participant in accordance with the market operation rules to meet any Operating Reserve requirements that were specifically assigned to it and not shared by all Participants. For purposes of Sections 14.4, 14.5, and 14.9, on and after the Third Effective Date, the amount of each category of Operating Reserve which a Participant is deemed to have received or furnished in any hour is the difference between the Kilowatts of such Operating Reserve assigned to the Participant for the hour under Section 14.1(b) and the Kilowatts of such Operating Reserve designated by the System Operator to be provided in the hour by the Participant's applicable Operating Reserve Entitlements.

     (c)For purposes of Sections 14.4, 14.5, and 14.10, prior to the Third Effective Date, the amount of AGC which a Participant is deemed to have received in an hour is the AGC assigned to the Participant for the hour under
Section 14.1(c), and the amount a Participant is deemed to have furnished in the hour is the AGC designated by the System Operator to be provided in the hour by the Participant's AGC Entitlements. For purposes of Sections 14.4, 14.5, and 14.10, on and after the Third Effective Date, the amount of AGC which a Participant is deemed to have received or furnished in an hour is the difference between the AGC assigned to the Participant for the hour under
Section 14.1(c) and the AGC designated by the System Operator to be provided in the hour by the Participant's AGC Entitlements.

14.4Payments by Participants Receiving Energy Service, Operating Reserve and Automatic Generation Control.

(a)For every hour in which a Participant's Adjusted Net Interchange is negative, the number of megawatthours of its Energy deficiency shall be computed and the Participant shall pay for the hour the product of its total megawatthours of deficiency and the Energy Clearing Price applicable for the hour as determined in accordance with Section 14.8, together with any applicable uplift charges assessed to the Participant under Sections 14.14 and
14.15 of this Agreement and Section 24 of the Tariff and any applicable fees for services assessed pursuant to Section 19.2.

(b)For every hour in which a Participant is deemed to receive Operating Reserve of any category in accordance with Section 14.3(b), the number of Kilowatts it is deemed to receive for the hour in each category shall be computed. The Participant shall pay therefor for the hour any applicable uplift charge assessed under Section 14.15 and any applicable fees for services assessed pursuant to Section 19.2 plus the product of (i) the aggregate amount paid to Participants for that category of Operating Reserve for the hour pursuant to Section 14.5(b) and (ii) a fraction of which the numerator is the Kilowatts of that category of Operating Reserve deemed under
Section 14.3(b) to have been received by the Participant for the hour and the denominator is the aggregate Kilowatts of that category of Operating Reserve deemed under Section 14.3(b) to have been received by all Participants for the hour.

(c)For every hour in which a Participant is deemed under Section 14.3(c) to have received AGC, the amount it is deemed to receive shall be computed and the Participant shall pay therefor any applicable uplift charge assessed under
Section 14.15 and any applicable fees for services assessed pursuant to
Section 19.2 plus the product of (i) the aggregate amount paid to Participants for AGC for the hour pursuant to Section 14.5(c) and (ii) a fraction of which the numerator is the AGC the Participant is deemed under Section 14.3(c) to have received for the hour and the denominator is the aggregate amount of AGC all Participants are deemed under Section 14.3(c) to have received for the hour.

14.5Payments to Participants Furnishing Energy Service, Operating Reserve, and Automatic Generation Control.

     (a)Subject to the provisions of Section 14.12, a Participant that is deemed in an hour to furnish Energy service to other Participants pursuant to
Section 14.3, or to Non-Participants for ancillary services under the Tariff or pursuant to arrangements entered into under Section 14.6, shall receive for each megawatthour furnished by it the Energy Clearing Price for the hour determined in accordance with Section 14.8 or the Bid Price for that megawatthour, if higher than the Energy Clearing Price and the unit is either within the Energy Clearing Price Block (as defined in Section 14.8(c)) or is operated out of merit if such higher Bid Price is appropriately paid pursuant to market operation rules governing out-of-merit generation approved by the Markets Committee prior to the activation of the Participants Committee or the Participants Committee thereafter. In addition, to the extent that the System Operator reduces Energy production from a generating unit or units in order to provide VAR support, Participants with Entitlements in such unit or units may receive their lost opportunity costs if and to the extent provided for by market operation rules approved by the Markets Committee prior to the activation of the Participants Committee or the Participants Committee thereafter.

     (b)A Participant that is deemed in an hour to furnish Operating Reserve under the Agreement shall receive for each Kilowatt of each category of Operating Reserve furnished by it the applicable Operating Reserve Clearing Price as defined and determined in accordance with Section 14.9 or the Bid Price to provide such Kilowatt, if higher than the Operating Reserve Selling Price for the hour.

     (c)A Participant that is deemed in an hour to furnish AGC under the Agreement shall receive therefor an amount calculated as follows:

     (i) the AGC Clearing Price for the hour as defined and determined in accordance with Section 14.10, times the change in AGC output of the Participant's AGC Entitlements which the System Operator requested in the hour, times an appropriate unit conversion factor as determined in accordance with market operation rules approved by the Markets Committee prior to the activation of the Participants Committee or the Participants Committee thereafter; plus

          (ii) an AGC reservation payment for each AGC Entitlement that the System Operator designated for AGC in the hour calculated as (A) the AGC Clearing Price in effect for the hour, times (B) the level of AGC the System Operator determines to be available in the hour from the Entitlement, times
(C) the portion of the hour during which the System Operator had designated the Entitlement for AGC; plus

     (iii) a payment that compensates the Participant for its lost opportunity cost, if any, for the operation of the generating unit or combination of units designated for AGC in the hour below the desired level of output in order to provide AGC, as determined in accordance with market operation rules approved by the Markets Committee prior to the activation of the Participants Committee or the Participants Committee thereafter.

14.6Energy Transactions with Non-Participants.

(a)The Participants Committee is authorized to enter into contracts on behalf of and in the names of all Participants (i) with power pools or other entities in one or more other control areas to purchase or furnish emergency Energy (and related services) that is available for the System Operator to schedule in order to ensure reliability in the NEPOOL Control Area or neighboring control areas, and (ii) with Non-Participants pursuant to which ancillary services will be provided by the Participants pursuant to the Tariff. The terms of any such contractual arrangement shall not require the furnishing of emergency service to any other control area until the service needs of all Participants have been provided for with the least expensive resources practicable. Energy purchased in any hour from Non-Participants under a contract entered into pursuant to this Section 14.6(a) shall be deemed to be furnished to, and paid for by, Participants entitled to or requiring such Energy in the hour pursuant to this Section 14 at the higher of the Energy Clearing Price for the hour or the price paid to the Non-Participant for the Energy.

(b)The Participants Committee is authorized to provide for the day- to-day scheduling through the System Operator of the HQ Phase II Firm Energy Contract, in accordance with the HQ Use Agreement, as if the Contract were a contract covering Energy transactions with a Non-Participant entered into pursuant to Section 14.6(a). The HQ Phase II Firm Energy Contract shall not be deemed a Firm Contract for purposes of this Agreement. Energy received in an hour from Hydro-Quebec pursuant to the HQ Energy Banking Agreement, and Energy purchased in any hour from Hydro-Quebec pursuant to the HQ Phase II Firm Energy Contract or any other HQ Contract shall be deemed to be Energy furnished to each Participant entitled to such Energy for the hour in the amount reflected for the Participant in the System Operator's scheduling of Energy deliveries in the hour from Hydro-Quebec; except that
      emergency Energy received from Hydro-Quebec under the HQ Interconnection
Agreement shall be deemed to be Energy provided to (and shall be paid for by) Participants requiring such emergency Energy in the hour. The System Operator shall schedule such Energy deliveries to accommodate, to the maximum extent possible, the schedule of Energy deliveries from Hydro-Quebec requested by the Participant. The Participants deemed to have received such Energy shall pay therefor the higher of the Energy Clearing Price (together with any applicable uplift charges under Sections 14.14 and/or 14.15 of this Agreement and/or
Section 24 of the Tariff and any applicable fees for services assessed pursuant to Section 19.2) or the price paid to Hydro-Quebec for the Energy (or in the case of Energy received under the HQ Energy Banking Agreement, the price paid for the related Energy deliveries to Hydro-Quebec under the Agreement and any amount payable to Hydro-Quebec with respect to the transaction).

14.7Participant Purchases Pursuant to Firm Contracts and System Contracts.

(a)For Firm Contracts and System Contracts, the treatment of Installed Capability, Energy, Operating Reserve and AGC between the seller and the purchaser in determining their respective responsibilities and Entitlements shall be as agreed between the parties and reported to the System Operator in accordance with market operation rules approved by the Markets Committee prior to the activation of the Participants Committee or the Participants Committee thereafter. If and to the extent necessary to implement the agreement between the parties, such market operation rules, upon approval by the Participants Committee, shall supersede the provisions of the Agreement that otherwise apply for determination of the respective responsibilities and Entitlements of the parties.

(b)In the event a Participant has the right to receive Energy, Operating Reserve and/or AGC from a Non-Participant under a System Contract or a Firm Contract, such Contract shall be treated as nearly as possible as if it were a Unit Contract for an Energy Entitlement, Operating Reserve Entitlement and/or AGC Entitlement, as applicable, provided that, in the case of Energy, Operating Reserve, and/or AGC, the System Contract or Firm Contract permits the scheduling of deliveries of such Energy, Operating Reserve and/or AGC to be subject in whole or part to central dispatch through the System Operator in accordance with market operation rules approved by the Markets Committee prior to the activation of the Participants Committee or the Participants Committee thereafter.

14.8Determination of Energy Clearing Price. For each hour, the System Operator shall determine the Energy Clearing Price as follows:

     (a)The System Operator shall rank in the order of lowest to highest (i) the Dispatch Prices derived from the Bid Prices to furnish Energy in the hour and (ii) the cost to NEPOOL of any Energy received from Non-Participants in the hour pursuant to contracts referenced in Section 14.6.

     (b)The Energy Clearing Price shall be the weighted average of the Dispatch Prices (or NEPOOL cost) of the "Energy Clearing Price Block" as defined in the next sentence. The Energy Clearing Price Block shall be identified for each hour in accordance with market operation rules approved by the Markets Committee prior to the activation of the Participants Committee or the Participants Committee thereafter to reflect those resources with the highest

Dispatch Prices or NEPOOL cost that were centrally dispatched by the System Operator for Energy deemed to have been furnished to the Participants, excluding resources that were dispatched out of merit as determined in accordance with market operation rules approved by the Markets Committee prior to the activation of the Participants Committee or the Participants Committee thereafter.

14.9Determination of Operating Reserve Clearing Price.

     (a)For each hour as necessary, the System Operator shall determine the Operating Reserve Clearing Price for each category of Operating Reserve as follows:

          (i)The System Operator shall determine the aggregate Kilowatts of the applicable category of Operating Reserve that are deemed pursuant to
Section 14.3(b) to have been received by Participants for the hour.

          (ii)For 10-Minute Non-Spinning Reserve and 30-Minute Operating Reserve, the System Operator shall rank in the order of lowest to highest the Bid Prices of the resources designated by the System Operator for that category of Operating Reserve for the hour. The applicable Operating Reserve Clearing Price for 10-Minute Non-Spinning Reserve or 30- Minute Operating Reserve shall be the weighted average of the highest Bid Prices for the 1000 Kilowatts (or such other number as may be specified by the Markets Committee prior to the activation of the Participants Committee or the Participants Committee thereafter) of that category of Operating Reserve that are designated by the System Operator for use in the hour.

          (iii)For 10-Minute Spinning Reserve the System Operator shall rank in order of lowest to highest the 10-Minute Spinning Reserve Lost Opportunity Prices (as defined in Section 14.9(b)) of the resources designated by the System Operator for the hour. The Operating Reserve Clearing Price for 10-Minute Spinning Reserve shall be the weighted average for the 1000 Kilowatts (or such other number as may be specified by the Markets Committee prior to the activation of the Participants Committee or the Participants Committee thereafter) of the highest 10-Minute Spinning Reserve Lost Opportunity Prices for the hour of the Entitlements that were designated by the System Operator for use in the hour.

     (b)The System Operator shall determine a 10-Minute Spinning Reserve Lost Opportunity Price for each hour for use in determining the Operating Reserve Clearing Price for 10-Minute Spinning Reserve. For the purposes of Section 14.9, the 10-Minute Spinning Reserve Lost Opportunity Price for a Participant's resource shall be the amount by which the Energy Clearing Price for the hour exceeds the resource's Dispatch price (not less than zero), plus the Bid Price in the hour for each resource to provide 10-Minute Spinning Reserve.

14.10Determination of AGC Clearing Price. For each hour, the System Operator shall determine the AGC Clearing Price. The AGC Clearing Price shall be the weighted average "AGC Capability Price" for the "AGC Clearing Price Block," as both terms are defined below in this Section 14.10. The AGC Capability Price for each hour for each AGC Entitlement designated by the System Operator to provide AGC in the hour shall be a cost per unit of AGC capability based on the Bid Price for the Entitlement for the hour divided by the amount of AGC available in the hour from that Entitlement. The AGC Clearing Price Block shall be identified by the System Operator for each hour in accordance with market operation rules approved by the Markets Committee prior to the activation of the Participants Committee or the Participants Committee thereafter to reflect those AGC resources with the highest Bid Prices that were designated by the System Operator to provide AGC in the hour and were deemed pursuant to Section 14.3(c) to have been received by Participants for the hour.

14.11Funds to or from which Payments are to be Made.

     (a)All payments for Energy, Operating Reserves or AGC furnished or received, all uplift charges paid pursuant to this Section 14 of this Agreement and Section 24 of the Tariff, and all fees for services paid pursuant to Section 19.2, and any payments by Non- Participants for ancillary services under Schedules 2-7 to the Tariff or pursuant to arrangements referenced in Section 14.6, shall be allocated each month through the Pool Interchange Fund as follows:

     Step One. For each week in which Energy is delivered or received under the HQ Energy Banking Agreement, all payments with respect to transactions under that Agreement shall be made to or from the Energy Banking Fund provided for in Section 14.11(b).

Step Two. (i) For each week in which Pre-Scheduled Energy (as defined in the HQ Phase I Energy Contract) is purchased pursuant to the HQ Phase I Energy Contract, the aggregate amount which is paid pursuant to Section 14.6(b) for such Energy by each Participant which is a participant in the Phase I arrangements with Hydro-Quebec shall be determined and paid on the Participant's account into the Phase I Savings Fund.

(ii) For each week in which Energy is purchased pursuant to the HQ Phase II Firm Energy Contract, the aggregate amount which is paid pursuant to Section 14.6(b) for such Energy by each Participant which is a participant in the Phase II arrangements with Hydro-Quebec shall be determined and paid on the Participant's account into the Phase II Savings Fund.

     Step Three. For each week in which Other HQ Energy is purchased pursuant to the HQ Phase I Energy Contract or Energy is purchased pursuant to the HQ Interconnection Agreement, the aggregate amount paid pursuant to Section 14.6(b) for such Energy shall be determined for each Participant which is a participant in the Phase I or Phase II arrangements with Hydro-Quebec. Such amount shall be allocated between the Participant's share of the Phase I Savings Fund and the Participant's share of the Phase II Savings Fund created under the HQ Use Agreement in the same ratio as (A) the sum of (x) the number of kilowatthours of Other HQ Energy deemed to be purchased by the Participant during the week and (y) the HQ Phase I Percentage of the number of kilowatthours deemed to be purchased by the Participant under the HQ Interconnection Agreement during the week, bears to (B) the HQ Phase II Percentage of the number of kilowatthours purchased under the HQ Interconnection Agreement during the week.

     Step Four. The balance remaining in the Pool Interchange Fund after Steps One through Three shall be retained in the Pool Interchange Fund for the month and shall be used and disbursed after each month in the following order:

          (i)(A) amounts owed to Non-Participants (other than Hydro- Quebec) for the month under contracts entered into with them pursuant to Section 14.6(a) shall be paid, and (B) amounts owed to Hydro-Quebec for the month for Energy deemed to be furnished pursuant to Section 14.6(b) to Participants which are not participants in the Phase I or Phase II arrangements with Hydro-Quebec shall be paid and, in the event the price paid by any such Participant for such Energy is the Energy Clearing Price, the excess, if any, of the Energy Clearing Price over the amount owed to Hydro-Quebec shall be paid to the Participant;

          (ii)amounts paid by Participants for applicable fees for services assessed pursuant to Section 19.2 shall be used to reduce NEPOOL expenses; and

(iii)amounts owed to Participants for the month pursuant to Section 14.5 shall then be paid.

     (b)HQ Energy Banking Fund. All amounts allocated to the HQ Energy Banking Fund for each month shall be used and disbursed as follows:

          (i)Participants which furnish Energy for delivery to Hydro- Quebec under the HQ Energy Banking Agreement shall receive therefor from their share of the Energy Banking Fund the amount to which they are entitled for such service in accordance with Section 14.5.

          (ii)amounts required to be paid to Hydro-Quebec under the HQ Energy Banking Agreement shall be paid from the shares of the Fund of the Participants engaging in transactions under the HQ Energy Banking Agreement for the month in accordance with their respective interests in the transactions for the month. If there is not enough in any such share, the Participants with the deficient shares shall be billed and pay into their shares of the Fund the amounts required for payments to Hydro-Quebec.

          (iii)subject to the remaining provisions of this Section, at the end of each month any balance remaining in each Participant's share of the HQ Energy Banking Fund shall (I) in the case of any Participant which is not a participant in the Phase I or Phase II arrangements with Hydro-Quebec, be paid to such Participant, and (II) in the case of any Participant which is a participant in the Phase I or Phase II arrangements with Hydro-Quebec, be paid to the Escrow Agent under the HQ Use Agreement to be held and disbursed by it through the Phase I Savings Fund and Phase II Savings Fund created under the HQ Use Agreement, and shall be allocated between the Participant's share of said Funds as follows:

               (A)the balance remaining in the Participant's share of the HQ Energy Banking Fund for the month shall be divided by the number of kilowatthours deemed to be received by the Participant under the HQ Energy Banking Agreement during the month to determine an average savings amount per kilowatthour;

               (B)for any hour during the month in which the number of kilowatthours received by NEPOOL under the HQ Energy Banking Agreement exceeded the HQ Phase I Transfer Capability, an amount equal to (A) the Participant's share of the excess of (1) the number of kilowatthours received over (2) the HQ Phase I Transfer Capability times (B) the average savings amount per kilowatthour determined for that Participant under (i) above shall be allocated to the Phase II Savings Fund; and

               (C)the remaining balance of the Participant's share of the HQ Energy Banking Fund for the month shall be allocated to the Phase I Savings Fund.

     It is recognized that, in view of the time which may elapse between the delivery of Energy to or by Hydro-Quebec in an Energy Banking transaction under the HQ Energy Banking Agreement and the return of the Energy, the amounts of Energy delivered to and received from Hydro-Quebec, after adjustment for losses, may not be in balance at the end of a particular month.

     Further, if as of the end of any month and after adjustment for electrical losses, the cumulative amount of Energy so received from Hydro-Quebec exceeds the amount so delivered, the aggregate amount paid by Participants for the excess Energy pursuant to Section 14.6(b) shall be paid to the Energy Banking Fund. The Escrow Agent under the HQ Use Agreement shall hold and invest these funds. On the return of the excess Energy to Hydro-Quebec, the amount so held by the Escrow Agent shall be repaid to Hydro-Quebec and Participants in accordance with the Energy Banking
Agreement.

     (c)Phase I HQ Savings Fund. The aggregate amount allocated to each Participant's share of the Phase I HQ Savings Fund for each month shall be used, first, to pay to Hydro-Quebec the amount owed to it for the month for Energy furnished under the Phase I HQ Energy Contract and the HQ Phase I Percentage of the amount owed to it for the month for Energy furnished to the Participants under the HQ Interconnection Agreement. The balance of the amount allocated to the Fund for the month shall be paid to the Escrow Agent under the HQ Use Agreement to be held and disbursed by it through the Phase I HQ Savings Fund created thereunder in accordance with each Participant's contribution to such balance.

     (d)Phase II HQ Savings Fund. The aggregate amount allocated to the Phase II HQ Savings Fund for each month shall be used, first, to pay to Hydro-Quebec the amount owed to it for the month for Energy deemed to be furnished to the Participant under the Phase II HQ Firm Energy Contract and the HQ Phase II Percentage of the amount owed to it for the month for Energy deemed to be furnished to the Participant under the HQ Interconnection Agreement. The balance of the amount allocated to the Fund for the month shall be paid to the Escrow Agent under the HQ Use Agreement to be held and disbursed by it through the Phase II HQ Savings Fund created thereunder in accordance with each Participant's contribution to such balance.

14.12Development of Rules Relating to Nuclear and Hydroelectric Generating Facilities, Limited-Fuel Generating Facilities, and Interruptible Loads.

It is recognized that the central dispatch of Energy available from nuclear generating facilities and from pondage associated with hydroelectric generating facilities and from interruptible loads and of pumping Energy for pumped storage hydroelectric generating facilities and other limited-fuel generating facilities involves special problems which must be resolved to assure fair and non- discriminatory treatment of Participants having Entitlements in such generating facilities or having such interruptible loads or any other Participants involved in such transactions. Accordingly, the Markets Committee shall analyze such special problems and recommend to the Participants Committee for approval appropriate rules for dispatching such facilities (including, but not limited to, bids for dispatchable pumping load at pumped storage facilities), for handling such interruptible loads and for paying for Energy, Operating Reserve and AGC involved in such transactions on a basis consistent with the principles underlying this Section 14; and upon approval by the Participants Committee such rules shall supersede the provisions of Sections 12 and 14 to the extent of any conflict.

14.13Dispatch and Billing Rules During Energy Shortages. It is recognized that Energy shortages can result in special problems which must be resolved to assure that dispatch and billing provisions do not prevent achievement of the objectives specified in Section 13.4. Accordingly, the Markets Committee shall analyze such special problems and recommend to the Participants Committee for approval appropriate dispatch and billing rules to be applied during periods when the Participants Committee determines that there is, or is anticipated to be, an Energy shortage which adversely affects the bulk power supply of the NEPOOL Control Area and any adjoining areas served by Participants. Upon approval by the Participants Committee, such rules shall supersede the economic dispatch and billing provisions of this Agreement to the extent of any conflict therewith for the duration of such Energy shortage period.

14.14Congestion Uplift.

     (a)It shall be the responsibility of the Participants Committee to review prior to January 1, 2000 the Congestion Costs incurred with the new market arrangements contemplated by Section 14 of this Agreement and with retail access, and to determine whether subsection (b) of this Section, together with an amendment specifying the rights of Participants and Non-Participants across a constrained interface within the NEPOOL Control Area and to make other necessary or appropriate changes in subsection (b), all of the provisions of which shall be considered for modification, or some other modified or substitute provision dealing with the allocation of Congestion Costs in a constrained transmission area, should be made effective on March 1, 2000 and after the preparation of necessary implementing rules and computer software or on an earlier or later effective date. If the Participants Committee determines that such a provision should be made effective, it shall recommend to the Participants any required amendment to the Agreement and/or the Tariff and a schedule for implementation which will permit sufficient time for the development of necessary rules and computer software. If the Participants Committee is unable to agree on such a determination prior to January 1, 2000 any Participant or group of Participants may propose such an amendment and schedule in a filing with the Commission.

     (b)Commencing on the earlier of June 1, 2000 or the beginning of the first calendar month sixty (60) days after the filing of an amendment to the Agreement and/or the Tariff by the Participants Committee, any Participant or group of Participants, but subject to the adoption of an amendment specifying the rights of Participants and Non-Participants across constrained interfaces within the NEPOOL Control Area and making other necessary or appropriate changes in the language of this subsection (b), and the preparation of necessary implementing rules and computer software, (or on such earlier or later date as is fixed by the Participants Committee in accordance with subsection (a) of this Section), whenever limitations in available transmission capacity in any hour require that the System Operator dispatch out-of-merit resources that are bid by the Participants in any area which is determined to be a constrained transmission area in accordance with market operation rules approved by the Regional Market Operations Committee and the Regional Transmission Operations Committee prior to the activation of the Participants Committee or the Participants Committee thereafter, the System Operator shall determine for the constrained transmission area the aggregate Congestion Costs for the hour.

Such Congestion Costs for each hour shall be allocated to and paid by Participants and Non-Participants as a congestion uplift as follows:

          (i)In accordance with market operation rules approved by the Regional Market Operations Committee and the Regional Transmission Operations Committee prior to the activation of the Participants Committee or the Participants Committee thereafter, the System Operator shall identify for each Participant and Non-Participant the difference in megawatt hours, if any, between (A) Electrical Load served by the Participant or Non-Participant in the constrained area and transactions by the Participant or Non-Participant occurring in the hour which utilized the constrained interface to move Energy through the constrained area and (B) the Participant's or Non-Participant's in-merit Energy Entitlements located in the constrained area that were used in the hour to serve such Electrical Load, taking into account Firm Contracts and System Contracts between Participants and electrical losses, if and as appropriate.

          (ii)The System Operator shall identify for each Participant and Non-Participant the megawatt hours, if any, of the rights of that Participant or Non-Participant to use the then effective transfer capability across the constrained interface.

          (iii)The System Operator shall identify for each Participant and Non-Participant the megawatt hours, if any, by which the amount determined pursuant to clause (i) above for that Participant or Non-Participant exceeds the amount determined for that Participant or Non-Participant pursuant to clause (ii) above. If the clause (i) amount exceeds the clause (ii) amount, the Participant or Non-Participant shall be responsible for paying a share of the aggregate Congestion Costs in proportion to the Participant's or Non-Participant's share of the aggregate amount of such excesses for all Participants and Non-Participants, and such Congestion Costs shall be included, as a transmission charge, in the Regional Network Service, Internal Point-to- Point Service or Through or Out Service charge, whichever is applicable.

     (c)As used in this Section 14.14, the "Congestion Cost" of an out-of-merit resource for an hour means the product of (i) the difference between its Dispatch Price and the Energy Clearing Price for the hour, times (ii) the number of megawatt hours of out-of-merit generation produced by the resource for the hour.

14.15Additional Uplift Charges. It is recognized that the System Operator may be required from time to time to dispatch resources out of merit for reasons other than those covered by Section 14.14 of this Agreement and Section 24 of the Tariff. Accordingly, if and to the extent appropriate, feasible and practical, dispatch and operational costs shall be categorized and allocated as uplift costs to those Participants and Non-Participants that are responsible for such costs. Such allocations shall be determined in accordance with market operation rules that are consistent with this Agreement and any applicable regulatory requirements and approved by the Regional Market Operations Committee prior to the activation of the Participants Committee or the Participants Committee thereafter.

PART FOUR
TRANSMISSION PROVISIONS

1.
OPERATION OF TRANSMISSION FACILITIES

15.1Definition of PTF. PTF or pool transmission facilities are the transmission facilities owned by Participants rated 69 kV or above required to allow energy from significant power sources to move freely on the New England transmission network, and include:

1.All transmission lines and associated facilities owned by Participants rated 69 kV and above, except for lines and associated facilities that contribute little or no parallel capability to the NEPOOL Transmission System (as defined in the Tariff). The following do not constitute PTF:

     (a)Those lines and associated facilities which are required to serve local load only.

(b)Generator leads, which are defined as radial transmission from a generation bus to the nearest point on the NEPOOL Transmission System.

     (c)Lines that are normally operated open.

2.Parallel linkages in network stations owned by Participants (including substation facilities such as transformers, circuit breakers and associated equipment) interconnecting the lines which constitute PTF.

3.If a Participant with significant generation in its transmission and distribution system (initially 25 MW) is connected to the New England network and none of the transmission facilities owned by the Participant qualify to be included in PTF as defined in (1) and (2) above, then such Participant's connection to PTF will constitute PTF if both of the following requirements are met for this connection:
           (a)The connection is rated 69 kV or above.

     (b)The connection is the principal transmission link between the Participant and the remainder of the New England PTF network.

     4.Rights of way and land owned by Participants required for the installation of facilities which constitute PTF under (1), (2) or (3) above.

The Reliability Committee shall review at least annually the status of transmission lines and related facilities and determine whether such facilities constitute PTF and shall prepare and keep current a schedule or catalogue of PTF facilities.

     The following examples indicate the intent of the above definitions:

          (i)Radial tap lines to local load are excluded.

          (ii)Lines which loop, from two geographically separate points on the NEPOOL Transmission System, the supply to a load bus from the NEPOOL Transmission System are included.

          (iii)Lines which loop, from two geographically separate points on the NEPOOL Transmission System, the connections between a generator bus and the NEPOOL Transmission System are included.

          (iv)Radial connections or connections from a generating station to a single substation or switching station on the NEPOOL Transmission System are excluded, unless the requirements of paragraph (3) above are met.

Transmission facilities owned by a Related Person of a Participant which are rated 69 kV or above and are required to allow Energy from significant power sources to move freely on the New England transmission network shall also constitute PTF provided (i) such Related Person files with the Secretary of the Participants Committee its consent to such treatment; and (ii) the Participants Committee determines that treatment of the facility as PTF will facilitate accomplishment of NEPOOL's objectives. If a facility constitutes PTF pursuant to this paragraph, it shall be treated as "owned" by a Participant for purposes of the Tariff and the other provisions of Part Four of the Agreement.

15.2Maintenance and Operation in Accordance with Good Utility Practice. Each Participant which owns or operates PTF or other transmission facilities rated 69 kV or above shall, to the fullest extent practicable, cause all such transmission facilities owned or operated by it to be designed, constructed, maintained and operated in accordance with Good Utility Practice.

15.3Central Dispatch. Each Participant which owns or operates PTF or other transmission facilities rated 69 kV or above shall, to the fullest extent practicable, subject all such transmission facilities owned or operated by it to central dispatch by the System Operator; provided, however, that each Participant shall at all times be the sole judge as to whether or not and to what extent safety requires that at any time any of such facilities will be operated at less than their full capability or not at all.

15.4Maintenance and Repair. Each Participant shall, to the fullest extent practicable: (a) cause transmission facilities owned or operated by it to be withdrawn from operation for maintenance and repair only in accordance with maintenance schedules reported to and published by the System Operator in accordance with procedures approved or established by the Tariff Committee from time to time, (b) restore such facilities to good operating condition with reasonable promptness, and (c) in emergency situations, accelerate maintenance and repair at the reasonable request of the System Operator in accordance with rules approved by the Tariff Committee.

15.5Additions to or Upgrades of PTF. The possible need for an addition to or upgrade of PTF may be identified in connection with an application or request for service under the Tariff, or in connection with a request for the installation of or material change to a generation or transmission facility, or may be separately identified by a NEPOOL committee, a Participant or the System Operator. In such cases, a study, if necessary, to assess available transmission capacity and, if necessary, a System Impact Study and a Facility Study shall be performed by the affected Participant(s) in whose Local Network(s) the addition or upgrade would or might be effected or their designee(s), or the Reliability Committee and/or the System Operator, in the case of a System Impact Study, or the Committee's or the System Operator's designee(s) with review of the study by the System Operator if it does not perform the study. Studies to assess available transmission capacity and System Impact Studies and Facilities Studies shall be conducted, as appropriate, in accordance with the affected Participant's Local Network Service Tariff, or in accordance with the applicable methodology specified in Attachments C and D to the Tariff, and the provisions of the Local Network Service Tariff or the applicable provisions of Attachments I and J to the Tariff shall apply, as appropriate, with respect to the payment of the costs of the study and the other matters covered thereby.

If any of the studies referred to above indicates that new PTF facilities or a facility modification or other PTF upgrades are necessary to provide the requested service, or in connection with a new or modified generation or transmission facility, or otherwise in order to ensure adequate, economic and reliable operation of the bulk power supply systems of the Participants for regional purposes, whether or not a particular customer is benefited, upon approval of the studies by the Reliability Committee, subject to review by the System Operator, one or more Transmission Providers shall be designated by the Reliability Committee, subject to review by the System Operator, to design and effect the construction or modification.

Upon the designation of a Transmission Provider to design and effect a PTF addition or upgrade and the fixing of the cost responsibilities of the Participants and Non-Participants and agreement as to the security and other provisions of said arrangement, the Transmission Provider designated to perform the construction shall, in accordance with the terms of such arrangement and subject to Sections 18.4 and 18.5, use its best efforts to obtain any necessary public approvals or permits, to acquire any required rights of way or other property, and to effect the proposed construction or modification.

Responsibility for the costs of new PTF or any modification or other upgrade of PTF shall be determined, to the extent applicable, in accordance with Parts V and VI and Schedule 11 of the Tariff, including without limitation the provisions relating to responsibility for the costs of new PTF or modifications or other upgrades to PTF exceeding regional system, regulatory or other public requirements set forth in paragraph (ii) of Schedule 11 to the Tariff.


SECTION 16
SERVICE UNDER TARIFF

16.1Effect of Tariff. The Tariff specifies the terms and conditions under which the Participants will provide regional transmission service through NEPOOL. This Section 16 specifies various rights and obligations with respect to the revenues to be collected by NEPOOL for the Participants under the Tariff and related matters.

16.2Obligation to Provide Regional Service. The Participants which own PTF shall collectively provide through NEPOOL regional transmission service over their PTF facilities, and the facilities of their Related Persons which constitute PTF in accordance with Section 15.1, to other Participants and other Eligible Customers pursuant to the Tariff. The Tariff provides open access for all of the types of regional transmission service required by Participants and other Eligible Customers over PTF and it is intended to be the only source of such service, except for service provided for Excepted Transactions.

16.3Obligation to Provide Local Network Service. Each Participant which owns transmission facilities other than PTF shall provide service over such facilities to other Participants or other Eligible Customers connected to the Transmission Provider's transmission system pursuant to a tariff (a "Local Network Service Tariff") filed by the Transmission Provider with the Commission. A Participant is also obligated to provide service under its Local Network Service Tariff or otherwise (i) to permit a Participant or other Entity with an Entitlement in a generating unit in the Participant's local network to deliver the output of the generating unit to an interconnection point on PTF and (ii) to permit the delivery to an Eligible Customer taking Internal Point-to-Point Service under the Tariff of the Energy and/or capacity covered by its Completed Application for that Internal Point- to-Point Service.

     A Local Network Service Tariff shall provide:

(i)for a pro rata allocation of monthly revenue requirements not otherwise paid for through charges to Eligible Customers for Local Point-to-Point Service among the Transmission Provider's Network Customers receiving service under the tariff on the basis of their loads during the hour in the month in which the total connected load to the Local Network is at its maximum, without any adjustment for credits for generation;

     (ii)for the recovery under the Local Network Service Tariff from Eligible Customers taking Regional Network Service and Internal Point-to-Point Service of that portion of the Transmission Provider's annual transmission revenue requirements with respect to PTF which is not recovered through the distribution of revenues from Regional Network Service or Internal Point-to-Point Service pursuant to Section 16.6;

     (iii)that where all or a part of the load of a Participant or other Eligible Customers taking service under the tariff is connected directly to PTF, the Participant or other Eligible Customers receiving the service shall pay each Year during the Transition Period for such service with respect to the load directly connected to PTF the percentage specified in the schedule below of the applicable Local Network Service Tariff charge for service across non-PTF transmission facilities and shall have no obligation to pay charges for service across non-PTF transmission facilities with respect to that portion of the connected load after the Transition Period, but shall continue to pay its share of any other Local Network Service costs directly associated with the PTF-connected load; provided that in the event of any inconsistency between the foregoing provisions and the terms of any Excepted Transaction which is listed in Attachment G- 1 to the Tariff, the Excepted Transaction shall control:

     Year      Year      Year      Year      Years Five
     One     Two     Three     Four       and Six


% of
charge to     100%     80%      60%     40%         20%
be paid


     (iv)that if the Transmission Provider receives a distribution pursuant to
Section 16.6 from NEPOOL out of revenues paid for Through or Out Service or for In Service (as defined in the Tariff), the amounts received shall reduce its Local Network Service revenue requirements; and

     (v)that if the Transmission Provider receives transmission revenues from an Eligible Customer taking Local Network Service from that Transmission Provider with respect to an Excepted Transaction, the amounts received shall reduce the amount due from such Eligible Customer connected to the Transmission Provider's transmission system for Local Network Service provided thereto by the Transmission Provider rather than reducing the Transmission Provider's total cost of service, except that any reductions to the amount due from Eligible Customers for Excepted Transactions identified in Section 25(1) and (2) of the Tariff shall be made only for service rendered through February 28, 1999, and such reductions shall cease and shall be replaced thereafter in their entirety with the credits under the NEPOOL Tariff, provided in accordance with Sections 25A and 25B of the Tariff.

16.4Transmission Service Availability. The availability of transmission capacity to provide transmission service under the Tariff shall be determined in accordance with the Tariff. In determining the availability of transmission capacity, existing committed uses of the Participants' transmission facilities shall include uses for existing firm loads and reasonably forecasted changes in such loads, and for Excepted Transactions.

16.5Transmission Information. Information concerning (i) available transmission capacity, (ii) transmission rates and (iii) system conditions that may give rise to Interruptions or Curtailments shall be made available to all Participants and Non-Participants through the OASIS on a timely and non-discriminatory basis. All Participants owning PTF or other transmission facilities rated 69 kV or higher shall make available to the System Operator the information required to permit the maintenance of the OASIS in compliance with Commission Order 889 and any other applicable Commission orders; provided that no Participant shall be required to furnish information which is required to be treated as confidential in accordance with NEPOOL policy without appropriate arrangements to protect the confidentiality of such information.

16.6Distribution of Transmission Revenues. Payments required by the Tariff for the use of the NEPOOL Transmission System shall be made to NEPOOL and shall be distributed by it in accordance with this Section 16.6.

     A.Regional Network Service Revenues. Revenues received by NEPOOL for providing Regional Network Service each month during the Transition Period shall be distributed to those Participants owning PTF or those load-serving Participants supporting PTF which are obligated to take and pay for Regional Network Service and/or Internal Point-to-Point Service in accordance with the Tariff, in part on the basis of allocated flows for the region as determined in accordance with the methodology specified in Attachment A to this Agreement and in part in proportion to the respective Annual Transmission Revenue Requirements for PTF of such owners and supporters, in accordance with the following Schedule:



     Year One     Year Two     Year Three     Year Four     Year Five     Year
Six

Allocated
Flows:        25%        20%         15%        10%         5%       2.5%

Annual         75%        80%         85%        90%        95%      97.5%
Transmission
Revenue
Requirements:


Revenues received by NEPOOL for providing Regional Network Service each month after the Transition Period shall be distributed to the Participants owning or supporting PTF in proportion to their respective Annual Transmission Revenue Requirements for PTF.

     B.Through or Out Service Revenues. The revenues received by NEPOOL each month for providing Through or Out Service shall be distributed among the Participants owning PTF on the basis of allocated flows for the transaction determined in accordance with the methodology specified in Attachment A to this Agreement; provided that for service provided during the Transition Period but not thereafter, for an "Out" transaction which originates on the system of a Participant which owns the PTF interconnection facilities on the New England side of the interface with the other Control Area over which the transaction is delivered, 100% of the megawatt mile flows with respect to the transaction shall be deemed to occur on such Participant's system.

     C.Internal Point-to-Point Service Revenues. The revenues received by NEPOOL each month for providing Internal Point-to-Point Service shall be distributed among those load-serving Participants owning or supporting PTF which are obligated to take and pay for Regional Network Service and/or Internal Point- to-Point Service in accordance with the Tariff, in proportion to their respective Annual Transmission Revenue Requirements for PTF under Attachment F to the Tariff.

     D.Ancillary Service Payments. The revenues received by NEPOOL pursuant to Schedule 1 to the Tariff (scheduling, system control and dispatch service) will be used to reimburse NEPOOL, the System Operator (if the System Operator does not receive revenues for that service under a separate tariff) and Participants for the costs which are reflected in the charges for such service. The revenues received by NEPOOL pursuant to Schedules 2-7 to the Tariff shall be distributed prior to the Second Effective Date in accordance with the continuing provisions of the Prior NEPOOL Agreement and the rules adopted thereunder, and shall be distributed on or after the Second Effective Date in accordance with Section 14.

     E.Congestion Payments. Any congestion uplift charge received as a payment for transmission service pursuant to Section 24 of the Tariff for any hour shall be applied in accordance with Section 14.5(a) in payment for Energy service.

SECTION 17
POOL-PLANNED UNIT SERVICE

17.1Effective Period. The provisions contained in this Section 17 shall continue in effect for the period to and including February 28, 2001, and shall be of no effect after that date.

17.2Obligation to Provide Service. Until February 28, 2001, each Participant shall provide service over its PTF facilities under this Section 17 rather than under the Tariff, for the following purposes:

(a)the transfer to a Participant's system of its ownership interest or its Unit Contract Entitlement under a contract entered into by it before November 1, 1996 in a Pool-Planned Unit which is off its system;

(b)the transfer to a Participant's system of its Entitlement in a purchase under a contract entered into by it before November 1, 1996 (including a purchase under the HQ Phase II Firm Energy Contract) from Hydro-Quebec where the line over which the transfer is made into New England is the HQ Interconnection; and

(c)the transfer to a Non-Participant of its Entitlement in a Pool- Planned Unit pursuant to an arrangement which has been approved prior to November 1, 1996 by the Participants Committee.

17.3Rules for Determination of Facilities Covered by Particular Transactions. It is anticipated that it may be necessary with respect to a particular transmission use under subsection (a), (b) or (c) of Section 17.2 to determine whether the transaction is effected entirely over PTF, entirely over facilities that are not PTF, or partially over each.

The following rules shall be controlling in the determination of the facilities required to effect the use:

(a)To the extent that EHV PTF is available to effect the transaction, over all or part of the distance to be covered, the use shall be deemed to be effected on such EHV PTF over such portion of the distance to be covered.

(b)To the extent that EHV PTF is not available for the entire distance to be covered by the use, but Lower Voltage PTF is available to cover all or part of the distance not covered by EHV PTF, the transaction shall be deemed to be effected on such Lower Voltage PTF.

If a Participant has ownership or contractual rights with respect to an Excepted Transaction which are independent of this Agreement and the Tariff and are adequate to provide for a transfer of the types specified in subsections 17.2(a), (b) or (c), and such rights are not limited to the transfer in question, the transfer shall be deemed to have been effected pursuant to such rights and not pursuant to the provisions of this Agreement. A copy of each instrument establishing such rights, or an opinion of counsel describing and authenticating such rights, shall be filed with the Secretary of the Participants Committee.

17.4Payments for Uses of EHV PTF During the Transition Period.

(a)Each Participant shall pay each month for its uses of EHV PTF for transfers of Entitlements pursuant to subsections (a) or (b) of Section 17.2, one-twelfth of the NEPOOL EHV PTF Participant Summer or Winter Wheeling Rate in effect for the calendar year ending December 31, 1996, as determined in accordance with the Prior NEPOOL Agreement, for each Kilowatt of its current Entitlements which qualify for transfer pursuant to subsections (a) or (b) of
Section 17.2, except as otherwise provided in Section 17.3; provided that such payment shall be required with respect to only one-half the Kilowatts covered by a NEPOOL Exchange Arrangement (as hereinafter defined).

     Each Participant which is a party to the HQ Phase II Firm Energy Contract (other than a Participant (i) whose system is directly interconnected to the HQ Interconnection or (ii) which has contractual rights independent of this Agreement and the Tariff which give it direct access to the HQ Interconnection and which are not limited to transfers of Energy delivered over the HQ Interconnection) shall also pay each month for the use of EHV PTF for deliveries under the Phase II Firm Energy Contract during the Base Term of the HQ Phase II Firm Energy Contract, one-twelfth of the NEPOOL EHV PTF Participant Summer or Winter Wheeling Rate in effect for the calendar year ending December 31, 1996, as determined in accordance with the Prior NEPOOL Agreement, for each Kilowatt of its HQ Phase II Net Transfer Responsibility for the month. If, and to the extent that, such Responsibility continues for any period by which the term of said Contract extends beyond the Base Term, each such Participant shall continue to pay the above rate during the extension period with respect to its continuing Responsibility. A Participant shall not be deemed to be directly interconnected to the HQ Interconnection for purposes of this paragraph solely because of its participation in arrangements for the support and/or use of PTF facilities installed or modified to effect reinforcements of the New England AC transmission system required in connection with the HQ Interconnection. A copy of each contract establishing rights independent of this Agreement and the Tariff which provides direct access to the HQ Interconnection, or an opinion of counsel describing and authenticating such rights, shall be filed with the Secretary of the Participants Committee.

     The NEPOOL EHV PTF Participant Summer Wheeling Rate for any calendar year shall be applicable to the months in the Summer Period.

The NEPOOL EHV PTF Participant Winter Wheeling Rate for any calendar year shall be applicable to the months in the Winter Period.

A NEPOOL Exchange Arrangement is one entered into by two Participants each of which has an ownership interest in a Pool- Planned Unit on its own system pursuant to which each sells out of its ownership interest, a Unit Contract Entitlement to the other for a period of time which is, in whole or part, the same for both sales. Such an arrangement shall constitute a NEPOOL Exchange Arrangement even though the beginning and ending dates of the two Unit Contract sale periods are different, but only for the period for which both sales are in effect. If for any period the number of Kilowatts covered by the two Unit Contract Entitlements of a NEPOOL Exchange Agreement are not the same, the portion of the larger Entitlement which exceeds the amount of the smaller Entitlement shall not be deemed to be covered by such NEPOOL Exchange Arrangement for purposes of this Section 17.4.

(b)Each Participant shall pay each month for its use of EHV PTF for a transfer of an Entitlement in a Pool-Planned Unit to a Non- Participant pursuant to
Section 17.2(c) such charge as is fixed by the Participants Committee at the time of its approval of the sale, and filed with the Commission.

(c)Fifty percent of all amounts required to be paid with respect to transfers by a Participant pursuant to subsection (a) or (b) of Section 17.2 shall be paid to a pool transmission fund and distributed monthly among the Participants in proportion to the respective amounts of their costs with respect to EHV PTF for the calendar year 1996 as determined in accordance with the Prior NEPOOL Agreement.

(d)The remaining 50% of all amounts required to be paid with respect to transfers by a Participant pursuant to subsections (a) or (b) of Section 17.2 shall be paid to, and retained by, the Participant on whose system the transfer originates, or in the event the EHV PTF system of such Participant is supported in part by other Participants, then to the Participant on whose system the transfer originates and such other Participants in proportion to the respective shares of the costs of such EHV PTF system borne by each of them or in such other manner as the Participants involved may jointly direct; provided that the Participant on whose system the transfer originates shall have the right to waive such 50% payment in whole or part as to a particular transfer except that no such waiver may adversely affect the payments to any other Participant which is supporting in part the originating system's EHV PTF system.

17.5Payments for Uses of Lower Voltage PTF. Each Participant which uses another Participant's Lower Voltage PTF pursuant to this Section 17 shall pay each month to the owner of such Lower Voltage PTF (1) for each Kilowatt of its use of such Lower Voltage PTF for transfer of Entitlements pursuant to Subsections 17.2(a), (b) or (c) during the month, and (2) during the Base Term of the HQ Phase II Firm Energy Contract (and during any extension of the term of said Contract if and to the extent its HQ Phase II Net Transfer Responsibility continues during the extension period) for each Kilowatt of its HQ Phase II Net Transfer Responsibility for the month, the owner's Lower Voltage PTF Winter Wheeling Rate or Summer Wheeling Rate for the 1996 calendar year, as determined in accordance with the Prior NEPOOL Agreement; except that the requirements for such payments shall terminate on March 1, 1999 for Participants receiving network service under both the Tariff and applicable Local Network Service Tariff.

17.6Use of Other Transmission Facilities by Participants. For the period to and including February 28, 1999, each Participant which has no direct connection between its system and PTF shall be entitled to use the non- PTF transmission facilities of any other Participant required to reach its system for any of the purposes for which PTF may be used under Section 17.2. Such use shall be effected, and payment made, in accordance with the other Participant's filed open access tariff.

17.7Limits on Individual Transmission Charges. Any charges for transmission service pursuant to this Section 17 by any Participant to another Participant shall be just, reasonable and not unduly discriminatory or preferential. No provision of this Section 17 shall be construed to waive the right of any Participant to seek review of any charge, term or condition applicable to such transmission service by another Participant by the Commission or any other regulatory authority having jurisdiction of the transaction.

SECTION 17A
TRANSMISSION OWNERS RESERVED RIGHTS

     Notwithstanding any other provision of this Agreement, or any other agreement or amendment made in connection with the restructuring of NEPOOL, each Transmission Owner shall retain all of the rights set forth in this
Section 17A; provided, however, that such rights shall be exercised in a manner consistent with the Transmission Owner's rights and obligations under the Federal Power Act and the Commission's rules and regulations thereunder.

17A.1Each Transmission Owner shall have the right at any time unilaterally to file pursuant to Section 205 of the Federal Power Act to change the revenue requirements underlying its component of the rates for service under the NEPOOL Tariff and the transmission-related provisions of this Agreement.

17A.2Nothing in this Agreement shall restrict any rights, to the extent such rights exist: (a) of Transmission Owners that are parties to a merger, acquisition or other restructuring transaction to make a filing under Section 205 of the Federal Power Act with respect to the reallocation or redistribution of revenues among such Transmission Owners; or (b) of any Transmission Owner to terminate its participation in NEPOOL pursuant to
Section 21.2 of this Agreement, notwithstanding any effect its withdrawal from NEPOOL may have on the distribution of transmission revenues among other
Transmission Owners.   Further, nothing in this Agreement shall be interpreted
to permit the adoption of a rate design change that is inconsistent with any settlement under the Tariff accepted by the Commission without the consent of all signatories to the settlement.

17A.3Each Transmission Owner retains all rights that it otherwise has incident to its ownership of its assets, including, without limitation, its PTF and non-PTF, including the right to build, acquire, sell, merge, dispose of, retire, use as security, or otherwise transfer or convey all or any part of its assets, including, without limitation, the right, individually or collectively, to amend or terminate the Transmission Owner's relationship with the ISO in connection with the creation of an alternative arrangement for the ownership and/or operation of its transmission facilities on an unbundled basis (e.g., a transmission company), subject to necessary regulatory approvals and to any approvals required under applicable provisions of this Agreement. This section is not intended to reduce or limit any other rights of a Transmission Owner as a signatory to this Agreement.

17A.4The obligation of any Transmission Owner to expand or modify its transmission facilities in accordance with the Tariff shall be subject to the Transmission Owners' right to recover, pursuant to appropriate financial arrangements contained in Commission-accepted tariffs or agreements, all reasonably incurred costs, plus a reasonable return on investment, associated with constructing and owning or financing such expansions or modifications to its facilities.

17A.5Each Transmission Owner shall have the right to adopt and implement procedures it deems necessary to protect its electric facilities from physical damage or to prevent injury or damage to persons or property.

17A.6Each Transmission Owner retains the right to take whatever actions it deems necessary to fulfill its obligations under local, state or federal law.

17A.7In addition to having the rights reserved under other provisions of this
Section 17A, all Participants retain the right to take any position before the Commission, and any appellate court with jurisdiction to review a Commission determination, or to seek a determination by the Commission, regarding whether, and the extent to which, the Transmission Owners may retain the exclusive right to make unilateral filings under Section 205 of the Federal Power Act to amend the Tariff and the transmission related provisions of this Agreement. If and to the extent the Commission rules that the Transmission Owners do not retain such rights, then any such amendment that is not subject to any of Section 17A.1 through 17A.6 may be filed with the Commission only upon the approval by the Participants Committee of the amendment under Section 6.11, including Section 6.11(d). If and to the extent the Commission rules that the Transmission Owners do retain such rights, then the Transmission Owners, acting through the Transmission Owners Committee, shall have the exclusive right to make unilateral filings under Section 205 of the Federal Power Act to amend the Tariff and the transmission- related provisions of this Agreement, other than filings subject to Sections 17A.1 or 17A.2.

17A.8(a)     Notwithstanding anything to the contrary in this Agreement, the rights of each Participant under the Federal Power Act shall be preserved.

(b) Any dispute over whether a matter falls within the scope of any of the rights reserved under this Section 17A will be subject to resolution pursuant to Section 11.A.

(c) No amendment to any provision of this Section 17A or Section 11B may be adopted without the agreement of the Transmission Owners specified in
Section 11B.

(d) Any agreement entered into between NEPOOL and a System Operator shall require the System Operator to respect the rights reserved under this Section 17A.

PART FIVE
GENERAL

SECTION 18
GENERATION AND TRANSMISSION FACILITIES

18.1Designation of Pool-Planned Facilities. At the request of a Participant, the Participants Committee shall designate as "pool- planned" a generating or transmission facility to be constructed by the Participant or its Related Person if the Participants Committee determines that the facility is consistent with NEPOOL planning. The Participants Committee may not unreasonably withhold designation as a Pool-Planned Facility of a generation unit or other facility proposed by one or more Participants in order to satisfy their anticipated Installed Capability Responsibilities with a mix of generation and other resources reasonably comparable as to economics and types to that being developed for New England.

18.2Construction of Facilities.  Subject to Sections 13.1, 15.2, 15.5, 18.3,
18.4 and 18.5, and to the provisions of the Tariff, each Participant shall have the right to determine whether, and to what extent, additions to and modifications in its generating and transmission facilities shall be made. However, each Participant shall give due consideration to recommendations made to it by the Participants Committee or the System Operator for any such additions or modifications and shall follow such recommendations unless it determines in good faith that the recommended actions would not be in its best interest.

18.3Protective Devices for Transmission Facilities and Automatic Generation Control Equipment.

Each Participant shall install, maintain and operate such protective equipment and switching, voltage control, load shedding and emergency facilities as the Participants Committee may determine to be required in order to assure continuity of service and the stability of the interconnected transmission facilities of the Participants. Until the Second Effective Date, each Participant shall also install, maintain and operate such Automatic Generation Control equipment as the Participants Committee may determine to be required in order to maintain proper frequency for the interconnected bulk power system of the Participants and to maintain proper power flows into and out of the NEPOOL Control Area.

18.4Review of Participant's Proposed Plans. Each Participant shall submit to the System Operator, Participants Committee, the Reliability Committee, and the Markets Committee or the Tariff Committee, as appropriate, for review by them, in such form, manner and detail as the Participants Committee may reasonably prescribe, (i) any new or materially changed plan for additions to, retirements of, or changes in the capacity of any supply and demand-side resources or transmission facilities rated 69 kV or above subject to control of such Participant, and (ii) any new or materially changed plan for any other action to be taken by the Participant which may have a significant effect on the stability, reliability or operating characteristics of its system or the system of any other Participant. No significant action (other than preliminary engineering action) leading toward implementation of any such new or changed plan shall be taken earlier than sixty days (or ninety days, if the System Operator or the Participants Committee
      determines that it requires additional time to consider the plan and so notifies the Participant in writing within the sixty days) after the plan has been submitted to the Committees. Unless prior to the expiration of the sixty or ninety days, whichever is applicable, the Participants Committee notifies the Participant in writing that it has determined that implementation of the plan will have a significant adverse effect upon the reliability or operating characteristics of its system or of the systems of one or more other Participants, the Participant shall be free to proceed. The time limits provided by this Section 18.4 may be changed with respect to any such submission by agreement between the Participants Committee and the Participant required to submit the plan.

18.5Participant to Avoid Adverse Effect. If the Participants Committee notifies a Participant pursuant to Section 18.4 that implementation of the Participant's plan has been determined to have a significant adverse effect upon the reliability or operating characteristics of its system or the systems of one or more other Participants, the Participant shall not proceed to implement such plan unless the Participant or the Non- Participant on whose behalf the Participant has submitted its plan takes such action or constructs at its expense such facilities as the Participants Committee determines to be reasonably necessary to avoid such adverse effect; provided that if the plan is for the retirement of a supply or demand-side resource, the Participant may proceed with its plan only if, after engaging in good faith negotiations with persons designated by the Participants Committee to address the adverse effects on reliability or operating characteristics, the negotiations either address the adverse effects to the satisfaction of the Participants Committee, or no satisfactory resolution can be achieved on terms acceptable to the parties within 90 days of the Participant's receipt of the Participants Committee's notice. Any agreement resulting from such negotiations shall be in writing and shall be filed in accordance with the Commission's filing requirements if it requires any payment.

SECTION 19
EXPENSES

19.1Annual Fee. Each Participant shall pay to NEPOOL in January of each year an annual fee, which shall be applied toward NEPOOL expenses, as follows:

(a)Each End User Participant which is a non-profit residential or small business consumer, or non-profit group representing such entities, shall pay an annual fee of $500.

(b)Each End User Participant, other than non-profit residential or small business consumers or non-profit groups representing such entities, shall pay an annual fee of $500; plus an additional fee of $500 per megawatt hour of its highest Energy use during any hour in the preceding year (net of any use of on-site generation) up to a maximum of $5,000; plus an additional fee of $200 per megawatt hour for each megawatt hour by which its highest Energy use during any hour in the preceding year (net of any use of on-site generation during such hour) exceeded 20 megawatt hours.

(c)Each Participant which is a Publicly Owned Entity and a member of the Publicly Owned Entity Sector shall pay an annual fee of $5,000, except that any such Participant which is engaged in electricity distribution and had annual Energy sales of less than 30,000 megawatt hours in the preceding year shall pay an annual fee of $500, and the difference between $5,000 and $500 for each such Participant shall be paid, as an additional fee, by the remaining Participants which are Publicly Owned Entities and members of the Publicly Owned Entity Sector.

(d)Each Participant other than an End User Participant or a Publicly Owned Entity shall pay an annual fee of $5,000.

19.2NEPOOL Expenses. Commencing on January 1, 1999, most expenses of the System Operator are recovered by it directly from Participants and Non-Participants under the ISO's Tariff for Transmission Dispatch and Power Administration (the "ISO Tariff") or through direct charges for services rendered by the ISO, and have ceased to be NEPOOL expenses. At that time, the payment of a portion of NEPEX expenses from the Savings Fund in accordance with the Prior NEPOOL Agreement also terminated.

Further, commencing on January 1, 1999 through June 30, 1999, the balance of NEPOOL expenses remaining to be paid after the application of (i) the annual fee to be paid pursuant to Section 19.1 and (ii) any fees or other charges for services or other revenues received by NEPOOL, or collected on its behalf by the System Operator, shall, except as otherwise provided in Section 19.3, be allocated among and paid monthly by the Participants in accordance with their respective voting shares, as determined in accordance with the Agreement provisions in effect during such period.

Commencing as of July 1, 1999, such balance of NEPOOL expenses for July and subsequent months shall be divided equally into as many shares as there are active Sectors pursuant to Sector 6.2 (other than an End User Sector) and each Sector's share shall be paid monthly by the Participants in each such Sector (other than an End User Sector) in such manner as the Participants in each Sector may determine by unanimous vote and advise the ISO, provided that if the Participants in a Sector fail to agree unanimously on the allocation of their Sector's share, the Participants in the Sector shall pay for such Sector share in the same proportion as the vote they are entitled to in the Sector. Participants in the Sector that are represented by a group voting member shall subdivide their portion of the Sector's share of expenses in such a manner as they may determine by unanimous agreement; provided that if there is not unanimous agreement among the Participants represented by a group member as to how to allocate their portion of the Sector's share of expenses, such portion shall be allocated among the Participants represented by that group member as follows: (i) for each Participant in the Generation Sector represented by a group voting member, the portion will be allocated in the same proportion that the Megawatts of generation owned by the Participants represents of the total Megawatts owned by Participants represented by the group voting member; and
(ii) for Participants in the Transmission Sector, the portion will be allocated equally among the Participants represented by the group member. Notwithstanding the foregoing, no portion of such balance shall be paid by End User Participants and, until such time as an End User Sector is activated, the monthly share allocated to the Publicly Owned Entity Sector shall be reduced by one-twelfth of the aggregate annual fees paid by End Users for the year pursuant to Section 19.1 and one- third of the amount of such reduction shall be allocated to each of the other three Sectors.

19.3Restructuring Costs.

     (a)The expense of restructuring NEPOOL ("Restructuring Expense"), including but not limited to (i) software development, hardware and system software costs for implementation of the Tariff and the new market system,
(ii) the costs of the formation of the

Independent System Operator and related separation costs, (iii) legal and consultant costs related to the amendment of the NEPOOL Agreement (including the Tariff) and the proceeding with respect thereto at the Federal Energy Regulatory Commission, and (iv) capital expenditures and capitalized project costs of the Independent System Operator, shall be funded (to the extent not already funded) and amortized according to this Section 19.3.

     (b)The Restructuring Expense incurred (other than certain capital expenditures and capitalized project costs funded separately by the ISO) before the Second Effective Date (the "Early Restructuring Expense") has been funded during the period prior to such date by those entities which have been the Participants during such period. Commencing at the Second Effective Date, the Early Restructuring Expense shall be amortized in equal monthly amounts and repaid over the next 60 months with interest thereon at the rate of 8% per annum from the date of payment. Each month during the first twelve months of such period each Participant shall pay its percentage "X", as determined below, of 1/60th of the Early Restructuring Expense, plus accumulated interest, and each Participant or other Entity which previously paid an unreimbursed portion of the aggregate Early Restructuring Expense shall be entitled to receive each month its percentage "Y", as determined below, of the aggregate amount to be paid for the month, including accumulated interest.
"X" and "Y" shall be determined in accordance with the following formulas:

     X =     A / A 1   in which

     X      is the percentage to be paid for a month by a Participant of the aggregate amount payable pursuant to this subsection (b) by all Participants for the month.

     Ais the amount payable by the Participant for the month under Schedule 2 (Energy Administration Services) of the ISO Tariff (as defined in Section 19.2) as amended or revised from time to time.

     A 1is the aggregate amount payable by all Participants for the month under Schedule 2 (Energy Administration Services) of the ISO Tariff as amended or revised from time to time.

     Y =B / B 1     in which

     Yis the percentage to be received for a month by a Participant or other Entity of the aggregate amount to be received pursuant to this subsection (b) by all Participants or other Entities for the month.

     Bis the amount of Early Restructuring Expense paid by the Participant or other Entity which has not previously been reimbursed.

     B 1is the aggregate amount of Early Restructuring Expense paid by all Participants and other Entities which has not previously been reimbursed.

(c)The Restructuring Expense incurred on the Second Effective Date and to but not including January 1, 2000 or thereafter shall be funded each month by the Participants in proportion to the Member Fixed Voting Shares (as defined in Section 6.9(c)) of each Participant as in effect at the beginning of the month provided, however, that in calculating the allocation of this portion of the Restructuring Expense, the Member Fixed Voting Shares of End User Participants that participate in NEPOOL for governance purposes only in accordance with NEPOOL's Standard Membership Conditions, Waivers and Reminders ("Governance Only End User Participants") shall not be included in such calculations and the amounts that would otherwise have been payable by such Governance Only End User Participants will be allocated to all of the other Participants on the basis of their Member Fixed Voting Shares.

(d)The Restructuring Expense incurred on or after January 1, 2000 (the "Late Restructuring Expense") shall initially be funded for each month, on an as incurred basis, by the Participants in proportion to their charges under the ISO Tariff for the prior month. The aggregate Late Restructuring Expense funded in any calendar year shall be amortized in equal monthly amounts and repaid over the next 60 months, commencing in January of the immediately succeeding calendar year, with interest thereon from the date of payment at the rate equal to the average Weighted Costs of Capital of all Transmission Providers in effect on October 20, 1999 (without subsequent adjustment) determined pursuant to Section II(A)(2)(a) of the Implementation Rule for Calculating Annual Transmission Revenue Requirements filed as a supplement to the Tariff. Thus, for example, the Late Restructuring Expense incurred in 2000 will be amortized and repaid over a 60-month period commencing in January 2001. Each month during the applicable amortization period each Participant shall pay its share of the portion of the Late Restructuring Expense being amortized during such period, plus accumulated interest, and each Participant or other Entity which previously paid an unreimbursed portion of the aggregate Late Restructuring Expense being amortized during such period shall be entitled to receive its share of the aggregate amount paid for such month, including accumulated interest, according to an allocation methodology that is based on the appropriate schedules of the ISO Tariff, which allocation methodology will be established under subsection (e) below.

(e)The Participants agree to amend the Agreement within twelve months after the Second Effective Date to specify how the balance of the Early Restructuring Expense is to be paid. The Participants agree to amend the Agreement by November 1, 2000 to provide for the amortization and repayment of the Late Restructuring Expense, according to an allocation methodology that is based on the appropriate schedules of the ISO Tariff as approved by the Commission.

(f)The funding methodology set forth in subsection (d) shall terminate automatically upon the implementation of a permanent restructuring funding methodology acceptable to the Participants Committee and the ISO, to the extent superseded by such permanent restructuring funding methodology.

SECTION 20
INDEPENDENT SYSTEM OPERATOR

     (a)The Participants Committee is authorized and directed to approve one or more agreements to be entered into with the ISO (the "ISO Agreement") and any amendments to the ISO Agreement which the Committee may deem necessary or appropriate from time to time. The ISO Agreement shall specify the rights and responsibilities of NEPOOL and the ISO, for the continued operation of the NEPOOL control center by the ISO as the control center operator for the NEPOOL Control Area and the administration of the Tariff. In addition, the ISO shall be responsible for the furnishing of billing and other services required by NEPOOL.

     (b)The fees and charges of the ISO (other than those recovered under the ISO Tariff, as defined in Section 19.2, and fees and charges for services which are separately billed), and any indemnification payable under the ISO Agreement, shall be shared by the Participants in accordance with Section 19.

     (c)The Participants shall provide to the ISO the financial support, information and other resources necessary to enable the ISO to provide the services specified in the ISO Agreement, or in this Agreement, in accordance with Good Utility Practice and subject to the budgeting, approval and dispute resolution provisions of the ISO Agreement and this Agreement.

     (d)The Participants shall provide appropriate funding for the acquisition of land, structures, fixtures, equipment and facilities, and other capital expenditures and capitalized project expenditures for the ISO, which are included in the annual budget for the ISO in accordance with the provisions of the ISO Agreement, or otherwise specifically approved by the Participants Committee. All such land, structures, fixtures, equipment and facilities, and other capital assets, and all software or other intellectual property or rights to intellectual property or other assets acquired or developed by the ISO in order to carry out its responsibilities under the ISO Agreement shall be the property of the Participants or shall be acquired by the Participants under lease in accordance with arrangements approved by the Participants Committee. For those Participants subject to the Public Utility Holding Company Act of 1935 ("PUHCA"), any such acquisition by those Participants is subject to PUHCA approval to the extent such acquisition requires approval under PUHCA. Unless otherwise agreed by the Participants, the funding of the acquisition, or lease, of land, structures, fixtures, equipment and facilities, and other capital and/or capitalized project related expenditures, or the acquisition of other assets, and the ownership thereof, or the obligations of Participants as lessees, shall be in accordance with Section
19.3 of this Agreement. The Participants shall make all such assets (including the assets of the existing NEPOOL headquarters and control center) available for use by the ISO in carrying out its responsibilities under the ISO Agreement. The ISO Agreement shall require the ISO, on behalf of the Participants, to maintain and care for, insure as appropriate, and pay any property taxes relating to, assets made available for its use.

     (e)The ISO Agreement shall require the ISO to refrain from any action that would create any lien, security interest or encumbrance of any kind upon the facilities, equipment or other assets of any Participant, or upon anything that becomes affixed to such facilities, equipment or other assets. The Participants and the ISO shall include in the ISO Agreement a provision that, upon the request of any Participant, the ISO shall (i) provide a written statement that it has taken no action that would create any such lien, security interest or encumbrance, and (ii) take all actions within the control of the ISO, at the direction and expense of the requesting Participant, required for compliance by such Participant with the provisions of its mortgage relating to such facilities, equipment or other assets.

     (f)The ISO shall have the right to appoint a non-voting member and an alternate to each NEPOOL committee other than the Participants Committee. The member appointed to each committee shall have all of the rights of any other member of the committee except the right to vote.

     (g)The ISO shall have the same rights as a Participant to appeal to the Participants Committee any action taken by any other NEPOOL committee, and shall be entitled to appear before the Participants Committee on any such appeal. Further, the ISO shall be entitled to submit any dispute with respect to a vote of the Participants Committee to approve, modify, or reject a proposed action to resolution in accordance with Section 21.1, whether or not the action could have been submitted by a Participant in accordance with
Section 21.1A. In addition, the ISO shall be entitled to submit any dispute with respect to a vote of the Participants Committee which denies an appeal to the Participants Committee by the ISO or which takes action on any rulemaking issue to the Board of Directors of the ISO for determination, subject to the right of the Participants Committee to seek a review in accordance with the Alternate Dispute Resolution procedures or by the Commission. The ISO shall give notice of any such submission to the Secretary of the Participants Committee within ten days of the action of the Participants Committee and shall mail a copy of such notice to each member of the Participants
Committee.  Pending final action on the submission in accordance with Section
21.1 or by the Board of Directors of the ISO or the Commission, as appropriate, the giving of notice of the submission shall suspend the Participants Committee's action. Unless the Board of Directors of the ISO acts within 60 days of the ISO's notice to the Participants Committee, the Participants Committee action will be deemed to be approved.

     (h)The ISO Agreement shall specify the ISO's independent authority with respect to rulemaking.

     (i)NEPOOL and its committees and the ISO shall consult and coordinate from time to time with the relevant state regulatory, siting and other authorities of the six New England states on operating, planning and other issues of concern to the states. The New England Conference of Public Utilities Commissioners, Inc. ("NECPUC") or its designee shall be furnished notices of meetings of all NEPOOL committees and the Board of Directors of the ISO, and minutes of their meetings. NECPUC and other state authorities shall be provided an appropriate opportunity to appear at meetings of the NEPOOL committees and the Board of Directors of the ISO and to present their views. Representatives of NEPOOL and the ISO shall be designated to attend meetings of NECPUC or any committee or task force of NECPUC, to the extent NECPUC or its committee or task force may deem such attendance appropriate.

     (j)Appointment of Technical Committee Officers. The System Operator shall, after its chief executive officer has conferred with the Participant members of the Liaison Committee regarding such appointment(s), appoint the Chair and Secretary of each of the Technical Committees. Each individual appointed by the System Operator shall be an independent person not affiliated with any Participant. Before appointing an individual to the position of Chair or Secretary, the System Operator shall notify the Committee to which such officer is being appointed of the proposed assignment and, consistent with its personnel practices, provide any other information about the individual reasonably requested by the Committee. In the event that a Technical Committee determines that the performance of the Chair or Secretary of the Committee is not satisfactory, the Committee shall provide notice to the System Operator that such performance deficiencies must be corrected within 60 days. If the Committee determines that the performance deficiencies have not been corrected within the 60-day period, the Committee may vote to remove the officer, subject to appeal to the Participants Committee. A vote of the Technical Committee to remove its officer shall be immediately effective and binding on the System Operator and shall cause the System Operator to appoint a replacement officer in accordance with the provisions of this Section 20(j) unless an appeal to the Participants Committee has been taken prior to the end of the tenth business day following the vote to remove the officer in which case the vote for removal shall be subject to the outcome of such appeal. A vote of the Participants Committee with respect to any such appeal shall be immediately effective and binding on the System Operator and not subject to any further appeals.


SECTION 21
MISCELLANEOUS PROVISIONS

21.1     Alternative Dispute Resolution.

     A.     General:

If the ISO is aggrieved by a vote of the Participants Committee to approve, modify or reject a proposed action under this Agreement, including the Tariff, it may submit the matter for resolution hereunder. If the Participants Committee is aggrieved by an action of the ISO Board of Directors ("ISO Board") under this Agreement, including the Tariff or the ISO Agreement (as defined in Section 20(a)), the Participants Committee may submit the matter for resolution hereunder; provided, however, that if the action of the ISO relates to rulemaking, the Participants Committee may submit the matters for resolution under this Section 21.1 only with the concurrence of the ISO. Any Participant which is aggrieved by a vote of the Participants Committee to approve, modify or reject a proposed action under this Agreement, including the Tariff, may, as provided below, submit the matter for resolution hereunder if the vote:

          (1)requires such Participant to make a payment or to take any action pursuant to this Agreement; or

          (2)reduces the amount of any receipt or forbids, pursuant to this Agreement, the taking of any action by the Participant; or

          (3)fails to afford it any right to which it is entitled under the provisions of this Agreement or imposes on it a burden to which it is not subject under the provisions of this Agreement; or

          (4)results in the termination of the Participant's status as a Participant or imposes any penalty on the Participant; or

          (5)results in an allocation of transmission or other facilities support obligations; or

          (6)fails to grant in full an application for transmission service pursuant to the Tariff.

No legal or regulatory proceeding (except those reasonably necessary to toll statutes of limitations, claims for laches or other bars to later legal or regulatory action) shall be initiated by any Participant with respect to any such matter while proceedings are pending under this Section with respect to the matter.

     B.     Procedure:

          (1)Submission of a Dispute: The ISO or a Participant seeking review of a vote of the Participants Committee shall give written notice to the Secretary of the Participants Committee within ten business days of the vote, and shall mail or telecopy a copy of its notice to each member of the Participants Committee. Where the Participants Committee is seeking review of an action of the ISO Board, the Participants Committee shall give written notice to the Secretary of the ISO Board. The provider of notice under this Section shall be referred to herein as the "Aggrieved Party."

          (2)Suspension of Action: If the ISO seeks review of a vote of the Participants Committee pursuant to this Section, the vote to be reviewed shall be suspended pending resolution of such review by the arbitrator or the Commission if raised in regulatory proceedings. If a Participant seeks such a review, the vote to be reviewed shall be suspended for up to 90 days following the giving of the Participant's notice pending resolution of any arbitration proceeding unless the Participants Committee determines that the suspension will imperil the stability or reliability of the NEPOOL Control Area bulk power supply.

          (3)Aggrieved Party Options: (i) If the notice is to seek review of a vote of the Participants Committee, the Aggrieved Party's notice to the Participants Committee shall invoke arbitration as described herein in its notice pursuant to paragraph B(1), and may also initiate mediation with the agreement of the Participants Committee, while reserving such Party's right to proceed with the arbitration if mediation does not resolve the matter within 20 days of the giving of the Party's notice or such longer period as may be fixed by mutual agreement of the Participants Committee and the Aggrieved Party. Notwithstanding the initiation of mediation, the arbitration proceeding shall proceed concurrently with the selection of the arbitrator pursuant to paragraph C(1) of this Section 21.1.

          (ii)If the notice is to seek review of an ISO action, the Participants Committee's notice to the ISO Board shall (subject to the concurrence of the ISO for actions relating to rulemaking as provided in
Section 21.1A) invoke arbitration as described herein in its notice pursuant to paragraph B(1), and may also initiate mediation with the agreement of the ISO Board, while reserving the Participants Committee's right to proceed with the arbitration if mediation does not resolve the matter within 20 days of the giving of the Participants Committee's notice or such longer period as may be fixed by mutual agreement of the ISO Board and the Participants Committee. Notwithstanding the initiation of mediation, the arbitration proceeding shall proceed concurrently with the selection of the arbitrator pursuant to paragraph C(1) of this Section 21.1.

          (4)Mediation Positions not to be Used Elsewhere: All mediation proceedings pursuant to this Section are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

          (5)Time Limits; Duration: Any other Participant that wishes to participate in an arbitration proceeding hereunder shall give signed written notice to the Secretary of the Participants Committee, and to the Secretary of the ISO Board if the ISO is involved in such arbitration, no later than ten calendar days after the giving of the notice of arbitration. The arbitration procedure shall not exceed 90 calendar days from the date of the Aggrieved Party's notice invoking arbitration to the arbitrator's decision unless the parties agree upon a longer or shorter time. All agreements by the ISO or the aggrieved Participant and the Participants Committee to use mediation shall establish a schedule which will control unless later changed by mutual agreement.

          C.     Arbitration:

               (1)Selection of Arbitrator: The ISO or the aggrieved Participant and the Participants Committee shall attempt to choose by mutual agreement a single neutral arbitrator to hear the dispute. If the ISO or the Participant and the Participants Committee fail to agree upon a single arbitrator within ten calendar days of the giving of notice of arbitration to the Secretary of the Participants Committee or the Secretary of the ISO Board, as the case may be, the American Arbitration Association shall be asked to appoint an arbitrator. In either case, the arbitrator shall be knowledgeable in matters involving the electric power industry, including the operation of control areas and bulk power systems, and shall not have any substantial business or financial relationships with the ISO, NEPOOL or its Participants (other than previous experience as an arbitrator) unless otherwise mutually agreed by the ISO or the aggrieved Participant and the Participants Committee.

               (2)Costs: NEPOOL shall be responsible for all of the costs of the proceeding if it is initiated by the ISO or by the Participants Committee. If a proceeding is initiated by an aggrieved Participant, each party shall be responsible for the following costs, if applicable:

          (i)its own costs incurred during the arbitration process (except that this does not preclude billing the aggrieved Participant for its share of NEPOOL Expenses that may include the Participants Committee's arbitration costs); plus

                    (ii)One half of the common costs of the arbitration including, but not limited to, the arbitrator's fee and expenses, the rental charge for a hearing room and the cost of a court reporter and transcript, if required.

               (3)Hearing Location: Unless otherwise mutually agreed, the site for all arbitration hearings shall be NEPOOL counsel's office.

          D.       Rules and Procedures:

          (1)Procedure and Discovery: The procedural rules (if any), the conduct of the arbitration and the availability, extent and duration of pre-hearing discovery (if any), which shall be limited to the minimum necessary to resolve the matters in dispute, shall be determined by the arbitrator in his/her sole discretion at or prior to the initial hearing.

               (2)Pre-hearing Submissions: The Aggrieved Party shall provide the arbitrator with a brief written statement of its complaint and a statement of the remedy or remedies it seeks, accompanied by copies of any documents or other materials it wishes the arbitrator to review. The Participants Committee will provide the arbitrator with a copy of this Agreement and all relevant implementing documents, a brief description of the action being arbitrated, copies of the minutes of all NEPOOL committee meetings at which the matter was discussed, a brief statement explaining why the Participants Committee believes its decision should be upheld by the arbitrator, and copies of any documents or other materials the Participants Committee wishes the arbitrator to review. If the Participants Committee is the Aggrieved Party, the ISO Board will provide copies of minutes of the ISO Board meetings at which the matter was discussed, a brief statement explaining why the ISO Board believes its decision should be upheld by the arbitrator, and copies of any documents or other materials the ISO Board wishes the arbitrator to review. These submissions shall be made within five days after the selection of the arbitrator.

In addition, each party shall designate one or more individuals to be available to answer questions the arbitrator may have on the documents or other materials submitted by that party. The answers to all such questions shall be reduced to writing by the party providing the answer and a copy shall be furnished to the other party.

               (3)Initial Hearing: An initial hearing will be held no later than 10 days after the selection of the arbitrator and shall be limited to issues raised in the pre-hearing filings. The scheduling of further hearings at the request of either party or on the arbitrator's own motion shall be within the sole discretion of the arbitrator.

               (4)Decision: The arbitrator's decision shall be due, unless the deadline is extended by mutual agreement of the ISO or the aggrieved Participant and the Participants Committee, within sixty days of the initial hearing or within ninety days of the Aggrieved Party's initiation of arbitration, whichever occurs first. The arbitrator shall be authorized only to interpret and apply the provisions of this Agreement and the arbitrator shall have no power to modify or change the Agreement in any manner.

               (5)Effect of Arbitration Decision: The decision of the arbitrator will be conclusive in a subsequent regulatory or legal proceeding as to the facts determined by the arbitrator but will not be conclusive as to the law or constitute precedent on issues of law in any subsequent regulatory or legal proceedings.

     An aggrieved party may initiate a proceeding with a court or with the Commission with respect to the arbitration or arbitrator's decision only:

          Oif the arbitration process does not result in a decision within the time period specified and the proceeding is initiated within thirty days after the expiration of such time period; or

          Oon the grounds specified in Sections 10 and 11 of Title 9 of the United States Code for judicial vacation or modification of an arbitration award and the proceeding is initiated within thirty days of the issuance of the arbitrator's decision.

               (6)Other Disputes: In the event a dispute arises with a Non-Participant which receives or is eligible to receive service under this Agreement or the Tariff with respect to such service, the Non-Participant shall have the right to have the dispute considered by the Participants Committee. In the event the Non- Participant is aggrieved by the Participants Committee's vote on the dispute, and the vote has any of the effects specified in paragraph A of this Section 21.1, the aggrieved Non-Participant may require that the dispute be resolved in accordance with this Section 21.1. To the extent that NEPOOL provides services to Non-Participants under separate agreements, the Participants Committee shall incorporate the provisions of this Section by reference in any such agreement, in which case the term "Participant" shall be deemed for purposes of the dispute resolution provisions to include such Non- Participant purchasers of NEPOOL services.

21.2     Payment of Pool Charges; Termination of Status as
     Participant.

     (a)Any Participant shall have the right to terminate its status as a Participant upon no less than six months' prior written notice given to the Secretary of the Participants Committee.

     (b)If at any time during the term of this Agreement a receiver or trustee of a Participant is appointed or a Participant is adjudicated bankrupt or an order for relief is entered under the Federal Bankruptcy Code against a Participant or if there shall be filed against any Participant in any court (pursuant to the Federal Bankruptcy Code or any statute of Canada or any state or province) a petition in bankruptcy or insolvency or for reorganization or for appointment of a receiver or trustee of all or a portion of the Participant's property, and within ninety days after the filing of such a petition against the Participant, the Participant shall fail to secure a discharge thereof, or if any Participant shall file a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy or insolvency law or shall make an assignment for the benefit of creditors, the Participants Committee may terminate such Participant's status as a Participant as of any time thereafter.

(c)Each Participant is obligated to pay when due in accordance with NEPOOL procedures all amounts invoiced to it by NEPOOL, or by the ISO on behalf of NEPOOL. If a Participant disputes a NEPOOL invoice in whole or part, it shall be entitled to continue to receive service under the Agreement and the Tariff, so long as the Participant (i) continues to make all payments not in dispute, and (ii) pays into an independent escrow account the portion of the invoice in dispute, pending resolution of the dispute. If the Participant fails to meet these two requirements for continuation of service, NEPOOL may suspend service, in whole or part, to the Participant sixty days after the giving of notice to the Participant of NEPOOL's intention to suspend service, in accordance with Commission policy.

     (d)In the event a Participant fails, for any reason other than a billing dispute as described in subsection (c) of this Section 21.2, to pay when due in accordance with NEPOOL procedures all amounts invoiced to it by NEPOOL, or by the ISO on behalf of NEPOOL, or the Participant fails to perform any other obligation under the Agreement or the Tariff, and such failure continues for at least ten days, NEPOOL may notify the Participant that it is in default and may initiate a proceeding before the Commission to terminate such Participant's status as a Participant. Pending Commission action on such termination, NEPOOL may suspend service, in whole or part, to the Participant on or after 50 days after the giving of such notice and the initiation of such proceeding, in accordance with Commission policy, unless the Participant cures the default within such 50- day period.

     (e)If the status of a Participant as a Participant is terminated pursuant to this Section 21.2 or any other provision of this Agreement, such former Participant's generation and transmission facilities shall continue to be subject to such NEPOOL or other requirements relating to reliability as the Commission may approve in acting on the termination, for so long as the Commission may direct. Further, if any of such former Participant's transmission facilities are required in order to permit transactions among any of the remaining Participants pursuant to this Agreement or the Tariff, all pending requests for transmission service under the Tariff relating to such Participant's facilities shall be followed to completion under the Participant's own tariff and all existing service over the Participant's facilities shall continue to be provided under the Tariff for a period of three years. It is the intent of this subsection that no such termination should be allowed to jeopardize the reliability of the bulk power facilities of any remaining Participant or should be allowed to impose any unreasonable financial burden on any remaining Participant.

     (f)No such termination of a Participant's status as a Participant shall affect any obligation of, or to, such former Participant incurred prior to the effective time of such termination.

21.3Assignment. The Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the respective signatories hereto, but no assignment of a signatory's interests or obligations under the Agreement or any portion thereof shall be made without the written consent of the Participants Committee, except as otherwise permitted by the Tariff, or except in connection with a sale, merger, or consolidation which results in the transfer of all or a portion of a signatory's generation or transmission assets to, and the assumption of all of the obligations of the signatory under this Agreement (or in the case of a transfer of a portion of a signatory's generation or transmission assets, the assumption of obligations of the signatory under this Agreement with respect to such assets) by, an acquiring or surviving Entity which either is, or concurrently becomes, a Participant, or agrees to assume such of the signatory's obligations with respect to such assets as the Participants Committee may reasonably require, or except in connection with the grant of a security interest in a Participant's assets as security for bonds or other financing.

21.4Force Majeure. A Participant shall not be considered to be in default in respect of any obligation hereunder if prevented from fulfilling such obligation by an event of Force Majeure. An event of Force Majeure means any act of God, labor disturbance, act of the public enemy, war, insurrection, riot, fire, storm or flood, explosion, breakage or accident to machinery or equipment, any Curtailment, any order, regulation or restriction imposed by a court or governmental military or lawfully established civilian authorities, or any other cause beyond a Participant's control, provided that no event of Force Majeure affecting any Participant shall excuse that Participant from making any payment that it is obligated to make under this Agreement. A Participant whose performance under this Agreement is hindered by an event of Force Majeure shall make all reasonable efforts to perform its obligations under this Agreement, and shall promptly notify the Participants Committee of the commencement and end of any event of Force Majeure.

21.5Waiver of Defaults. No waiver of the performance by a Participant of any obligation under this Agreement or with respect to any default or any other matter arising in connection with this Agreement shall be effective unless given by the Participants Committee. Any such waiver by the Participants Committee in any particular instance shall not be deemed a waiver with respect to any subsequent performance, default or matter.

21.6Other Contracts. No Participant shall be a party to any other agreement which in any manner is inconsistent with its obligations under this Agreement.

21.7Liability and Insurance.

     (a)Each Participant will indemnify and save each of the other Participants, its officers, directors and Related Persons (each an "Indemnified Party") harmless from and against all actions, claims, demands, costs, damages and liabilities asserted by a third party against the Indemnified Party seeking indemnification and arising out of or relating to bodily injury, death or damage to property caused by or sustained on facilities owned or controlled by such Participant that are the subject of this Agreement, or caused by a failure to act in accordance with this Agreement by the Participant from which indemnification is sought, except (i) to the extent that such liabilities result from the negligence or willful misconduct of the Participant seeking indemnification, and (ii) each Participant shall be responsible for all claims of its own employees, agents and servants growing out of any workmen's compensation law. The amount of any indemnity payment under the provisions of this Section 21.7 shall be reduced (including, without limitation, retroactively) by any insurance proceeds or other amounts actually recovered by the Indemnified Party in respect of the indemnified action, claim, demand, cost, damage or liability. Notwithstanding the foregoing, no Participant shall be liable to any Indemnified Party for any claim for loss of profits or revenues, attorneys' fees or costs, cost of capital or financing, loss of goodwill or cost of replacement power arising from a Participant's carrying out, or failing to carry out, any obligations contemplated by this Agreement or for any other indirect, incidental, special, consequential, punitive, or multiple damages or loss; provided, however, that nothing herein shall reduce or limit the obligations of any Participant to Non- Participants.

     (b)Each Participant shall furnish, at its sole expense, such insurance coverage as the Participants Committee may reasonably require with respect to its obligation pursuant to Section 21.7(a).

21.8Records and Information. Each Participant shall keep such records as may reasonably be required by a NEPOOL committee or the System Operator, and shall furnish to such committee or the System Operator such records, reports and information (including forecasts) as it may reasonably require, provided the confidentiality thereof is protected in accordance with NEPOOL's information policy.

21.9Consistency with NPCC and NERC Standards. The standards, criteria and rules adopted by NEPOOL committees under this Agreement shall be consistent with those adopted by the NPCC and NERC or any successor to either.

      21.10Construction.

     (a)The Table of Contents contained in this Agreement and the headings of the Sections of this Agreement are intended for convenience only and shall not be deemed to be part of this Agreement or considered in construing it.

     (b)This Agreement shall be interpreted, construed and governed in accordance with the laws of the State of Connecticut.

21.11Amendment. Subject to Section 17A and the provisions of this Section, this Agreement, including the Tariff, and any attachment or exhibit hereto may be amended from time to time by vote of the Participants in accordance with
Section 6.11.

Any amendment to this Agreement approved in accordance with Section 6.11 and/or Section 17A shall be in writing and shall become effective, and shall bind all Participants regardless of whether they have executed a ballot in favor of such amendment, on the date specified in the amendment, subject to acceptance or approval by the Commission. Nothing herein shall be construed to prevent any Participant from challenging any proposed amendment before a court or regulatory agency on the ground that the proposed amendment or its application to the Participant is in violation of law or of this Agreement.

21.12Termination. This Agreement shall continue in effect until terminated, in accordance with the Commission's regulations, by Participants represented by members of the Participants Committee having Member Fixed Voting Shares equal to at least 70% of the Member Fixed Voting Shares of all Participants. No such termination shall relieve any party of any obligation arising prior to the effective time of such termination.

21.13Notices to Participants, Committees, Committee Members, or the System Operator.

     (a)Any notice, demand, request or other communication required or authorized by this Agreement to be given to any Participant shall be in writing, and shall be (1) personally delivered to the Participants Committee member or alternate representing that Participant; (2) mailed, postage prepaid, to the Participant at the address of its member on the Participants Committee as set out in the NEPOOL roster; (3) sent by facsimile ("faxed") to the Participant at the fax number of its member on the Participants Committee as set out in the NEPOOL roster; or (4) delivered electronically to the Participant at the electronic mail address of its member on the Participants Committee or at the address of its principal office. The designation of any such address may be changed at any time by written notice delivered to the Secretary of the Participants Committee, who shall cause such change to be reflected in the NEPOOL roster.

     (b)Any notice, demand, request or other communication required or authorized by this Agreement to be given to any NEPOOL committee shall be in writing and shall be delivered to the Secretary of the committee. Each such notice shall either be personally delivered to the Secretary, mailed, postage prepaid, or sent by facsimile ("faxed") to the Secretary at the address or fax number set out in the NEPOOL roster, or delivered electronically to the Secretary. The designation of such address may be changed at any time by written notice delivered to each Participant.

     (c)Any notice, demand, request or other communication required or authorized by this Agreement to be given to a member or alternate to that member of a Principal Committee (for the purposes of this Section 21.13, individually or collectively, the "Committee Member") shall be (1) personally delivered to the Committee Member; (2) mailed, postage prepaid, to the Committee Member at the address of the Committee Member set out in the NEPOOL roster; (3) sent by facsimile ("faxed") to the Committee Member at the fax number of the Committee Member set out in the NEPOOL roster; or (4) delivered electronically to the Committee Member at the electronic mail address of the Committee Member set out in the NEPOOL roster. The designation of any such address may be changed at any time by written notice delivered to the Secretary of the Principal Committee on which the Committee Member serves, who shall cause such change to be reflected in the NEPOOL roster.

     (d)Any notice, demand, request or other communication required or authorized by this Agreement to be given to the System Operator shall be in writing, and shall be (1) personally delivered to the Participants Committee member or alternate appointed by the System Operator; (2) mailed, postage prepaid, to the System Operator at the address of its member on the Participants Committee as set out in the NEPOOL roster; (3) sent by facsimile ("faxed") to the System Operator at the fax number of its member on the Participants Committee as set out in the NEPOOL roster; or (4) delivered electronically to the System Operator at the electronic mail address of its member on the Participants Committee or at the address of its principal office. The designation of any such address may be changed at any time by written notice delivered to the Secretary of the Participants Committee, who shall cause such change to be reflected in the NEPOOL roster.

     (e)To the extent that the Participants Committee is required to serve upon any Participant a copy of any document or correspondence filed with the Commission under the Federal Power Act or the Commission's rules and regulations thereunder, by or on behalf of any Principal Committee, such service may be accomplished by electronic delivery to the Participant at the electronic mail address of its Participants Committee member and alternate. The designation of any such address may be changed at any time by written notice delivered to the Secretary of the Participants Committee.

     (f)Any such notice, demand or request so addressed and mailed by registered or certified mail shall be deemed to be given when so mailed. Any such notice, demand, request or other communication sent by regular mail or by facsimile ("faxed") or delivered electronically shall be deemed given when received by the Participant, Committee Member, System Operator, or Secretary of the NEPOOL committee, whichever is applicable.

21.14Severability and Renegotiation. If any provision of this Agreement is held by a court or regulatory authority of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall continue in full force and effect and shall in no way be affected, impaired or invalidated, except as otherwise explicitly provided in this Section.

If any provision of this Agreement is held by a court or regulatory authority of competent jurisdiction to be invalid, void or unenforceable, or if the Agreement is modified or conditioned by a regulatory authority exercising jurisdiction over this Agreement, the Participants shall endeavor in good faith to negotiate such amendment or amendments to this Agreement as will restore the relative benefits and obligations of the Participants under this Agreement immediately prior to such holding, modification or condition. If after sixty days such negotiations are unsuccessful the Participants may exercise their withdrawal or termination rights under this Agreement.

21.15No Third-Party Beneficiaries. Except for the provisions of this Agreement and the Tariff which provide for service to Non-Participants, this Agreement is intended to be solely for the benefit of the Participants and their respective successors and permitted assigns and, unless expressly stated herein, is not intended to and shall not confer any rights or benefits on any third party (other than successors and permitted assigns) not a signatory hereto.

21.16Counterparts. This Agreement may be executed in any number of counterparts, and each executed counterpart shall have the same force and effect as an original instrument and as if all the parties to all of the counterparts had signed the same instrument. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon, and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more signature pages.

     IN WITNESS WHEREOF, the signatories have caused this Agreement to be executed by their duly authorized officers or representatives.
                                    ATTACHMENT A
                              TO RESTATED
                              NEPOOL AGREEMENT




METHODOLOGY FOR
DETERMINATION OF
TRANSMISSION FLOWS

     The methodology for determining parallel path transmission flows to be used in determining the distribution of revenues received for Regional Network Service provided during the Transition Period, or for Through or Out Service, is as follows, and shall be determined (1) on the basis of the flows for all transactions in the NEPOOL Control Area ("Regional Flows") for the purpose of allocating during the Transition Period Regional Network Service revenues, and
(2) on the basis of the flows for the particular transaction ("Transaction Flows") for the purpose of allocating revenues during or after the Transition Period from the furnishing of Through or Out Service:

     A.     Responsibility for Calculations

     The calculation of megawatt mile allocations in accordance with this methodology shall be performed under the direction of the Reliability Committee.

     B.     Periodic Review

     Calculations of MW-Mile allocations shall be performed whenever significant changes to the transmission system load flows, as determined by the Reliability Committee, occur.

     C.     Facilities Included in the Analysis

          1.     Transmission Lines

          A calculation of MW-miles shall be determined for all PTF lines.

          2.Generators

     The analysis shall include all generators with a Winter Capability equal to or greater than 10.0 MW. Multiple generators connected to a single bus with a total Winter Capability equal to or greater than 10.0 MW shall also be included.

          3.     Transformers

          All transformers connecting PTF transmission lines shall be included in the analysis.

     D.     Determination of Rate Distribution

          1.     General

          Modeling of the transmission system shall be performed using a system simulation program and associated cases as approved by the Reliability Committee.

          2.     Determination of Regional Flows

          The change in real power flow (MW) over each transmission line and transformer shall be determined for each generator (or group of generators on a single bus) by determining the absolute value of the difference between the flows on each facility with the generator(s) modeled off and while operating at its net Winter Capability. In addition, a generator shall be simulated at each transmission line tie to the NEPOOL Control Area and changes in flow determined for this generator off or while generating at a level of 100 MW. Loads throughout the NEPOOL Control Area shall be proportionally scaled to account for differences in generator output and electrical losses. The changes in flow shall be multiplied by the length of each respective line. Changes in flow through transformers shall be multiplied by a factor of five. Changes in flow through phase-shifting transformers shall be multiplied by a factor of ten. The resulting values represent the MW-miles associated with each facility.

          3.Determination of Transaction Flows

               a.Definition of Supply and Receipt Areas

               For the purposes of these calculations, areas of supply and receipt shall be determined by the Reliability Committee. These areas shall be based on the system boundaries of each Local Network.

               b.     Calculation of MW-Miles

               The change in real power flow (MW) over each transmission line and transformer shall be determined for each combination of supply and receipt areas by determining the absolute value of the difference between the flows on each facility following a scaled increase of the supplying areas generation by 100 MW. Loads in the area of receipt shall be scaled to account for changes in generation and electrical losses. In instances where the areas of supply and/or receipt are outside the NEPOOL Control Area, the changes in real power flow will be determined only for facilities within the NEPOOL Control Area. The changes in flow shall then be multiplied by the length of each respective line. Changes in flow through transformers shall be multiplied by a factor of five. Changes in flow through phase-shifting transformers shall be multiplied by a factor of ten. The resulting values represent the MW-miles associated with each facility.

          4.Assignment of MW-Miles to Participants

          Each Participant shall have assigned to it the MW-miles associated with each PTF facility for which it has full ownership and for which there are no arrangements in effect by which other Participants support the facility. For facilities that are jointly owned and/or supported, each Participant shall be assigned MW-miles in proportion to the percentage of its ownership of jointly-owned facilities and/or the percentage of its support for facilities that are jointly supported to the extent such support payments are included in the determination of Annual Transmission Revenue Requirements.